                                                                   EXHIBIT 4.2


===============================================================================

                         THE MAJESTIC STAR CASINO, LLC
                                     ISSUER



                                  $105,000,000

                     12-3/4% Senior Secured Notes due 2003
                            with Contingent Interest

                                      and

                                  $105,000,000

                 12-3/4% Senior Exchange Secured Notes due 2003
                            with Contingent Interest


                         ---------------------------

                                   INDENTURE

                         ---------------------------



                            Dated as of May 22, 1996










                         ---------------------------

                      IBJ Schroder Bank & Trust Company
                                   Trustee


===============================================================================

                             CROSS-REFERENCE TABLE*



Trust Indenture
Act Section                                                   Indenture Section
310     (a)(1)                                                       7.10
        (a)(2)                                                       7.10
        (a)(3)                                                       N.A.
        (a)(4)                                                       N.A.
        (a)(5)                                                       7.10
        (b)                                                          7.10
        (c)                                                          N.A.
311     (a)                                                          7.11
        (b)                                                          7.11
        (c)                                                          N.A.
312     (a)                                                          2.05
        (b)                                                         11.03
        (c)                                                         11.03
313     (a)                                                          7.06
        (b)(1)                                                      10.03
        (b)(2)                                                       7.06
                                                                     7.07
        (c)                                                          7.06
                                                                    11.02
        (d)                                                          7.06
314     (a)                                                          4.03
                                                                     4.04
                                                                    11.02
        (b)                                                         10.02
        (c)(1)                                                      11.04
        (c)(2)                                                      11.04
        (c)(3)                                                       N.A.


        (d)                                                         10.02
                                                                    10.03
                                                                    10.05
        (e)                                                         11.05
        (f)                                                          N.A.
315     (a)                                                          7.01
        (b)                                                          7.05
                                                                    11.02
        (c)                                                          7.01
        (d)                                                          7.01
        (e)                                                          6.11
316     (a)(last sentence)                                           2.09
        (a)(1)(A)                                                    6.05
        (a)(1)(B)                                                    6.04


                             CROSS-REFERENCE TABLE*



Trust Indenture
Act Section                                                   Indenture Section

     (a)(2)                                                         N.A.
     (b)                                                            6.07
     (c)                                                            2.13
317  (a)(1)                                                         6.08
     (a)(2)                                                         6.09

     (b)                                                            2.04
318  (a)                                                           11.01
     (b)                                                            N.A.
     (c)                                                           11.01





N.A. means not applicable.

*This Cross-Reference table is not part of the Indenture.

                               TABLE OF CONTENTS

                                                                               Page
                                                                               ----
ARTICLE 1
        DEFINITIONS AND INCORPORATIONBY REFERENCE                                (1)
        SECTION 1.01.  DEFINITIONS                                               (1)
        SECTION 1.02.  OTHER DEFINITIONS                                        (17)
        SECTION 1.03.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT        (18)
        SECTION 1.04.  RULES OF CONSTRUCTION                                    (19)

ARTICLE 2
        THE NOTES                                                               (19)
        SECTION 2.01.  FORM AND DATING                                          (19)
        SECTION 2.02.  EXECUTION AND AUTHENTICATION                             (20)
        SECTION 2.03.  REGISTRAR AND PAYING AGENT                               (21)
        SECTION 2.04.  DEPOSITORY                                               (21)
        SECTION 2.05.  HOLDER LISTS                                             (21)
        SECTION 2.06.  TRANSFER AND EXCHANGE                                    (21)
        SECTION 2.07.  REPLACEMENT NOTES                                        (28)
        SECTION 2.08.  OUTSTANDING NOTES                                        (29)
        SECTION 2.09.  TREASURY NOTES                                           (29)
        SECTION 2.10.  TEMPORARY NOTES                                          (29)
        SECTION 2.11.  CANCELLATION                                             (30)
        SECTION 2.12.  DEFAULTED INTEREST                                       (30)
        SECTION 2.13.  RECORD DAT .                                             (30)

ARTICLE 3
        OFFERS TO PURCHASE OR REDEMPTION                                        (30)
        SECTION 3.01.  NOTICES TO TRUSTEE                                       (30)
        SECTION 3.02.  SELECTION OF NOTES TO BE REDEEMED                        (31)
        SECTION 3.03.  NOTICE OF REDEMPTION                                     (32)
        SECTION 3.04.  EFFECT OF NOTICE OF REDEMPTION                           (32)
        SECTION 3.05.  DEPOSIT OF PURCHASE OR REDEMPTION PRICE                  (33)
        SECTION 3.06.  NOTES PURCHASED OR REDEEMED IN PART                      (33)
        SECTION 3.07.  OPTIONAL REDEMPTION                                      (33)
        SECTION 3.08.  REDEMPTION PURSUANT TO GAMING LAW                        (34)
        SECTION 3.09.  MANDATORY REDEMPTION                                     (34)
        SECTION 3.10.  REPURCHASE OFFERS                                        (34)
ARTICLE 4
       COVENANTS                                                                (36)
       SECTION 4.01.   PAYMENT OF NOTES                                         (36)
       SECTION 4.02.   MAINTENANCE OF OFFICE OR AGENCY                          (37)
       SECTION 4.03.   REPORTS                                                  (37)



                                      (i)

       SECTION 4.04.  COMPLIANCE CERTIFICATE                                              (38)
       SECTION 4.05.  TAXES                                                               (39)
       SECTION 4.06.  STAY, EXTENSION AND USURY LAWS                                      (39)
       SECTION 4.07.  RESTRICTED PAYMENTS                                                 (39)
       SECTION 4.08.  RESTRICTIONS ON JOINT VENTURE                                       (41)
       SECTION 4.09.  LIMITATIONS ON INCURRENCE OF INDEBTEDNESS AND
                      ISSUANCE OF DISQUALIFIED CAPITAL STOCK                              (42)
       SECTION 4.10.  ASSET SALES                                                         (43)
       SECTION 4.11.  EVENT OF LOSS                                                       (44)
       SECTION 4.12.  TRANSACTIONS WITH AFFILIATES                                        (46)
       SECTION 4.13.  LIENS                                                               (46)
       SECTION 4.14.  LINE OF BUSINESS                                                    (46)
       SECTION 4.15.  CORPORATE EXISTENCE                                                 (47)
       SECTION 4.16.  OFFER TO REPURCHASE UPON CHANGE  OF CONTROL                         (47)
       SECTION 4.17.  REGISTRATION RIGHTS                                                 (47)
       SECTION 4.18.  USE OF PROCEEDS                                                     (48)
       SECTION 4.19.  CASH COLLATERAL AND DISBURSEMENT AGREEMENT                          (48)
       SECTION 4.20.  GAMING LICENSES                                                     (48)
       SECTION 4.21.  CONSTRUCTION                                                        (49)
       SECTION 4.22.  MAINTENANCE OF INSURANCE                                            (49)
       SECTION 4.23.  LIMITATION ON STATUS AS INVESTMENT COMPANY                          (50)
       SECTION 4.24.  COLLATERAL DOCUMENTS                                                (50)
       SECTION 4.25.  FURTHER ASSURANCES                                                  (50)
       SECTION 4.26.  DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES      (51)
       SECTION 4.27.  RESTRICTIONS ON LEASING AND DEDICATION OF PROPERTY                  (51)
       SECTION 4.28.  UNCOMPLETED PROJECT OFFER                                           (52)
       SECTION 4.29.  UNCOMPLETED VESSEL OFFER                                            (53)
       SECTION 4.30.  ADDITIONAL SUBSIDIARIES                                             (54)
       SECTION 4.31.  RATING                                                              (54)
ARTICLE 5
       SUCCESSORS                                                                         (54)
       SECTION 5.01.  MERGER, CONSOLIDATION, OR SALE OF ASSETS                            (54)
       SECTION 5.02.  SUCCESSOR CORPORATION SUBSTITUTED                                   (55)

ARTICLE 6
       DEFAULTS AND REMEDIES                                                              (55)
       SECTION 6.01.  EVENTS OF DEFAULT                                                   (55)
       SECTION 6.02.  ACCELERATION                                                        (58)
       SECTION 6.03.  OTHER REMEDIES                                                      (59)
       SECTION 6.04.  WAIVER OF PAST DEFAULTS                                             (60)
       SECTION 6.05.  CONTROL BY MAJORITY                                                 (60)
       SECTION 6.06.  LIMITATION ON SUITS                                                 (60)

                                     (ii)



       SECTION 6.07.  RIGHTS OF HOLDERS OF NOTES TO
                      RECEIVE PAYMENT                                                   (61)
       SECTION 6.08.  COLLECTION SUIT BY TRUSTEE                                        (61)
       SECTION 6.09.  TRUSTEE MAY FILE PROOFS OF CLAIM                                  (61)
       SECTION 6.10.  PRIORITIES                                                        (62)
       SECTION 6.11.  UNDERTAKING FOR COSTS                                             (62)
       SECTION 6.12.  MANAGEMENT OF CASINOS                                             (62)

ARTICLE 7
       TRUSTEE                                                                          (63)
       SECTION 7.01.  DUTIES OF TRUSTEE                                                 (63)
       SECTION 7.02.  RIGHTS OF TRUSTEE                                                 (64)
       SECTION 7.03.  INDIVIDUAL RIGHTS OF TRUSTEE                                      (65)
       SECTION 7.04.  TRUSTEE'S DISCLAIMER                                              (65)
       SECTION 7.05.  NOTICES OF DEFAULTS                                               (65)
       SECTION 7.06.  REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES                        (65)
       SECTION 7.07.  COMPENSATION AND INDEMNITY                                        (66)
       SECTION 7.08.  REPLACEMENT OF TRUSTEE                                            (67)
       SECTION 7.09.  SUCCESSOR TRUSTEE BY MERGER, ETC                                  (68)
       SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION                                     (69)
       SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY                 (69)

ARTICLE 8
       LEGAL DEFEASANCE AND COVENANT DEFEASANCE                                         (69)
       SECTION 8.01.  OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE          (69)
       SECTION 8.02.  LEGAL DEFEASANCE AND DISCHARGE                                    (69)
       SECTION 8.03.  COVENANT DEFEASANCE                                               (70)
       SECTION 8.04.  CONDITIONS TO LEGAL OR COVENANT DEFEASANCE                        (71)
       SECTION 8.05.  DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD
                      IN TRUST; OTHER MISCELLANEOUS PROVISIONS                          (72)
       SECTION 8.06.  REPAYMENT TO COMPANY                                              (72)
       SECTION 8.07.  REINSTATEMENT                                                     (73)
       SECTION 8.08.  NOTE COLLATERAL                                                   (73)

ARTICLE 9
       AMENDMENT, SUPPLEMENT AND WAIVER                                                 (73)
       SECTION 9.01.  WITHOUT CONSENT OF HOLDERS OF NOTES                               (73)
       SECTION 9.02.  WITH CONSENT OF HOLDERS OF NOTES                                  (74)
       SECTION 9.03.  COMPLIANCE WITH TRUST INDENTURE ACT                               (76)
       SECTION 9.04.  REVOCATION AND EFFECT OF CONSENTS                                 (76)
       SECTION 9.05.  NOTATION ON OR EXCHANGE OF NOTES                                  (76)
       SECTION 9.06.  TRUSTEE TO SIGN AMENDMENTS, ETC.                                  (76)


                                    (iii)

ARTICLE 10
      COLLATERAL AND SECURITY                                                      (77)
      SECTION 10.01.  SECURITY                                                     (77)
      SECTION 10.02.  RECORDING AND OPINIONS                                       (77)
      SECTION 10.03.  RELEASE OF NOTE COLLATERAL                                   (79)
      SECTION 10.04.  PROTECTION OF THE TRUST ESTATE                               (80)
      SECTION 10.05.  CERTIFICATES OF THE COMPANY                                  (80)
      SECTION 10.06.  CERTIFICATES OF THE TRUSTEE                                  (80)
      SECTION 10.07.  AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE
                      UNDER THE COLLATERAL DOCUMENTS                               (81)
      SECTION 10.08.  AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE
                      UNDER THE COLLATERAL DOCUMENTS                               (81)
      SECTION 10.09.  TERMINATION OF SECURITY INTEREST                             (82)
      SECTION 10.10.  COOPERATION OF TRUSTEE                                       (82)
      SECTION 10.11.  COLLATERAL AGENT                                             (82)
      SECTION 10.12.  CASH COLLATERAL ACCOUNTS                                     (82)
      SECTION 10.13.  ADDITIONAL COLLATERAL                                        (83)
      SECTION 10.14.  GAMING LAWS                                                  (84)
 ARTICLE 11
      MISCELLANEOUS                                                                (85)
      SECTION 11.01.  TRUST INDENTURE ACT CONTROLS                                 (85)
      SECTION 11.02.  NOTICES                                                      (85)
      SECTION 11.03.  COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS
                      OF NOTES                                                     (87)
      SECTION 11.04.  CERTIFICATE AND OPTIONS AS TO CONDITIONS PRECEDENT           (87)
      SECTION 11.05.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION                (87)
      SECTION 11.06.  RULES BY TRUSTEE AND AGENTS                                  (87)
      SECTION 11.07.  NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES
                      AND MEMBERS                                                  (88)
      SECTION 11.08.  GOVERNING LAW                                                (88)
      SECTION 11.09.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS                (88)
      SECTION 11.10.  SUCCESSORS                                                   (88)
      SECTION 11.11.  SEVERABILITY                                                 (88)
      SECTION 11.12.  COUNTERPART ORIGINALS                                        (88)
      SECTION 11.13.  TABLE OF CONTENTS, HEADINGS, ETC                             (88)






                                     (iv)

EXHIBIT B                                                               B-1


ANNEX A-1
     Form of Construction Contract Assignment

ANNEX A-2
     Form of Construction Security Agreement

ANNEX A-3
     Form of First Preferred Ship Mortgage




                                     (v)

     INDENTURE dated as of May 22, 1996 by and between The Majestic Star Casino, LLC, an Indiana limited liability company (the "Company") and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee").

     The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Senior Secured Notes due 2003 and the Exchange Senior Secured Notes due 2003 (collectively, the "Notes"):


                                   ARTICLE 1
                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.01. DEFINITIONS.


     "Accrual Period" shall have the meaning specified in paragraph 1 of the Notes.

     "Acquired Indebtedness" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person merged with or into such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into such specified Person and (ii) Indebtedness encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise, provided, however, that for purposes of Section 4.12 only, beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

     "Agent" means any Registrar, Paying Agent or co-registrar.

     "Asset Sale" means the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a sale and leaseback) of the Company (each referred to in this definition as a "disposition") other than (a) a disposition of inventory or other goods held for sale or disposition in the ordinary course of business, (b) any disposition that is a Restricted Payment permitted under Section 4.07 hereof or that is a dividend or distribution permitted under Section 4.07 hereof or any Investment that is not prohibited thereunder or any disposition of cash or Cash Equivalents, (c) any single disposition, or related series of dispositions, of assets with an aggregate fair market value of less than $500,000, (d) any Event of Loss, (e) any lease or sublease permitted as described under Section 4.27 hereof and (f) any sale of all or substantially all of the assets of the Company which constitutes a Change of Control pursuant to clause (iii) of the definition thereof.

     "Asset Sale Account" shall have the meaning set forth in the Cash Collateral and Disbursement Agreement.

     "Bankruptcy Law" means Title 11, U.S. Code or any similar federal, state or tribal law or ordinance for the relief of debtors.

     "BDI" means Barden Development, Inc., an Indiana corporation.

     "BDI Pledge Agreement" means that certain Pledge Agreement executed by BDI, providing for a pledge of BDI's entire membership interest in the Company in favor of the Trustee, for the ratable benefit of the Holders of the Senior Notes, as the same may be amended in accordance with the terms thereof and this Indenture.

     "Beneficial Owner" for purposes of the definition of Change of Control has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

     "Berthing Agreement" means the Majestic Berthing Agreement dated as of April 23, 1996 between the Company and the BHR Joint Venture.

     "BHR Joint Venture" means Buffington Harbor Riverboats, L.L.C., a Delaware limited liability company, in which the Company owns a 50% membership interest.

     "BHR Loss Proceeds" means any proceeds distributed to the Company from the BHR Joint Venture which arise out of an Event of Loss with respect to the BHR Joint Venture.

     "BHR Operating Agreement" means the First Amended and Restated Operating Agreement of Buffington Harbor Riverboats, L.L.C. made as of October 31, 1995, as amended, by and between Trump Indiana, Inc., a Delaware corporation and the Company.

     "BHR Pledge Agreement" means that certain Pledge Agreement executed by the Company, providing for a pledge of the Company's entire membership interest in the BHR Joint Venture in favor of the Trustee, for the ratable benefit of the Holders of the Senior Notes, as the same may be amended in accordance with the terms thereof and this Indenture.

     "Board of Managers" means, with respect to any person that is a limited liability company, either the sole manager of such person or, if there is more than one manager, the managers of such person, acting as a group, or any committee of the managers of such Person authorized, with respect to any particular matter, to exercise the power of the managers or, if such Person is managed by its members, the members of such Person, or



                                     (2)
any committee of the members of such Person authorized, with respect to any particular matter, to exercise the power of the members, or any successor to any such Person.

     "Business Day" means any day other than a Legal Holiday.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on the balance sheet in accordance with GAAP.

     "Capital Stock" means (i) with respect to any corporation, any and all shares of stock issued by that corporation and (ii) with respect to any other Person, any partnership interest, joint venture interest, limited liability company member interest or other form of equity sharing or participation interest, as applicable.

     "Cash Collateral" shall have the meaning set forth in the Cash Collateral and Disbursement Agreement.

     "Cash Collateral Accounts" shall have the meaning set forth in the Cash Collateral and Disbursement Agreement.

     "Cash Collateral and Disbursement Agreement" means the Cash Collateral and Disbursement Agreement among the Company, the Trustee, and NBD Bank, a Michigan banking association, as Disbursement Agent, substantially in the form delivered to the Trustee on the Issuance Date.

     "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $300 million, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper rated P-1 or the equivalent thereof by Moody's Investors Services, Inc. or A-1 or the equivalent thereof by Standard & Poor's Rating Group and in each case maturing within one year after the date of acquisition and (vi) investment funds investing solely in securities of the types described in clauses (ii) - (v) above.

     "Change of Control" means the occurrence of any of the following: (i) prior to the completion of a bona fide underwritten initial public offering by the Company, the failure at any time of Excluded Persons as a group to own and control at least 40% of the voting power of the Capital Stock of the Company;
(ii) after the completion of a bona fide underwritten initial public offering by the Company, the acquisition, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) by (A) any person or entity (other than an Excluded Person) or (B) any group of persons or entities (excluding any group in which Excluded Persons beneficially own in the aggregate at least 75% of the equity



                                     (3)
and voting interests beneficially owned by the group) who constitute a group (within the meaning of Section 13(d)(3) of the Exchange Act), in either case, of Capital Stock of the Company such that, as a result of such acquisition, such person, entity or group beneficially owns (within the meaning Rule 13d-3 under the Exchange Act), directly or indirectly, 30% or more of the voting power of the Capital Stock of the Company entitled to vote in the election of directors, managers, general partners or other similar governing bodies of the Company then outstanding; provided, however, that no Change of Control shall be deemed to have occurred if (A) Excluded Persons beneficially own, in the aggregate, at such time, a greater percentage of total voting power of the Capital Stock of the Company entitled to vote in the election of directors, managers, general partners or other similar governing bodies of the Company than such other person, entity or group or (B) at the time of such acquisition, Excluded Persons (or any of them) possess the ability (by contract or otherwise) to elect, or cause the election, of a majority of the members of the Company's Board of Managers; (iii) any merger or consolidation of the Company with or into any person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company, on a consolidated basis, in one transaction or series of related transactions, if immediately after giving effect to such transaction or transactions, any person or group (other than Excluded Persons or groups including Excluded Persons to the extent contemplated by clause (i) or (ii) above, whichever is then applicable) is or becomes the Beneficial Owner, directly or indirectly, of more than the percentage of the Capital Stock of the Company contemplated by clause (i) or (ii) above, whichever is then applicable; or (iv) during any period of 12 consecutive months after the Issuance Date, individuals who at the beginning of any such 12-month period constituted the Board of Managers of the Company (together with any new managers whose election by such Board or whose nomination for election by the members of the Company was approved by a vote of a majority of the managers then still in office who were either managers at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the managers of the Company then in office.

     "Charter" means the Charter Agreement dated as of August 17, 1995 by and among New Yorker Acquisition Corporation, the Company and President Casinos, Inc. providing for the leasing by the Company of the Chartered Vessel, as amended.

     "Chartered Vessel" means the riverboat casino gaming vessel, U.S.O.C. No. 538911, to be chartered by the Company pursuant to the Charter.

     "Collateral Agent" means any person appointed by the Trustee as a collateral agent hereunder.

     "Collateral Documents" means, collectively, the BDI Pledge Agreement, the BHR Pledge Agreement, the Cash Collateral and Disbursement Agreement, the Security Agreement, the Trademark Security Agreement, the First Preferred Ship Mortgage, the Construction Security Agreement, the Construction Contract Assignment and any other agreements, instruments, financing statements or other documents that evidence, set forth or limit the Lien of the Trustee in the Note Collateral.

     "Commencement Date" shall have the meaning specified in paragraph 1 of the Notes.


                                     (4)

     "Completion Reserve Account" shall have the meaning set forth in the Cash Collateral and Disbursement Agreement.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (a) an amount equal to any extraordinary loss plus any net loss realized in connection with any Asset Sale (to the extent such losses were deducted in computing Consolidated Net Income), plus (b) Consolidated Interest Expense of such Person for such period, plus (c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such depreciation and amortization were deducted in computing Consolidated Net Income, in each case, on a combined basis for such Person and its Subsidiaries and determined in accordance with GAAP.

     "Consolidated Depreciation and Amortization Expense" means with respect to any Person for any period, the total amount of consolidated depreciation and amortization expense and other noncash charges (excluding any noncash item that represents an accrual, reserve or amortization of a cash expenditure for a future period) of such Person for such period as defined in accordance with GAAP.

     "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of (a) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount and deferred financing fees, non-cash interest payments, the interest component of Capital Lease Obligations, and net payments (if any) pursuant to Hedging Obligations, excluding amortization of deferred financing fees), (b) consolidated capitalized interest of such Person and its Subsidiaries for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income, (c) commissions, discounts and other fees and charges paid or accrued with respect to letters of credit and bankers' acceptance financing, (d) to the extent not included above, the maximum amount of interest which would have to be paid by such Person or its Subsidiaries under a Guarantee of Indebtedness of any other Person if such Guarantee were called upon and (e) to the extent not included above, Contingent Interest, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a combined basis, determined in accordance with GAAP, provided, however, that (i) the Net Income for such period of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions paid in cash (or to the extent converted into cash) to the referent Person or a Wholly Owned Subsidiary thereof in respect of such period, (ii) the Net Income of any Person acquired in a pooling of interests transaction shall not be included for any period prior to the date of such acquisition, and (iii) the cumulative effect of a change in accounting principles shall be excluded.


                                     (5)

     "Consolidated Net Worth" means, with respect to any Person at any time, the sum of the following items, as shown on the consolidated balance sheet of such Person and its Subsidiaries as of such date (i) the common equity or members capital of such Person and its Subsidiaries (ii) (without duplication),
(a) the aggregate liquidation preference of Preferred Stock of such Person and its Subsidiaries (other than Disqualified Capital Stock), and (b) any increase in depreciation and amortization resulting from any purchase accounting treatment from an acquisition or related financing; (iii) less any goodwill incurred subsequent to the Issuance Date; and (iv) less any write up of assets (in excess of fair market value) after the Issuance Date, in each case on a consolidated basis for such Person and its Subsidiaries, determined in accordance with GAAP, provided, that in calculating Consolidated Net Worth any gain or loss from any Asset Sale shall be excluded.

     "Construction Account" shall have the meaning set forth in the Cash Collateral and Disbursement Agreement.

     "Construction Budget" means itemized schedules setting forth on a line item basis all of the costs (including financing costs) estimated to be incurred in connection with improvements to the Chartered Vessel and the financing, design, development, construction, equipping and opening of the Gaming Complex and the Permanent Vessel, as the case may be, by the Company, as such schedules are delivered to the Disbursement Agent as of the Issuance Date and as amended from time to time in accordance with the Cash Collateral and Disbursement Agreement.

     "Construction Contract Assignment" means each Assignment of Construction Contract to be executed by the Company, to provide for the collateral assignment of the Company's entire interest in and to each material construction contract relating to the construction of the Permanent Vessel, in favor of the Trustee for the ratable benefit of the Holders of the Notes, substantially in the form attached hereto as Annex A-1.

     "Construction Security Agreement" means that certain Security Agreement to be executed by the Company, to encumber the property comprising the Permanent Vessel while under construction, in favor of the Trustee for the ratable benefit of the Holders of the Notes, substantially in the form attached hereto as Annex A-2.

     "Construction Supervisor" shall have the meaning set forth in the Cash Collateral and Disbursement Agreement.

     "Contingent Interest" shall have the meaning set forth in paragraph 1 of the Notes.

     "Contingent Interest Accrual" means, at any time, the total amount of Contingent Interest accrued and unpaid through and as of such time.

     "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company.

                                     (6)

     "Default" means any event that is or with passage of time or the giving of notice or both would be an Event of Default.

     "Definitive Notes" means Notes that are in the form of the Notes attached hereto as Exhibit A-1, that do not include the information called for in footnote 1 thereof.

     "Delivery" means, with respect to the Permanent Vessel, the first time that (i) all Liens (other than Permitted Liens) relating to the construction of the Permanent Vessel have been paid and released, (ii) the Permanent Vessel is in a condition (including installation of furnishing, fixtures and equipment) so that the Permanent Vessel is fit to receive guests in the ordinary course of business and (iii) the construction supervisor for the Permanent Vessel or an independent construction expert appointed by the Company and acceptable to the Trustee shall have delivered a certificate to the Trustee certifying that the Permanent Vessel is complete in all material respects in accordance with the Plans and Specifications therefor and in compliance with all applicable laws, ordinances and regulations (including gaming laws and ordinances) with respect to the physical structure, health and safety, environmental and hazardous materials, fire, equipment, security and physical operating (gaming and other) requirements of the Permanent Vessel.

     "Depository" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.04 hereof as the Depository with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

     "Development Agreement" means the Development Agreement dated March 26, 1996 between the Company and the City of Gary.

     "Disbursement Agent" means NBD Bank, a Michigan banking association, as the Disbursement Agent under the Cash Collateral and Disbursement Agreement.

     "Disqualified Capital Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to May 15, 2003.

     "Dollars" and "$" mean lawful money of the United States of America.

     "Eligible Institution" means (a) the Trustee, (b) an affiliate of the Trustee or (c) a commercial banking institution that is federally chartered or organized under the laws of any state, is not affiliated with the Company, has combined capital and surplus in excess of $500 million, and whose debt is rated "A" (or higher) according to Standard & Poor's Rating Group or Moody's Investors Service.

                                     (7)

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Event of Loss" means, with respect to any property or asset (tangible or intangible, real or personal), any of the following: (A) any loss, destruction or damage of such property or asset; (B) any institution of any proceedings for the condemnation or seizure of such property or asset or for the exercise of any right of eminent domain; (C) any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or (D) any settlement in lieu of clause (B) or (C) above.

     "Event of Loss Account" shall have the meaning set forth in the Cash Collateral and Disbursement Agreement.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Offer" means the registration by the Company under the Securities Act of the Senior Exchange Notes pursuant to a registration statement pursuant to which the Company is obligated to offer the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Senior Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

     "Excluded Persons" means (a) the Company or any Subsidiary of the Company,
(b) any employee benefit plan of the Company or any trustee or similar fiduciary holding Capital Stock of the Company for or pursuant to the terms of any such plan, (c) BDI, (d) Barden Management, Inc., (e) Don H. Barden or his spouse, (f) the estate of Don H. Barden, (g) any descendant of Don H. Barden or the spouse of any such descendant, (h) the estate of any such descendant or the spouse of any such descendant, (i) any trust or other arrangement for the benefit of the spouse of Don H. Barden or any such descendant or the spouse of any such descendant and (j) any charitable organization or trust established by Don H. Barden.

     "Existing Indebtedness" means the aggregate principal amount of Indebtedness (other than Capital Lease Obligations) of the Company or its Subsidiaries in existence on the Issuance Date, plus interest accruing thereon, after application of the net proceeds of sale of the Senior Notes as described in the Company's Offering Memorandum dated May 16, 1996, until such amounts are repaid.

     "First Preferred Ship Mortgage" means the first preferred ship mortgage on the Permanent Vessel to be dated as of the date of Delivery of the Permanent Vessel between the Company and the Trustee substantially in the form attached hereto as Annex A-3.

     "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Subsidiaries incurs,

                                     (8)
assumes, guarantees or redeems any Indebtedness (other than working capital financing) or issues Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated given pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period. For purposes of making the computation referred to above, acquisitions, dispositions and discontinued operations (as determined in accordance with GAAP) that have been made by the Company or any of its Subsidiaries, including all mergers, consolidations and dispositions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be calculated on a pro forma basis assuming that all such acquisitions, dispositions, discontinued operations, mergers, consolidations (and the reduction of any associated fixed charge obligations resulting therefrom) had occurred on the first day of the four-quarter reference period.

     "Fixed Charges" means with respect to any Person for any period, the sum of (a) the Consolidated Interest Expense (excluding, solely for purposes of this definition, Contingent Interest paid or accrued) and (b) the product of
(i) all dividend payments on any series of Preferred Stock of such Person, and
(ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory income tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Interest" shall have the meaning specified in paragraph 1 of the Notes.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession.

     "Gaming Complex" means the facilities to be constructed, owned and operated by the BHR Joint Venture including, without limitation, all related berthing and parking facilities, as well as any hotel or other ancillary structures and facilities and all furniture, fixtures and equipment at any time contained therein.

     "Gaming License" means every license, franchise or other authorization required to own, lease, operate or otherwise conduct gaming activities of the Company, or any of its Subsidiaries, including without limitation, all such licenses granted under the Indiana Riverboat Gambling Act, and the regulations promulgated pursuant thereto, and other applicable federal, state, foreign or local laws.

     "Gaming Regulatory Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, province or any city or other political subdivision, whether now or hereafter existing, or any officer or official thereof, including, without limitation,

                                     (9)
the IGC or any other agency with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Company or any of its Subsidiaries.

     "Global Note" means a Note that contains the paragraph referred to in footnote 1 to the form of the Note attached hereto as Exhibit A-1.

     "Government Securities" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Harbor Lease" means the Harbor Lease Agreement dated as of June 29, 1995 by and between Trump Indiana, Inc. and Lehigh Portland Cement Company, as assigned by Trump Indiana, Inc. to the BHR Joint Venture pursuant to the Assignment of Harbor Lease Agreement dated as of October 31, 1995 by and between Trump Indiana, Inc. and the BHR Joint Venture.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) currency exchange or interest rate swap agreements, currency exchange or interest rate cap agreements and currency exchange or interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange or interest rates.

     "Holder" or "Noteholder" means a Person in whose name a Note is registered.

     "IGC" means the Indiana Gaming Commission, or any successor Gaming Regulatory Authority thereto.

     "Indebtedness" means, with respect to any Person, (a) any indebtedness of such Person, whether or not contingent (i) in respect of borrowed money, including accrued and unpaid Contingent Interest, (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), (iii) representing the


                                    (10)
balance deferred and unpaid of the purchase price of any property (including Capital Lease Obligations), except any such balance that constitutes an accrued expense or trade payable, or (iv) representing any Hedging Obligations, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (b) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business) and (c) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset of the referent Person (whether or not such Indebtedness is assumed by such referent Person).

     "Indenture" means this Indenture, as amended or supplemented from time to time.

     "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the judgment of the Company's Board of Managers, (i) qualified to perform the task for which it has been engaged and (ii) disinterested and independent with respect to the Company and each Affiliate of the Company.

     "Interest Reserve Account" shall have the meaning set forth in the Cash Collateral and Disbursement Agreement.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including Guarantees), advances or capital contributions (excluding commissions, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions by such Person of Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

     "Issuance Date" means the closing date for the sale and original issuance of the Notes.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment on the Notes are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday and no interest shall accrue on the interest that was due for the intervening period.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Liquidated Damages" means all liquidated damages then owing pursuant to
Section 5 of the Registration Rights Agreement.



                                    (11)

     "Majestic Star Casino" means, prior to Delivery of the Permanent Vessel, the Chartered Vessel and the Gaming Complex proposed to be constructed at Buffington Harbor in Gary, Indiana with respect to which the Company has applied for a Gaming License, and after Delivery of the Permanent Vessel, the Permanent Vessel and such Gaming Complex.

     "Manager of the Company" means BDI.

     "Maximum Contingent Interest" shall have the meaning specified in paragraph 1 of the Notes.

     "Minimum Facilities" means, with respect to the Majestic Star Casino Project, at least 800 operating slot machines, 40 operating table games, 2,300 usable parking spaces, adequate access to the local highway system and all banking, coin, token, security and other ancillary equipment and facilities necessary to operate the Majestic Star Casino on a 20 hour per day, seven days a week basis.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries, and (ii) excluding any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

     "Net Loss Proceeds" means the aggregate cash proceeds received by the Company in respect of any Event of Loss, including, without limitation, insurance proceeds, condemnation awards or damages awarded by any judgment, net of the direct costs in recovery of such proceeds (including, without limitation, legal, accounting, appraisal and insurance adjuster fees) and any taxes paid or payable as a result thereof.

     "Net Proceeds" means the aggregate cash proceeds received by the Company in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking or brokerage fees, and sales commissions), and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions), amounts required to be applied to the repayment of Indebtedness secured by a Lien (other than the Notes) on the asset or assets that are the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets.

     "Note Collateral" means (i) a pledge of the Company's 50% membership interest in the BHR Joint Venture pursuant to the BHR Pledge Agreement, (ii) a pledge of BDI's entire membership interest in the Company pursuant to the BDI Pledge Agreement, (iii) a collateral assignment of the Company's interest in the Berthing Agreement pursuant to the Security Agreement, (iv) a pledge of all funds in the Cash Collateral Accounts into which the proceeds from the Offering will be placed pending their use pursuant to the Cash Collateral and






                                     (12)

Disbursement Agreement, (v) a first lien on certain other assets now owned or hereafter acquired by the Company after the Issuance Date pursuant to the Security Agreement (other than any assets which if pledged, hypothecated or given as collateral security would require the Trustee or a holder or beneficial holder of the Senior Notes to be licensed, qualified or found suitable and other than certain assets to the extent such assets are permitted to be financed by Indebtedness permitted to be incurred pursuant to Section
4.09 and such Indebtedness is permitted to be secured pursuant to Section 4.13), (vi) a collateral assignment of the Company's rights to the service mark "Majestic Star Casino" pursuant to the Trademark Security Agreement and (vii) any security interest to be granted to the Trustee in accordance with Section
10.13 hereof.

     "Note Custodian" means IBJ Schroder Bank & Trust Company, as custodian for the Depository with respect to the Notes in global form, or any successor entity thereto.

     "Note to Principal Manager" means the outstanding Indebtedness of the Company due and owing to BDI pursuant to the promissory note dated March 31, 1996 in the aggregate principal amount of $10,759,355, plus any interest accrued thereon.

     "Notes" means, collectively, the Senior Notes and, when issued under the Exchange Offer, the Senior Exchange Notes.

     "Obligations" means any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Offering" means the Offering of the Notes by the Company.

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

     "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Manager of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Manager of the Company that meets the requirements of Section 11.05 hereof.

     "Operating" means, with respect to the Majestic Star Casino, the first time that (i) all material Gaming Licenses have been granted and have not been revoked or suspended, (ii) all Liens (other than Liens created by the Collateral Documents or Permitted Liens) related to the construction of the Majestic Star Casino have been paid or, if payment is not yet due or if such payment is contested in good faith by the Company, sufficient funds remain in the Collateral Account to discharge such Liens, (iii) the Construction Supervisor of the Majestic Star Casino shall have delivered a certificate to the Trustee certifying that the Majestic Star Casino is complete in all material respects in accordance with the Plans and Specifications therefor and all applicable building laws, ordinances and regulations, (iv) the Majestic Star Casino is in a condition (including installation of furnishings, fixtures and equipment) to


                                    (13)
receive guests in the ordinary course of business, and (v) gaming and other operations in accordance with applicable law are open to the general public and are being conducted at the Majestic Star Casino with respect to at least the Minimum Facilities for such Majestic Star Casino.

     "Operating Expenses" means all operating expenses of the Company with respect to any commercial enterprise, determined in accordance with GAAP consistently applied. Operating Expenses shall include, without limitation:
(i) all accrued interest expense (whether or not distributed and whether or not deposited) with respect to the Notes; (ii) depreciation and amortization and
(iii) any bond premium under this Indenture.

     "Opinion of Counsel" means an opinion from legal counsel, that meets the requirements of Section 11.05 hereof. The counsel may be an employee of or counsel to the Company or the Trustee.

     "Payment Default" means any failure to pay when due, any principal, premium or interest on the Notes, whether at stated maturity, upon acceleration, upon redemption or in connection with a Repurchase Offer, in each case, without giving effect to any grace period.

     "Permanent Vessel" means the riverboat gaming vessel to be constructed by the Company subsequent to the Offering and containing at least 36,000 square feet of gaming space.

     "Permitted Investments" means (a) any Investments in Cash Equivalents, (b) other Investments in any Person that do not exceed in the aggregate $50,000 at any time outstanding and (c) any Investments in a tax-exempt money market mutual fund meeting the requirements of 17 C.F.R. Section 270.2a-7.

     "Permitted Liens" means (a) existing Liens; (b) Liens created by the Notes, the Indenture and the Collateral Documents; (c) Liens incurred in the ordinary course of business including Liens incurred pursuant to Section 4.09 hereof; (d) Liens securing Acquired Indebtedness; provided that such Liens (i) are not incurred in connection with, or in contemplation of the acquisition of the property or assets acquired and (ii) do not extend to or cover any property or assets of the Company or any Subsidiary other than the property or assets so acquired; (e) Liens to secure certain Indebtedness that is otherwise permitted under the Indenture and that are used to finance the cost of the property subject thereto; provided that (i) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase or construction) of the property subject thereto, (ii) such Lien does not extend to or cover any other property other than such item of property and any improvements on such item; (f) additional Liens on assets and properties of the Company securing indebtedness permitted to be incurred pursuant to the Indenture in an amount not to exceed $6.0 million; (g) Liens in favor of the Trustee; (h) any replacement, extension or renewal, in whole or in part, of any Lien described in the foregoing clauses provided that to the extent any such clause limits the amount secured or the assets subject to such Liens, no extension or renewal shall increase the amount or the assets subject to such Liens; (i) Liens



                                    (14)
to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business or in the construction of the Majestic Star Casino and which obligations are not expressly prohibited by the Indenture; (j)(1) Liens for taxes, assessments or governmental charges or claims or (2) statutory Liens of landlords, and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's, crew wages, maritime or other similar Liens arising in the ordinary course of business or in the construction of the Majestic Star Casino, in the case of (1) and (2), with respect to amounts that either (A) are not yet delinquent or (B) are being contested in good faith by appropriate proceedings as to which appropriate reserves or other provisions have been made in accordance with GAAP; and (k) easements, rights of way, navigational servitudes, restrictions, minor defects or irregularities in title and other similar charges or encumbrances which do not interfere in any material respect with the ordinary conduct of business of the Company and its Subsidiaries.

     "Permitted Proceed Uses" means (i) to fund improvements to the Majestic Star Casino in accordance with the Construction Budget, (ii) to fund capital contributions to the BHR Joint Venture in accordance with the BHR Operating Agreement, (iii) to fund the construction of the Permanent Vessel, (iv) repayment of the Note to Principal Member, (v) to fund the Interest Reserve Account in an amount equal to the first two scheduled fixed interest payments with respect to the Notes and (vi) to fund certain other disbursements as permitted by the Cash Collateral and Disbursement Agreement, each to be disbursed in accordance with the Cash Collateral and Disbursement Agreement.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Plans and Specifications" means all drawings, plans and specifications prepared by or on behalf of the Company, as the same may be amended or supplemented from time to time, and, if required, submitted to and approved by the appropriate Gaming Regulatory Authorities, which describe and show the Majestic Star Casino and the labor and materials necessary for construction or purchase thereof.

     "Preferred Stock" means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution or winding up.

     "Principal Business" means the casino gaming business and any activity or business incidental, directly related or similar thereto, or any business or activity that is a reasonable extension, development or expansion thereof or ancillary thereto, including any hotel, entertainment, recreation or other activity or business designed to promote, market, support, develop, construct or enhance the casino gaming business operated by the Company and any business or activity that is required to meet the commitments of the Company pursuant to the Development Agreement.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Issuance Date, by and among the Company and the other party or parties named on


                                    (15)
the signature pages thereof, substantially in the form delivered to the Trustee on the Issuance Date.

     "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Restricted Investment" means any Investment other than a Permitted Investment.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Security Agreement" means that certain Security Agreement to encumber certain assets of the Company in favor of the Trustee, for the ratable benefit of the Holders of the Notes, as the same may be amended in accordance with the terms thereof and the Indenture.

     "Semiannual Period" shall have the meaning specified in paragraph 1 of the Notes.

     "Senior Exchange Notes" means Indebtedness of the Company identical in all material respects to the Senior Notes that are issued by the Company in exchange for the Senior Notes pursuant to the Exchange Offer in the form attached hereto as Exhibit A-2, as amended or modified from time to time in accordance with the terms thereof and this Indenture.

     "Senior Notes" means the Company's Senior Secured Notes due May 15, 2003 to be issued pursuant to this Indenture in the form attached hereto as Exhibit A-1, as amended or modified from time to time in accordance with the terms thereof and this Indenture.

     "Subordinated Indebtedness" means any other Indebtedness of the Company which is expressly by its terms subordinated in right of payment to the Notes.

     "Subsidiary" means (i) any instrumentality or subdivision or subunit of the Company that has a separate legal existence or status or whose property and assets would not be bound by the terms of this Indenture or the Collateral Documents or (ii) with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Section Section 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.



                                    (16)

     "Trademark Security Agreement" means that certain Trademark Security Agreement executed by the Company to encumber the "Majestic Star Casino" service mark in favor of the Trustee, for the ratable benefit of the Holders of the Notes, as the same may be amended in accordance with the terms thereof and this Indenture.

     "Transfer Restricted Securities" means securities that bear or are required to bear the legend set forth in Section 2.06 hereof.

     "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

     "Uncompleted Project Account" shall have the meaning set forth in the Cash Collateral and Disbursement Agreement.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Disqualified Capital Stock, as the case may be, at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness, as the case may be.

     "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

     "Working Capital Account" shall have the meaning set forth in the Cash Collateral and Disbursement Agreement.


SECTION 1.02     OTHER DEFINITIONS.


                                             Defined
    Term                                    in Section
- ------------------------------------------  ----------
"Affiliate Transaction"                         4.12
"Asset Sale Offer"                              4.10
"Cash Collateral Account"                      10.12
"Change of Control Offer"                       4.16
"Change of Control Payment"                     4.16
"Collateral Investments"                       10.12
"Covenant Defeasance"                           8.03
"Event of Default"                              6.01



                                    (17)



"Event of Loss Offer"               4.11
"Excess Loss Proceeds"              4.11
"Excess Proceeds"                   4.10
"Exchange Offer Registration        4.17
"Lease Transaction"                 4.27
"Legal Defeasance"                  8.02
"Liquidated Damages"                4.17
"New Notes"                         4.17
"Offer Amount"                      3.10
"Offer Period"                      3.10
"Paying Agent"                      2.03
"Payment Cross Default"             6.01
"Project Liquidation"               4.28
"Purchase Date"                     3.10
"Refinancing Indebtedness"          4.09
"Registrar"                         2.03
"Registration Default"              4.17
"Repurchase Offer"                  3.10
"Restricted Payments"               4.07
"Shelf Registration Statement"      4.17
"Surviving Person"                  5.01
"Uncompleted Project Offer"         4.28
"Uncompleted Vessel Offer"          4.29
"Willful Default"                   6.02


SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Notes;

     "indenture security Holder" means a Holder of a Note;

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee;

     "obligor" on the Notes means the Company, and any successor obligor upon the Notes as the case may be.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.


                                    (18)

SECTION 1.04.      RULES OF CONSTRUCTION.

     Unless the context otherwise requires:


     (1)  a term has the meaning assigned to it;

     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP and any accounting term with respect to any Person shall be determined on a consolidated or combined basis of such Person and all of its Subsidiaries, in accordance with GAAP;

     (3)  "or" is not exclusive;

     (4) words in the singular include the plural, and in the plural include the singular;

     (5)  provisions apply to successive events and transactions;

     (6) references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time;

     (7) the term "redeem" and the correlative terms "redemption" and "redeemed" shall not include any Repurchase Offer; and

     (8) unless otherwise expressly provided, the term "interest" shall include all Fixed Interest, Contingent Interest and Liquidated Damages, if any.

                                   ARTICLE 2
                                   THE NOTES


SECTION 2.01. FORM AND DATING.

     The Senior Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A-1 hereto which is incorporated in and made a part of this Indenture. Subject to 2.07 hereof, the Senior Notes shall be in an aggregate principal amount of $105,000,000; provided, that in the event Senior Exchange Notes are issued hereunder pursuant to the Exchange Offer, the principal amount of Senior Notes shall be reduced by the principal amount of Senior Exchange Notes so issued. The Senior Exchange Notes, when and if issued, and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A-2 hereto which is incorporated in and made a part of this Indenture. Subject to Section 2.07 hereof, the Senior Exchange Notes shall be in a principal amount of $105,000,000 less the principal amount of Senior Notes that are not exchanged for Senior Exchange Notes in the Exchange Offer. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

                                    (19)

     The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     The Senior Notes will initially be issued in global form, substantially in the form of Exhibit A-1 hereto, except for those Senior Notes that will be issued in definitive form in the name of various institutional accredited investors. The Senior Exchange Notes also will initially be issued in global form, substantially in the form of Exhibit A-2, except for those Senior Exchange Notes that will be issued in definitive form in the name of various institutional accredited investors. Such Global Notes shall be registered in the name of the Depository for such Global Notes or the nominee of such Depository and shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions. So long as the Depository or its nominee is the registered owner of such Global Notes it will be deemed the sole owner and holder of such Global Notes for all purposes hereunder and under such Global Notes. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made by the Depository on account of beneficial interests in such Global Notes. Such Global Notes shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions and repurchases. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

     Subject to the terms and conditions of this Indenture, payment of the principal of and any interest on any Note, as the case may be, in global or definitive form shall be made to the Holder thereof.

SECTION 2.02. EXECUTION AND AUTHENTICATION

     Two Officers of the Manager of the Company shall sign the Notes for the Company by manual or facsimile signature.

     If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

     A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under the Indenture.

     The Trustee shall, upon a written order of the Company signed by two Officers of the Manager of the Company, authenticate Notes for original issue up to the aggregate principal amount stated in Section 2.01 of the Indenture. The aggregate principal amount of Notes


                                    (20)
outstanding at any time may not exceed such amount except as provided in
Section 2.07 hereof.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.03. REGISTRAR AND PAYING AGENT.

     The office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and the office or agency where Notes may be presented for payment ("Paying Agent") shall be the Corporate Trust Office of the Trustee. The Registrar shall keep a register of the Notes and of their transfer and exchange.

SECTION 2.04. DEPOSITORY.

     The Company initially appoints The Depository Trust Company ("DTC") to act as Depository with respect to the Global Notes.

SECTION 2.05. HOLDER LISTS.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a).

SECTION 2.06. TRANSFER AND EXCHANGE.

     (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented by a Holder to the Registrar with a request:

            (x)  to register the transfer of the Definitive Notes;
                 or

            (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Definitive Notes presented or surrendered for registration of transfer or exchange:

      (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and


                                    (21)

      (ii) in the case of a Definitive Note that is a Transfer
           Restricted Security, such request shall be accompanied by the following additional information and documents, as applicable:

            (A) if such Transfer Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or

            (B) if such Transfer Restricted Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or

            (C) if such Transfer Restricted Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto) and an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

      (b) Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer in form satisfactory to the Trustee, together with:

                  (i)  if such Definitive Note is a Transfer
                       Restricted Security, a certification from the Holder thereof (in substantially the form delivered to the Trustee on the Issuance Date) to the effect that such Definitive Note is being transferred by such Holder to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and

                  (ii) whether or not such Definitive Note
                       is a Transfer Restricted Security, written instructions from the Holder thereof directing the Trustee to make, or to direct the Note Custodian to make, an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note,


                                    (22)
            in which case the Trustee shall cancel such Definitive Note in accordance with Section 2.11 hereof and cause, or direct the Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Notes are then outstanding, the Company shall issue and the Trustee shall authenticate a new Global Note in the appropriate principal amount.

      (c) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture and the procedures of the Depository therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

      (d) Transfer of a Beneficial Interest in a Global Note for a Definitive Note.

            (i) Any Person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a Definitive Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Note, together with, in the case of a Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

                        (A) if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit B hereto); or

                        (B) if such beneficial interest is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B hereto); or

                        (C) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B hereto) and an Opinion of Counsel from the transferee or transferor reasonably acceptable to the Company and to



                                    (23)
                              the Registrar to the effect that such
                              transfer is in compliance with the Securities
                              Act,

                 in which case the Trustee or the Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, cause the aggregate principal amount of Global Notes to be reduced accordingly and, following such reduction, the Company shall execute and the Trustee shall authenticate and deliver to the transferee a Definitive Note in the appropriate principal amount.

            (ii) Definitive Notes issued in exchange for a
                 beneficial interest in a Global Note pursuant to this Section 2.06(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

      (e) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.06), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

      (f) Authentication of Definitive Notes in Absence of Depository. If at any time:

            (i) the Depository for the Notes notifies the Company that the Depository is unwilling or unable to continue as Depository for the Global Notes and a successor Depository for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or

            (ii) the Company, at its sole discretion, notifies the
                 Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture,

            then the Company shall execute, and the Trustee shall authenticate and deliver, Definitive Notes in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

      (g)  Legends.

            (i)  Except as permitted by the following paragraphs
                 (ii) and (iii), each Note certificate evidencing Global Notes and Definitive Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear legends in substantially the following form:


                                    (24)

                 "THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION PROVIDED BY RULE 144A UNDER THE SECURITIES ACT. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT
                 (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR
                 (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (1) ABOVE."

            (ii) Upon any sale or transfer of a Transfer
                 Restricted Security (including any Transfer Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:


                 (A) in the case of any Transfer Restricted Security that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security; and



                                    (25)

                  (B) in the case of any Transfer Restricted Security represented by a Global Note, such Transfer
                       Restricted Security shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.06(c) hereof; provided, however that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Note for a Definitive Note that does not bear the legend set forth in (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B hereto).

           (iii) Notwithstanding the foregoing, upon consummation of the Exchange Offer, the Company shall issue and, upon receipt of an authentication order in accordance with Section
                 2.02 hereof, the Trustee shall authenticate Senior Exchange Notes in exchange for Senior Notes accepted for exchange in the Exchange Offer, which Senior Exchange Notes shall not bear the legend set forth in (i) above, and the Registrar shall rescind any restriction on the transfer of such Notes, in each case unless the Holder of such Senior Notes is either (A) a broker-dealer, (B) a Person participating in the distribution of the Senior Notes or (C) a Person who is an affiliate (as defined in rule 144) of the Company.

      (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in Global Notes have been exchanged for Definitive Notes, redeemed, repurchased or canceled, all Global Notes shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Notes Custodian, at the direction of the Trustee, to reflect such reduction.

       (i) General Provisions Relating to Transfers and Exchanges.

            (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's request.

            (ii) No service charge shall be made to a Holder for
                 any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.07, 4.10, 4.16 and 9.05 hereto).




                                    (26)

           (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

            (iv) All Definitive Notes and Global Notes issued upon
                 any registration of transfer or exchange of Definitive Notes or Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

            (v)  The Company shall not be required:

                  (A)  to issue, to register the transfer of
                       or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection; or

                  (B)  to register the transfer of or to
                       exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                  (C)  to register the transfer of or to
                       exchange a Note between a record date and the next succeeding interest payment date.

            (vi) Prior to due presentment for the registration of
                 a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

            (vii) The Trustee shall authenticate Definitive Notes
                 and Global Notes in accordance with the provisions of Section
                 2.02 hereof.

      (j)  Exchange of Senior Notes for Senior Exchange Notes.  The
           Senior Notes may be exchanged for Senior Exchange Notes pursuant to the terms of the Exchange Offer. The Trustee and Registrar shall make the exchange as follows:

            (i) the Company shall present the Trustee with an Opinion of Counsel (which may rely on an Officer's Certificate with respect to matters of fact) to the effect that upon issuance of the Senior Exchange Notes, the transactions contemplated by the Exchange Offer have been consummated; and


                                    (27)

            (ii) the Company shall present the Trustee with an
                 Officers' Certificate certifying that the principal amount of Senior Notes properly tendered in the Exchange Offer which are represented by a Global Note and the principal amount of Senior Notes properly tendered in the Exchange Offer which are represented by Definitive Notes (together with such Definitive Notes), the name of each Holder of such Definitive Notes, the principal amount properly tendered in the Exchange Offer by each such Holder and the name and address to which Definitive Notes for Senior Exchange Notes shall be registered and sent for each such Holder.

            (iii) The Trustee, upon receipt of such Opinion of
                 Counsel and Officers' Certificate and a written order signed by two Officers of the Manager of the Company shall authenticate (A) a Global Note for Senior Exchange Notes in principal amount equal to the principal amount of Senior Notes represented by a Global Note indicated in such Officers' Certificate as having been properly tendered and (B) Definitive Notes representing Senior Exchange Notes registered in the names of, and in the principal amounts indicated in such Officers' Certificate.

            (iv) The Trustee shall deliver such Global Note for
                 Senior Exchange Notes to the Note Custodian who shall deliver to the Trustee the Global Note for the Senior Notes for cancellation pursuant to Section 2.11, or if the principal amount of the Global Note for the Senior Exchange Notes is less than the principal amount of the Global Note for Senior Notes, the Trustee shall direct the Note Custodian to make an endorsement on such Global Note for Senior Notes indicating a reduction in the principal amount represented thereby.

            (v) The Trustee shall deliver such Definitive Notes for Senior Exchange Notes to the Holders thereof as indicated in such Officers' Certificate.

SECTION 2.07. REPLACEMENT NOTES.

     If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Manager of the Company, shall authenticate a replacement Note if the Trustee's requirements are met.
If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

     Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.


                                    (28)

SECTION 2.08. OUTSTANDING NOTES.

     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

     If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

     If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest (including Contingent Interest, if any) on it ceases to accrue.

     If the Paying Agent (other than the Company or an Affiliate thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest (including Contingent Interest, if any).

SECTION 2.09. TREASURY NOTES.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trustee knows are so owned shall be so disregarded. Notwithstanding the foregoing, Notes that are to be acquired by the Company or an Affiliate of the Company pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by the Company or an Affiliate of the Company until legal title to such Notes passes to the Company or Affiliate of the Company, as the case may be.

SECTION 2.10. TEMPORARY NOTES.

     Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by two officers of the Manager of the Company. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

     Until such exchange, Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

                                    (29)

SECTION 2.11. CANCELLATION.

     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange
Act), unless the Company directs cancelled Notes to be returned to it. The Company may not issue new Notes to replace Notes that is has redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be destroyed and certification of their destruction delivered to the Company at its request, unless by a written order, signed by two Officers of the Manager of the Company, the Company shall direct that cancelled Notes be returned to it.

SECTION 2.12. DEFAULTED INTEREST.

     If the Company defaults in a payment of interest (including Contingent Interest, if any) on the Notes, the Company shall pay to the Trustee for distribution to the Holders, the defaulted interest (including Contingent Interest, if any), plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of such defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Trustee in the name and at the expense of the Company shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest (including Contingent Interest, if any) to be paid.

SECTION 2.13. RECORD DATE.

     The record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided in TIA Section 316(c).

                                   ARTICLE 3
                        OFFERS TO PURCHASE OR REDEMPTION

SECTION 3.01. NOTICES TO TRUSTEE.

     If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.


                                    (30)

     If the Company is required to make an offer to purchase Notes pursuant to the provisions of Section 4.10, 4.11, 4.16, 4.28 or 4.29, it shall furnish to the Trustee, at least 45 days before the scheduled purchase date, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the offer to purchase shall occur, (ii) the offer's terms, (iii) the purchase price, (iv) the principal amount of the Notes to be purchased, and (v) further setting forth a statement to the effect that (a) the Company has made an Asset Sale and there are Excess Proceeds aggregating more than $3.0 million and the amount of such Excess Proceeds, (b) the Company has suffered an Event of Loss and there are Excess Loss Proceeds aggregating more than $3.0 million and the amount of such Excess Loss Proceeds, (c) a Change of Control has occurred, (d) that the Majestic Star Casino was not Operating by December 31, 1996 and whether the offer to purchase is (x) an Initial Uncompleted Project Offer or
(y) a Final Uncompleted Project Offer and, in the case of clause (x), there are funds in the Cash Collateral Accounts aggregating more than $5.0 million or (e) that the Permanent Vessel was not Delivered by June 30, 1998.

SECTION 3.02. SELECTION OF NOTES TO BE REDEEMED.

     If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes by lot or in accordance with any other method the Trustee considers fair and appropriate (and in such manner as complies with applicable legal requirements). In the event of partial redemption in the manner provided above, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously purchased or called for redemption.

     In the event that less than all of the Notes properly tendered in an Asset Sale Offer, Event of Loss Offer, Uncompleted Project Offer or Uncompleted Vessel Offer are to be purchased, the particular Notes to be purchased shall be determined pro rata among Holders tendering their Notes in any such Asset Sale Offer, Event of Loss Offer, Uncompleted Project Offer or Uncompleted Vessel Offer promptly upon the expiration of such Asset Sale Offer, Event of Loss Offer, Uncompleted Project Offer or Uncompleted Vessel Offer.

     The Trustee shall promptly notify the Company in writing of the Notes to be purchased or redeemed and, in the case of any Note to be partially purchased or redeemed, the principal amount thereof to be purchased or redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be purchased or redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000 shall be purchased or redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes purchased or called for redemption also apply to portions of Notes purchased or called for redemption.

     In the event the Company is required to make an Asset Sale Offer, an Event of Loss Offer, a Change of Control Offer, an Uncompleted Project Offer or an Uncompleted Vessel Offer pursuant to Section 4.10, 4.11, 4.16, 4.28 or 4.29 hereof, respectively, and the amount of money in the Cash Collateral Accounts or the amount of Excess Proceeds or Excess Loss Proceeds, as the case may be, to be applied to such purchase would result in the purchase of a principal amount of Notes which is not evenly divisible by $1,000, the Trustee shall promptly

                                    (31)
refund to the Company the portion of such money in the Cash Collateral Accounts or the amount of Excess Proceeds or Excess Loss Proceeds, as the case may be, that is not necessary to purchase the immediately lesser principal amount of Notes that is so divisible.

SECTION 3.03. NOTICE OF REDEMPTION.

     At least 30 days but not more than 60 days before a redemption date, the Trustee shall mail or cause to be mailed, by first class mail, at the expense of the Company, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the following paragraph.

     The notice shall identify the Notes to be redeemed and shall state:

     (a) the redemption date;

     (b) the redemption price;

     (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

     (d) the name and address of the Paying Agent;

     (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

     (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

     (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

     (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION.

     Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.


                                    (32)

SECTION 3.05. DEPOSIT OF PURCHASE OR REDEMPTION PRICE.

     Not later than 12:00 noon on any purchase date with respect to an offer to purchase the Notes required hereunder or redemption date, the Company shall deposit with the Trustee money sufficient to pay the purchase or redemption price of, and accrued and unpaid interest, if any, on all Notes to be purchased or redeemed on that date. The Trustee shall promptly return to the Company any money deposited with the Trustee by the Company in excess of the amounts necessary to pay the purchase or redemption price of, and accrued and unpaid interest, if any, on, all Notes to be purchased or redeemed.

     If the Company complies with the provisions of the preceding paragraph, on and after the purchase or redemption date, interest shall cease to accrue on the Notes or the portions of Notes purchased or called for redemption. If a
Note is purchased or redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Notes tendered for purchase or called for redemption shall not be so paid upon surrender for such tender or redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the purchase or redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

SECTION 3.06. NOTES PURCHASED OR REDEEMED IN PART.

     Upon surrender of a Note that is purchased or redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unpurchased or unredeemed portion of the Note surrendered.

SECTION 3.07. OPTIONAL REDEMPTION.

     Except as set forth herein and in Section 3.08 hereof, the Company shall not have the option to redeem the Notes pursuant to this Section 3.07 prior to May 15, 2000. From and after May 15, 2000, the Company shall have the option to redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth in the chart immediately below the first paragraph of paragraph 5 of the Notes, plus accrued and unpaid interest (including Contingent Interest and Liquidated Damages, if any), thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated in such chart.

     The Company shall also have the option to redeem up to $12.0 million principal amount of the Notes on and after May 15, 1997 and prior to May 15, 1998 solely out of any amounts remaining in the Interest Reserve Account at the redemption price (expressed at a percentage of principal amount) set forth in the second paragraph of paragraph 5 of the Notes, plus accrued and unpaid interest (including Contingent Interest and Liquidated Damages, if any), to the applicable redemption date.



                                    (33)

     Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION 3.08. REDEMPTION PURSUANT TO GAMING LAW.

     (a) Notwithstanding any other provisions of this Article 3, if any Gaming Regulatory Authority requires that a Holder or beneficial owner of the Notes must be licensed, qualified or found suitable under any applicable gaming laws in order to maintain any gaming license or franchise of the Company under any applicable gaming laws, and the Holder or beneficial owner fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so by such Gaming Regulatory Authority (or such lesser period that may be required by such Gaming Regulatory Authority) or if such Holder or beneficial owner is not so licensed, qualified or found suitable, the Company has the right, at its option, (i) to require such Holder or beneficial owner to dispose of such Holder's or beneficial owner's Notes within 30 days of receipt by such Holder of such finding by the applicable Gaming Regulatory Authority (or such earlier date as may be required by the applicable Gaming Regulatory Authority) or (ii) to call for redemption of the Notes of such Holder or beneficial owner at a redemption price equal to the lesser of the principal amount thereof or the price at which such Holder or beneficial owner acquired the Notes, together with, in either case, accrued and unpaid interest (including Contingent Interest and Liquidated Damages, if any), to the earlier of the date of redemption or the date of the finding of unsuitability by such Gaming Regulatory Authority, which may be less than 30 days following the notice of redemption if so ordered by such Gaming Regulatory Authority.

     (b) In connection with any redemption pursuant to this Section 3.08, and except as may be required by a Gaming Regulatory Authority, the Company shall by required to comply with Sections 3.01 through 3.06 hereof, except that such redemption shall be made only as to such Holder.

     (c) The Company shall not be required to pay or reimburse any Holder or beneficial owner of Notes who is required to apply for any such license, qualification or finding of suitability for the costs of the licensure or investigation for such qualification or finding of suitability. Such expenses shall be the obligation of such Holder or beneficial owner.

SECTION 3.09. MANDATORY REDEMPTION.

     The Company shall not be required to make mandatory redemption or sinking fund payments prior to maturity with respect to the Notes.

SECTION 3.10. REPURCHASE OFFERS.

     In the event that, pursuant to Section 4.10, 4.11, 4.16, 4.28 or 4.29 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (a "Repurchase Offer"), it shall follow the procedures specified below.
     The Repurchase Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by



                                    (34)
applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase at the Purchase Price (as determined in accordance with Section 4.10, 4.11, 4.16, 4.28 or 4.29 hereof, as the case may be) the principal amount of Notes required to be purchased pursuant to Section 4.10, 4.11, 4.16, 4.28 or
4.29 hereof, as the case may be (the "Offer Amount"), or, if less than the Offer Amount has been properly tendered, all Notes properly tendered in response to the Repurchase Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

     If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to the Holders who tender Notes pursuant to the Repurchase Offer.

     Upon the commencement of a Repurchase Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Repurchase Offer. The Repurchase Offer shall be made to all Holders. The notice, which shall govern the terms of the Repurchase Offer, shall state:

     (a) that the Repurchase Offer is being made pursuant to this Section 3.10 and Section 4.10, 4.11, 4.16, 4.28 or 4.29 hereof, as the case may be, and the length of time the Repurchase Offer shall remain open;

     (b) the Offer Amount, the purchase price and the Purchase Date;

     (c) that any Note not properly tendered or accepted for payment shall continue to accrue interest;

     (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest after the Purchase Date;

     (e) that Holders electing to have a Note purchased pursuant to any Repurchase Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Company, a depositary, if appointed by the Company, or Paying Agent at the address specified in the notice at least three days before the Purchase Date;

     (f) that Holders shall be entitled to withdraw their tendered Notes and their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his tendered Notes and his election to have such Note purchased; and


                                    (35)

     (g) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Notes shall be selected for purchase pursuant to the terms of Section 3.02 hereof, and that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

     On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, pursuant to the terms of Section 3.02 hereof, the Offer Amount of Notes or portions thereof properly tendered pursuant to the Repurchase Offer, or if less than the Offer Amount has been properly tendered, all Notes properly tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.10. The Company, the Depository or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes properly tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Notes surrendered. Any Notes not accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Repurchase Offer on the Purchase Date.

     Other than as specifically provided in this Section 3.10, any purchase pursuant to this Section 3.10 shall be made pursuant to the provisions of
Section 3.01 through 3.06 hereof to the extent applicable.

                                   ARTICLE 4
                                   COVENANTS


SECTION 4.01. PAYMENT OF NOTES.

     The Company shall pay or cause to be paid to the Trustee for the benefit of the Holders of the Notes the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if the Trustee holds as of 12:00 noon Eastern Time, on the due date, money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. If interest payable on the Notes includes Contingent Interest, the Company shall provide a calculation of such Contingent Interest in reasonable detail to the Trustee in the form of an Officer's Certificate at the time of depositing the amount of such Contingent Interest with the Trustee. If interest payable on the Notes does not include Contingent Interest, the Company shall provide notice to the Trustee to that effect.

     The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest



                                    (36)

(including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02. MAINTENANCE OF OFFICE OR AGENCY.

     The Trustee shall maintain the Corporate Trust Office of the Trustee in the Borough of Manhattan, the City of New York, as the office or agency where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.

SECTION 4.03. REPORTS.

     Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC all information, documents and reports specified in Section 13 or 15(d) of the Exchange Act.

     The Company shall file with the Trustee and provide Holders of Notes, within 15 days after it files them with the SEC (or, if the SEC does not permit such filings, within 15 days after it would have been required to make such filings had the Company been subject to such filing requirements), copies of its annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rule or regulation prescribe) which the Company is required to file (or would have been required to file if the Company was subject to such requirements) with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Company shall be required to continue to file with the SEC (unless the SEC will not accept such reports) and, at the Company's expense, provide the Trustee, the Holders, securities analysts and prospective investors (upon request) with copies of the following: (a) within 90 days after the end of each fiscal year, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form); (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q (or any successor or comparable form); and (c) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K (or any successor or comparable form) containing the information required to be contained therein (or required in any successor or comparable form); provided, however, that the Company shall not be so obligated to file such reports with the SEC if the SEC does not permit such filings. The Company shall also include in such reports the anticipated initial completion date of the Majestic Star Casino and the anticipated date of Delivery of the Permanent Vessel and, in the case of quarterly reports, the Contingent Interest paid, the Contingent Interest Accrual amount and Consolidated Cash Flow with respect to the most recently ended fiscal quarter of the Company, and in the case of annual reports, the audited Contingent Interest paid, the Contingent Interest Accrual amount and audited Consolidated Cash Flow for the most recently ended fiscal year and for each of the Semiannual Periods ending in such fiscal year.



                                    (37)

     Within 15 days after receiving notice that the IGC has commenced any proceeding seeking the suspension or revocation of the Company's owner license or seeking the imposition of a civil penalty against the Company exceeding $100,000, the Company shall file with the Trustee and provide to Holders of Notes, copies of any such notice unless such proceeding against the Company is terminated by the IGC without imposition of any material sanction within such 15-day period.

SECTION 4.04. COMPLIANCE CERTIFICATE.

     (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company during the preceding fiscal year has been made under the supervision of the signing Officers of the Company with a view to determining whether the Company and each obligor on the Notes under this Indenture is in compliance with this Indenture and each Collateral Document and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company and each such obligor is in compliance with each and every covenant contained in this Indenture and each Collateral Document and is not in default in the performance or observance of any other terms, provisions and conditions of this Indenture or any Collateral Document (or, if a Default or Event of Default shall exist, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company or such obligor, as the case may be, is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred that remains in existence by reason of which payments on account of the principal of or interest (including Contingent Interest, if any) on the Notes is prohibited or if such event exists, a description of the event and what action the Company or such obligor, as the case may be, is taking or proposes to take with respect thereto.

     (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company is in violation of any provisions of Article Four or Article Five hereof or, if any such violation exists, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, within five Business Days upon any Officer becoming aware of any Default or Event of Default or any event of default under any document, instrument or agreement representing Indebtedness of the Company, an Officers' Certificate specifying such Default or Event of Default and what actions the Company is taking or proposes to take with respect thereto.
     (d) Immediately upon the Majestic Star Casino becoming Operating, the Company shall deliver promptly to the Trustee an Officers' Certificate which shall state that (i) the


                                    (38)

Majestic Star Casino is Operating and (ii) the date on which the Majestic Star Casino became Operating.

     (e) Immediately upon Delivery of the Permanent Vessel, the Company shall deliver promptly to the Trustee an Officers' Certificate which shall state that
(i) the Permanent Vessel is Delivered and (ii) the date on which the Permanent Vessel was Delivered.

SECTION 4.05. TAXES.

     The Company shall pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payments is not adverse in any material respect to the Holders of the Notes.

SECTION 4.06. STAY, EXTENSION AND USURY LAWS.

     The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law where enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07. RESTRICTED PAYMENTS.

     (a) Except as set forth in paragraph (b) below, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution in either case on account of the Company's or any of its Subsidiaries' Equity Interests (other than (A) dividends or distributions payable in Equity Interests (other than Disqualified Capital Stock) or (B) dividends or distributions by a Subsidiary of the Company, provided that to the extent that a portion of such dividend or distribution is paid to a holder other than the Company or a Subsidiary, such portion of such dividend or distribution is not greater than such holder's pro rata aggregate equity interest in such Subsidiary); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any of its Subsidiaries or any other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Subsidiary);
(iii) purchase, redeem or otherwise acquire or retire any Subordinated Indebtedness of the Company or any of its Subsidiaries; or (iv) make any Restricted Investment (all such dividends, distributions, purchases, redemptions or Investments being collectively referred to as "Restricted Payments"); if, at the time of such actions, or after giving effect thereto:
     (1) an Event of Default or Default shall have occurred and be continuing or would occur as a consequence thereof;


                                    (39)

     (2) at the time of such Restricted Payment and upon giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, the Company could not incur at least $1.00 of additional Indebtedness under the first paragraph of Section 4.09; and

     (3) the aggregate amount of Restricted Payments made by the Company and its Subsidiaries, including Restricted Payments permitted by the following paragraph, shall be no greater than the sum of (x) 50% of cumulative Consolidated Net Income of the Company for the period (taken as one accounting period) from the first day that the Majestic Star Casino is Operating to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available, less all distributions in respect of any such period under clause (i) of paragraph (b) of this Section 4.07 (or, in the event that such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus (y) 100% of the aggregate net cash proceeds received by the Company from the issue or sale of Equity Interests or debt securities of the Company that have been converted into such Equity Interests of the Company (other than Equity Interests or convertible debt securities of the Company sold to a Subsidiary of the Company and other than Disqualified Capital Stock or debt securities that have been converted into Disqualified Capital Stock) or capital contributions to the Company subsequent to the issuance of the Senior Notes.

     The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture; (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company or any Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than any Disqualified Capital Stock); (iii) the redemption, repurchase, retirement or other acquisition of any Subordinated Indebtedness of the Company or any Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of Subordinated Indebtedness of the Company or Equity Interests of the Company (other than Disqualified Capital Stock), provided, however, that (x) the principal amount of such Subordinated Indebtedness shall not exceed the principal amount of the Subordinated Indebtedness so redeemed, repurchased, retired or otherwise acquired (plus the amount of reasonable expenses incurred and any premium paid in connection therewith), (y) the Subordinated Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Subordinated Indebtedness being redeemed, repurchased, retired or otherwise acquired, and (z) such Subordinated Indebtedness is subordinate in right of payment to the Senior Notes and on terms at least as favorable to the holders of the Senior Notes as the terms set forth in the documentation governing the Subordinated Indebtedness being redeemed, repurchased, retired or otherwise acquired; and (iv) any redemption or purchase by the Company or any Subsidiary of Equity Interests of the Company required by a Gaming Regulatory Authority in order to preserve a material Gaming License, provided, that so long as such efforts do not jeopardize any material Gaming Regulatory License, the Company or such Subsidiary shall have diligently tried to find a third-party purchaser for such Equity Interests and no third-party purchaser acceptable to the applicable Gaming Regulatory Authority was willing to purchase such Equity Interests within a time period acceptable to such Gaming Regulatory Authority; provided, further, that at the time of, and after giving effect to, any

                                    (40)

Restricted Payment permitted under clauses (ii) and (iii), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

     (b) Notwithstanding anything in paragraph (a) to the contrary, from and after the Issuance Date (and for so long as no Event of Default shall have occurred and shall be continuing), the Company will be permitted to (i) make quarterly distributions to the members of the Company in an amount not to exceed, with respect to any fiscal year, an amount equal to the good faith estimate of maximum federal and state income tax liability of the Company in such period if it were a taxable Person at the highest effective federal and state income tax rate of any member of the Company; provided, that each such quarterly distribution shall not exceed the estimated federal and state tax liability calculated on such basis; provided further that the Company may make one annual tax distribution in respect of any difference between the annual tax liability so calculated and the estimated quarterly distributions made and that any distribution of estimated tax payments that exceeds the annual tax liability so calculated will be applied to reduce the distributions in the following year, (ii) make capital contributions to the BHR Joint Venture to the extent required by the BHR Operating Agreement in an aggregate amount not to exceed $56.1 million; (iii) make capital contributions to the BHR Joint Venture to pay for harbor improvements required by the Harbor Lease and other improvements ancillary to such harbor improvements; (iv) make capital contributions, loans or advances to the BHR Joint Venture for additional development or expansion costs in an aggregate amount not exceeding $5.0 million; (v) from and after the Commencement Date and so long as clause (a)(2) of this Section 4.07 shall be satisfied, make capital contributions, loans or advances to the BHR Joint Venture for additional development or expansion costs in an aggregate amount not exceeding $50.0 million less any capital contributions, loans or advances made by the Company pursuant to clause
(b)(iii) or clause (b)(iv) hereof; (vi) repay the Note to Principal Member and
(vii) make payments to the City of Gary or any other person in accordance with the Development Agreement.

     For purposes of determining the amount of Restricted Investments outstanding at any time, all Restricted Investments shall be valued at their fair market value at the time made (in each case as determined in good faith by the Company's Board of Managers), and no adjustments shall be made for subsequent changes in fair market value.

     Not later than the date of filing of quarterly or annual report, the Company shall deliver to the Trustee an Officers' Certificate stating that each Restricted Payment made in the prior fiscal quarter was permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, which calculations may be based upon the Company's latest available financial statements.

SECTION 4.08. RESTRICTIONS ON JOINT VENTURE.

     The Company will not consent to the issuance of Indebtedness by the BHR Joint Venture except: (a) Indebtedness incurred pursuant to Section 4.3(c) of the BHR Operating Agreement; (b) Indebtedness incurred for the purpose of acquiring, constructing or improving property owned by the BHR Joint Venture in an aggregate principal amount not to exceed $4.0 million; and (c) the refinancing of any such Indebtedness. The Company will not consent

                                    (41)
to the creation, incurrence, assumption or existence of any Lien by the BHR Joint Venture, except Permitted Liens.

SECTION 4.09. LIMITATIONS ON INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF
              DISQUALIFIED CAPITAL STOCK.

     The Company will not, and will not permit any of its Subsidiaries, to directly or indirectly, create, incur, issue, assume, guaranty, or otherwise become directly or indirectly liable with respect to any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Capital Stock; provided, however, that the Company and its Subsidiaries may incur Indebtedness or issue shares of Disqualified Capital Stock if (i) the Majestic Star Casino is Operating, (ii) the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such incurrence would have been at least 2.5 to 1 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Capital Stock had been issued, as the case may be, and application of proceeds had occurred at the beginning of such four-quarter period and (iii) such Indebtedness or Disqualified Capital Stock, as the case may be, does not have a Weighted Average Life to Maturity less than the Weighted Average Life to Maturity of the Notes.

      The foregoing limitations will not apply to:

     (a) the incurrence by the Company or any of its Subsidiaries of Indebtedness in an aggregate principal amount not to exceed at any one time $6.0 million for working capital purposes;

     (b) the incurrence by the Company or any of its Subsidiaries of any Existing Indebtedness;

     (c) the incurrence by the Company or any of its Subsidiaries of Indebtedness represented by the Senior Notes;

     (d) the incurrence by the Company or any of its Subsidiaries of Indebtedness (the "Refinancing Indebtedness") issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, or refund Indebtedness referred to in the first paragraph of this covenant or in clauses
(a), (b), (c) or this clause (d), provided, however, that (1) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of Indebtedness so extended, refinanced, renewed, replaced, substituted or refunded (plus the amount of reasonable expenses incurred and any premium paid in connection therewith), (2) the Refinancing Indebtedness shall, if applicable, be subordinate in right and priority of payment to the Notes to the same extent such Indebtedness being refinanced is, and (3) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded;


                                    (42)

     (e) intercompany Indebtedness between or among the Company and any Wholly Owned Subsidiary; provided, however, the obligations to pay principal, interest or other amounts under such intercompany Indebtedness is subordinated to the payment in full of the Notes;

     (f) the incurrence by the Company or any of its Subsidiaries of Indebtedness represented by Capital Lease Obligations or purchase money obligations, in each case incurred for the purpose of financing or refinancing all or any part of the purchase or lease of personal property or equipment used in the business of the Company or such Subsidiary, in an aggregate principal amount pursuant to this clause (f) not to exceed $8.0 million outstanding at any time prior to Delivery of the Permanent Vessel and (ii) $12.0 million outstanding at any time in connection with the equipping of the Permanent Vessel; and

     (g) to the extent that such incurrence does not result in the incurrence by the Company or any Subsidiary of any obligation for the payment of borrowed money of others, Indebtedness incurred solely in respect of performance bonds, completion guarantees, standby letters of credit or bankers' acceptance, provided, that such Indebtedness was incurred (i) to comply with a requirement of a Gaming Regulatory Authority or (ii) in the ordinary course of business, in amounts and for purposes customary for gaming operations similar to the Company's or such Subsidiary's, and in an aggregate principal amount outstanding under this clause (g)(ii) at any one time of less than $2.0 million.

SECTION 4.10. ASSET SALES.

     The Company shall not, and shall not permit any of its Subsidiaries to, cause, make or suffer to exist an Asset Sale, unless

     (a) no Default or Event of Default exists or is continuing immediately prior to or after giving effect to such sale;

     (b) the Company or its Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined by the Board of Managers and set forth in the Officers' Certificate delivered to the Trustee) of the assets sold or otherwise disposed of; and

     (c) at least 80% of such consideration is in the form of cash or Cash Equivalents; provided, however, that the amount of any liabilities (as shown on the Company's or such Subsidiary's, as the case may be, most recent balance sheet or in the notes thereto) of the Company or any Subsidiary, as the case may be (other than any liabilities that are by their terms expressly subordinated to the Notes), that are assumed by the transferee of any such assets and any notes or other obligations received by the Company or any Subsidiary, as the case may be, from such transferee that are converted by the Company or such Subsidiary, as the case may be, into cash (to the extent of the cash received) within 10 Business Days following the closing of such Asset Sale, shall be deemed to be cash only for purposes of satisfying this clause
(c).



                                    (43)

     Within 180 days after the Company's receipt of the Net Proceeds of any Asset Sale, the Company may apply the Net Proceeds from such Asset Sale to (1) an investment in the Principal Business or in tangible long-term assets used or useful in the Principal Business or (2) permanently reduce Indebtedness that is not Subordinated Indebtedness. Any Net Proceeds from the Asset Sale will be promptly and without commingling deposited in the Asset Sale Account and pledged to the Holders of the Notes as collateral on the Notes until applied or released as herein provided. When the aggregate amount of Net Proceeds from the Asset Sale that are not invested as provided in the first sentence to this paragraph ("Excess Proceeds") exceeds $3.0 million, the Company shall make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes, that is an integral multiple of $1,000, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in Section 3.10. The Company shall commence an Asset Sale Offer with respect to Excess Proceeds within 10 Business Days after the date that the aggregate amount of Excess Proceeds exceeds $3.0 million by mailing the notice required in Section 3.10 hereof to the Holders. To the extent that the aggregate amount of Notes properly tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, such remaining Excess Proceeds shall be released to the Company and the Company may use any such remaining Excess Proceeds so released for any lawful purpose permitted under this Indenture. If the aggregate principal amount of Notes properly tendered pursuant to an Asset Sale Offer by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased in the manner described in Section 3.02 hereof. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. The Net Proceeds of all Asset Sales of assets constituting Note Collateral (other than Permitted Investments), as well as Excess Proceeds, shall be promptly and without commingling deposited with the Trustee in an Asset Sale Account pursuant to the terms of the Cash Collateral and Disbursement Agreement until applied as permitted pursuant to this paragraph. The Company shall grant to the Trustee, on behalf of the Holders, a first priority Lien on any properties or assets acquired with the Net Proceeds of any such Asset Sale on the terms set forth in this Indenture and the Collateral Documents.

SECTION 4.11. EVENT OF LOSS.

     (a) Within 360 days after any Event of Loss with respect to Note Collateral with a fair market value (or replacement cost, if greater) in excess of $1.0 million, the Company may apply the Net Loss Proceeds from such Event of Loss to the rebuilding, repair, replacement or construction of improvements to the Majestic Star Casino, with no concurrent obligation to make any purchase of any Notes, provided that (i) the Company delivers to the Trustee within 60 days of such Event of Loss a written opinion from a reputable architect that the Majestic Star Casino with at least the Minimum Facilities can be rebuilt, repaired, replaced or constructed and Operating within 360 days of such Event of Loss, (ii) an Officers' Certificate certifying that the Company has available from Net Loss Proceeds or cash on hand sufficient funds to complete such rebuilding, repair, replacement or construction, and (iii) the Net Loss Proceeds are less than $15.0 million. Any BHR Loss Proceeds and any Net Loss Proceeds from an Event of Loss that are not reinvested or are not permitted to be reinvested as provided in the first sentence of this paragraph will be deemed "Excess Loss Proceeds."


                                    (44)

When the aggregate amount of "Excess Loss Proceeds" exceeds $3.0 million, the Company shall promptly make an offer to all Holders of Notes (an "Event of Loss Offer") to purchase the maximum principal amount of Notes, that is an integral multiple of $1,000, that may be purchased out of the Excess Loss Proceeds at an offer price in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in Section 3.10. To the extent that the aggregate amount of Notes properly tendered pursuant to an Event of Loss Offer is less than the Excess Loss Proceeds, such remaining Excess Loss Proceeds shall be released to the Company and the Company may use any such remaining Excess Loss Proceeds so released for any lawful purpose permitted under this Indenture. If the aggregate principal amount of Notes properly tendered pursuant to an Event of Loss Offer exceeds the amount of Excess Loss Proceeds, the Trustee shall select the Notes to be purchased in the manner described in Section 3.02 hereof. Upon completion of any such Event of Loss Offer, the amount of Excess Loss Proceeds shall be reset at zero. Pending any permitted rebuilding, repair or construction or the completion of any Excess Loss Offer, the Company shall promptly and without commingling deposit in the Event of Loss Account and pledge to the Trustee as additional Note Collateral any Net Loss Proceeds or other cash on hand required for such permitted rebuilding, repair or construction pursuant to the Cash Collateral and Disbursement Agreement. Such pledged funds will be released to the Company to pay for such permitted rebuilding repair or construction or such Event of Loss Offer pursuant to the Cash Collateral and Disbursement Agreement. The BHR Loss Proceeds and the Net Loss Proceeds of all Events of Loss with respect to assets constituting Note Collateral (other than Permitted Investments), as well as Excess Loss Proceeds, shall be promptly and without commingling deposited with the Trustee in an Event of Loss Account pursuant to the terms of the Cash Collateral and Disbursement Agreement until applied as permitted pursuant to this paragraph. The Company shall grant to the Trustee, on behalf of the Holders of the Notes, a first priority lien on any properties or assets rebuilt, repaired or constructed with such Net Loss Proceeds on the terms set forth in this Indenture and the Collateral Documents.

     (b) With respect to any Event of Loss pursuant to clause (D) of the definition of "Event of Loss" that has a fair market value (or replacement cost, if greater) in excess of $2.0 million, the Company will be required to receive consideration at least (i) equal to the fair market value (as determined by an Independent Financial Advisor) of the assets subject to an Event of Loss and (ii) 90% of which is in the form of cash or Cash Equivalents; provided, however, that the amount of (A) any liabilities (as shown on the Company's most recent balance sheet or in the Notes thereto) of the Company (other than liabilities that are by their terms expressly subordinated to the Notes), that are assumed by the transferee of any such assets and (B) any notes or other obligations received by the Company from such transferee that are converted by the Company into cash (to the extent of the cash received) within 10 Business Days following the closing of such sale of the assets subject to such Event of Loss, shall be deemed to be cash only for purposes of satisfying clause (ii) of this Section 4.11(b) and for no other purpose.

     (c) With respect to any Event of Loss with respect to Note Collateral with a fair market value (or replacement cost, if greater) of $1.0 million or less, the Net Loss Proceeds therefrom shall be released to the Company.



                                    (45)

SECTION 4.12. TRANSACTIONS WITH AFFILIATES.

     The Company shall not, and shall not permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its assets, properties or securities to, or purchase any assets, properties or securities from, or enter into or make any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company in which the Company or any Subsidiary owns, directly or indirectly, an equity interest (each of the foregoing, an "Affiliate Transaction"), unless (a) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (b) the Company delivers to the Trustee (i) with respect to any Affiliate Transaction involving aggregate payments in excess of $350,000, a resolution adopted by the Board of Managers of the Company approving such Affiliate Transaction and set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above and (ii) with respect to any Affiliate Transaction involving aggregate payments in excess of $4.0 million, a written opinion as to the fairness to the Company from a financial point of view issued by an Independent Financial Advisor with assets in excess of $1.0 billion. The foregoing provisions shall not apply to the following: (1) Restricted Payments permitted by Section 4.07 hereof; (2) capital contributions required to be made by the Company pursuant by the BHR Operating Agreement; (3) the Berthing Agreement; (4) the provision of certain services to the City of Gary or to any other Person in the State of Indiana on behalf of the City of Gary by an Affiliate or Affiliates of the Company to satisfy certain obligations of the Company under the Development Agreement; (5) the licensing of any service mark of the Company to an Affiliate or Affiliates of the Company; or (6) the extension or renewal of any terms of any Affiliate Transaction in effect on the Issuance Date so long as such extension or renewal is accompanied by an Officer's Certificate stating that such extension or renewal complies with clause (i) above.

     Notwithstanding the foregoing, the Company shall not enter into an employment or consulting agreement with any individual who directly or indirectly controls the Company, which agreement provides for annual compensation to such individual in excess of $350,000.

SECTION 4.13. LIENS.

     The Company shall not, and shall not permit any Subsidiary to, directly or indirectly create, incur, assume or suffer to exist any Lien, except Permitted Liens, on any asset owned as of the Issuance Date or thereafter acquired by the Company or any such Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom.

SECTION 4.14. LINE OF BUSINESS.

     For so long as any Notes are outstanding, the Company (i) shall not, and shall not permit any Subsidiary to, engage in any business or activity other than the Principal Business and (ii) shall not permit the BHR Joint Venture to engage in any business or activity other than businesses or activities that relate to the Principal Business.



                                    (46)

SECTION 4.15. CORPORATE EXISTENCE.

     Subject to Article 5 hereof, as the case may be, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its existence as a limited liability company and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Managers of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.16. OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

     Upon the occurrence of a Change of Control, the Company shall promptly make an offer to each Holder to purchase all or any part (equal to $1,000 or an integral multiple thereof) of the Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at a price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, provided, that the Company shall not be required to make such an offer to purchase if such event deemed to be a Change of Control ceases to exist prior to the Purchase Date. Such Change of Control Offer shall be made in accordance with the procedures set forth in Article 3 hereof. The Company shall commence such Change of Control Offer by mailing the notice set forth in Section 3.10 hereof to Holders. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to any Repurchase Offer.

SECTION 4.17. REGISTRATION RIGHTS.

     Pursuant to the Registration Rights Agreement, the Company will file a registration statement (the "Exchange Offer Registration Statement") with respect to an offer to exchange the Senior Notes for a new issue of Senior Exchange Notes of the Company (the "New Notes") registered under the Securities Act, with terms identical to those of the Senior Notes. If (i) the Exchange Offer is not permitted by applicable law or (ii) any holder of Senior Notes notifies the Company that (A) it is prohibited by law or SEC policy from participating in the Exchange Offer, (B) that it may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (C) that it is a broker-dealer and holds Notes acquired directly from the Company or an affiliate of the Company, the Company will be required to provide a shelf registration statement (the "Shelf Registration Statement") to cover resales of the Notes by the holders thereof.


                                    (47)

     If (i) the Company fails to file within 30 days, or fails to cause to become effective within 120 days after filing, the Exchange Offer Registration Statement, or (ii) the Company is obligated to provide a Shelf Registration Statement and such Shelf Registration Statement is not filed within 30 days, or declared effective within 120 days after filing, or (iii) the Company fails to consummate the Exchange Offer within 30 days of the date on which the Exchange Offer Registration Statement was required to be declared effective by the Commission or (iv) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but shall thereafter cease to be effective or usable in connection with resales of the Notes for the periods specified in the Registration Rights Agreement (each such event referred to in clauses (i) through (iv) above a "Registration Default"), then the Company shall pay to each holder of Notes, with respect to the first 90-day period following such Registration Default, liquidated damages ("Liquidated Damages") in an amount equal to $.05 per week per $1,000 in principal amount of Notes held by such holder. The amount of such Liquidated Damages will increase by an additional $.05 per week per $1,000 in principal amount of Notes held by such holders for each subsequent 90-day period until such Registration Default has been cured, up to a maximum of $.35 per week.

SECTION 4.18. USE OF PROCEEDS.

     The Company shall use the net proceeds from the sale of the Notes only for Permitted Proceed Uses. The Company shall cause the net proceeds from the sale of the Notes to be deposited into the Cash Collateral Accounts and disbursed only in accordance with the Cash Collateral and Disbursement Agreement.

SECTION 4.19. CASH COLLATERAL AND DISBURSEMENT AGREEMENT.

     The Company shall place all of the net proceeds of the Offering (to the extent provided below) into the Cash Collateral Accounts to be held in escrow and invested in cash or Cash Equivalents by the Disbursement Agent until needed from time to time to fund (i) the equipping of the Chartered Vessel, (ii) the Company's obligations with respect to the construction of the Gaming Complex,
(iii) the construction of the Permanent Vessel, (iv) the repayment of the Note to Principal Member, (v) the first two scheduled fixed interest payments with respect to the Senior Notes and (vi) certain other disbursements as permitted by the Cash Collateral and Disbursement Agreement, each pursuant to the terms of the Cash Collateral and Disbursement Agreement. On or prior to the Issuance Date, the Company shall have entered into the Cash Collateral and Disbursement Agreement. The Trustee, for the ratable benefit of the Holders, shall have an exclusive, and perfected security interest in the Cash Collateral Accounts.
The Disbursement Agent will make disbursements out of the Cash Collateral Accounts in accordance with the disbursement conditions set forth in the Cash Collateral and Disbursement Agreement.

SECTION 4.20. GAMING LICENSES.

     The Company covenants to use its best efforts to obtain and retain in full force and effect at all times all Gaming Licenses necessary for the operation of the Majestic Star Casino, provided, that, if the Company is required by any Gaming Regulatory Authority to suspend or revoke any consent, permit or license or close or suspend any operation of any


                                    (48)
part of the Majestic Star Casino as a result of any noncompliance with law, the Company will use its best efforts to promptly and diligently correct such noncompliance or replace any personnel causing such noncompliance so that the Majestic Star Casino will be opened and fully Operating.

SECTION 4.21. CONSTRUCTION.

     The Company shall cause the Chartered Vessel to be equipped and refitted for gaming and shall use its best efforts to cause the construction by the BHR Joint Venture of the Gaming Complex, including the furnishing, fixturing and equipping thereof, to be prosecuted with diligence and continuity in a good and workmanlike manner substantially in accordance with the Plans and Specifications and within the Construction Budget. At such time that the Company commences construction of the Permanent Vessel, the Company shall cause such construction to be prosecuted with diligence and continuity in a good and workmanlike manner substantially in accordance with the Plans and Specifications for such construction and within the construction budget therefor and shall use its best efforts to cause the Permanent Vessel to be Delivered no later than June 30, 1998.

SECTION 4.22. MAINTENANCE OF INSURANCE.

     Until the Notes have been paid in full, the Company and its Subsidiaries shall maintain insurance with responsible carriers against such risks and in such amounts as is customarily carried by similar businesses with such deductibles, retentions, self insured amounts and coinsurance provisions as are customarily carried by similar businesses of similar size, including, without limitation, property and casualty, and shall have provided insurance certificates evidencing such insurance to the Trustee prior to the Issuance Date and shall hereafter provide such certificates prior to the anniversary or renewal date of each such policy, which certificate shall expressly state the expiration date for each policy listed. The Company shall furnish or cause to be furnished certified copies of the policies to the Trustee.

     Customary insurance coverage shall be deemed to include the following: (i) workers' compensation insurance to the extent required to comply with all applicable state, territorial, or United States laws and regulations, or the laws and regulations of any other applicable jurisdiction, (ii) comprehensive general liability insurance with minimum limits of $1.0 million, (iii) umbrella or excess liability insurance providing excess liability coverages over and above the foregoing underlying insurances up to a minimum limit of $25.0 million, and (iv) property insurance protecting the property against loss or damage by fire, lightning, windstorm, tornado, water damage, vandalism, riot, earthquake, civil commotion, malicious mischief, hurricane, and such other risks and hazards as are from time to time covered by an "all-risk" policy or a property policy covering "special" causes of loss (such insurance shall provide coverage in not less than the lesser of 120% of the outstanding principal amount of the Notes plus accrued and unpaid interest and 100% of actual replacement value (as determined at each policy renewal based on the F.W. Dodge Building Index or some other recognized means) of any improvements and with a deductible no greater than 2% of the insured value of the Majestic Star Casino Project and the Permanent Vessel or such greater amount as is available on commercially reasonable terms (other than earthquake insurance, for which the deductible may be up to 10% of such replacement value)). All insurance required under this



                                    (49)

Indenture (except worker's compensation) shall name the Company as insured and the Trustee as an additional insured, with loss proceeds in excess of $1.0 million payable jointly to the Company and the Trustee (unless a Default or Event of Default has occurred and is then continuing, in which case all loss proceeds are payable solely to the Trustee), with no recourse against the Trustee for the payment of premiums, deductibles, commissions or club calls, and for at least 30 days notice of cancellation. All such loss proceeds in excess of $1.0 million shall be deposited in the Event of Loss Account to be established pursuant to Section 10.12 hereof and the Cash Collateral and Disbursement Agreement and shall be pledged to the Trustee until released in accordance with the terms of the Cash Collateral and Disbursement Agreement. All such insurance policies shall be issued by carriers having an A.M. Best & Company, Inc. rating of "A" or higher and a financial size category of not less than XII, or if such carrier is not rated by A.M. Best & Company, Inc., having the financial stability and size deemed appropriate by an opinion from a reputable insurance broker. The Company shall deliver to the Trustee on the Issuance Date and each anniversary hereafter a certificate of an insurance agent stating that the insurance policies obtained by the Company comply with this Section 4.22 and the related applicable provisions of the Collateral Documents.

SECTION 4.23. LIMITATION ON STATUS AS INVESTMENT COMPANY.

     The Company shall not become an Investment Company subject to registration as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or from otherwise becoming subject to regulation under the Investment Company Act of 1940.

SECTION 4.24. COLLATERAL DOCUMENTS.

     The Company will not, and will not permit any of its Subsidiaries to, amend, waive or modify, or take or refrain from taking any action that has the effect of amending, waiving or modifying, any provision of the Collateral Documents to the extent that such amendment, waiver, modification or action could have an adverse effect in any material respect on the rights of the Trustee or the Holders, provided, that: (i) the Note Collateral may be released or modified as expressly provided in this Indenture and in the Collateral Documents; (ii) the Construction Budget may be amended as expressly provided in the Cash Collateral and Disbursement Agreement; and (iii) this Indenture and any of the Collateral Documents may be otherwise amended, waived or modified as set forth under Article 9 hereof.

SECTION 4.25. FURTHER ASSURANCES.

     The Company shall (and shall cause each of its Subsidiaries to) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignments, transfers, certificates, assurances and other instruments as may be required from time to time in order (i) to carry out more effectively the purposes of the Collateral Documents, (ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests required to be encumbered thereby, (iii) to perfect and maintain


                                    (50)
the enforceability, validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, (iv) to enter into the First Preferred Ship Mortgage upon Delivery of the Permanent Vessel, and (v) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Trustee any of the rights granted or now or hereafter intended by the parties thereto to be granted to the Trustee, the Holders of the Notes or under any other instrument executed in connection therewith or granted to the Company under the Collateral Documents or under any other instrument executed in connection therewith.

SECTION 4.26. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a)(i) pay dividends or make any other distributions to the Company or any of its Subsidiaries (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any Indebtedness owed to the Company or any of its Subsidiaries, (b) make loans or advances to the Company or any of its Subsidiaries or (c) sell, lease, or transfer any of its properties or assets to the Company or any of its Subsidiaries, except (in each case) for such encumbrances or restrictions existing under or by reason of (1) contractual encumbrances or restrictions in effect on the Issuance Date, (2) the Indenture, the Senior Notes and the Collateral Documents, (3) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any Subsidiary as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that the Consolidated Cash Flow of such Person is not taken into account in determining whether such acquisition was permitted by the terms of the Indenture, (4) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (5) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause
(c) above on the property so acquired, (6) applicable law or any applicable rule or order of any Gaming Regulatory Authority, or (7) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (6) above, provided, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company's Board of Managers, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

SECTION 4.27. RESTRICTIONS ON LEASING AND DEDICATION OF PROPERTY.

     The Company shall not, and shall not permit any Subsidiary to, lease, sublease, or grant a license, concession or other agreement to occupy, manage or use any Note Collateral


                                    (51)
owned or leased by the Company (each, a "Lease Transaction"), other than the following Lease Transactions, provided that (1) no Default or Event of Default has occurred or is continuing immediately after entering into such Lease Transaction (or immediately after any extension or renewal of such Lease Transaction made at the option of the Company or any Subsidiary) and (2) no gaming or casino operations may be conducted on any Note Collateral that is the subject of such Lease Transaction other than by the Company or any
Subsidiary:

     (a) the Company may enter into a Lease Transaction with respect to any space on or within the Majestic Star Casino with any Person, provided that (i) such Lease Transaction will not interfere with, impair or detract from the operations of the Majestic Star Casino and will, in the opinion of the Company, enhance the value and operations of the Majestic Star Casino, (ii) such Lease Transaction is at a fair market rent (in light of other similar or comparable prevailing commercial transactions) and contains such other terms such that the Lease Transaction, taken as a whole, is commercially reasonable and fair to the Company in light of prevailing or comparable transactions in other casinos, hotels, attractions or shopping venues and (iii) such Lease Transaction complies with all applicable laws, including obtaining any consent or license of the IGC if required; and

     (b) the Company may enter into a management or operating agreement with respect to any Note Collateral (other than any Note Collateral or space used for any casino or gaming operations) with any Person, provided that (i) the manager or operator has experience in managing or operating similar operations,
(ii) such management or operating agreement is on commercially reasonable and fair terms to the Company and (iii) such management or operating agreement is terminable without penalty to the Company upon no more than 90 days written notice.

     The Company will notify the Trustee of any Lease Transaction and request that the Trustee enter into a leasehold non-disturbance agreement (acceptable to the Trustee) with respect to any Lease Transaction permitted under clause
(a) above, in the event that the Trustee, on behalf of the Holders of Notes, forecloses or takes possession of any Note Collateral. Such an agreement shall provide, among other things, that any action taken with respect to any Note Collateral, including any sale of Note Collateral, will be subject to the terms of the Lease Transaction and will permit the lessee to cure certain defaults under such Lease Transaction. No Lease Transaction may provide that the Company may subordinate its leasehold or fee interest to any lessee or any financing party of any lessee.

SECTION 4.28. UNCOMPLETED PROJECT OFFER

     If the Majestic Star Casino is not Operating by December 31, 1996 (the "Uncompleted Project"), then the Company shall be required (a) within 30 days of such date to offer to purchase Notes up to an amount equal to funds remaining in the Cash Collateral Accounts, provided that such funds exceed $5.0 million (the "Initial Uncompleted Project Offer") and (b) within one year after such date (but no later than 30 days after receipt of the proceeds from the Project Liquidation), to offer to purchase Notes up to an amount equal to the net proceeds from the liquidation of the remaining assets of the Uncompleted Project ("Project Liquidation"), plus any funds remaining in the Cash Collateral Accounts (a "Final Uncompleted Project


                                    (52)

Offer"; and, together with the Initial Uncompleted Project Offer, an "Uncompleted Project Offer"), in each case at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date.

     The Company shall also be required to proceed promptly after December 31, 1996 with an orderly liquidation of the remaining assets related to the Uncompleted Project and without commingling to deposit the proceeds thereof with the Disbursement Agent in the Uncompleted Project Account pursuant to the Cash Collateral and Disbursement Agreement subject to a lien in favor of the Trustee for the benefit of the Holders. Failure to complete such liquidation and commence the Final Uncompleted Project Offer within one year shall be an Event of Default.

     Within 30 days after December 31, 1996, if applicable, the Company will mail to all Holders of Notes a notice apprising such Holders of the Initial Uncompleted Project Offer and of the Holders' rights arising as a result thereof. Within 30 days after the completion of the Project Liquidation, the Company will mail to all Holders of Notes a notice apprising such Holders of the Final Uncompleted Project Offer and of the Holders' rights arising as a result thereof.

     If the aggregate principal amount of Notes surrendered pursuant to any such Uncompleted Project Offer exceeds the amount of funds available to repurchase such Notes, the Trustee shall select the Notes to be purchased in the manner described in Section 3.02 hereof.

     Any offer to purchase Notes pursuant to this Section 4.28 shall be made in accordance with the procedures set forth in Section 3.10 hereof.

SECTION 4.29. UNCOMPLETED VESSEL OFFER

     If the Delivery of the Permanent Vessel has not occurred by June 30, 1998, then the Company will be required within 30 days of such date to offer to purchase Notes up to an amount equal to funds remaining in the Cash Collateral Accounts (the "Uncompleted Vessel Offer") at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any.

     Within 30 days after June 30, 1998, the Company will mail to all Holders of Notes a notice apprising such Holders of the Uncompleted Vessel Offer and of the Holders' rights arising as a result thereof.

     If the aggregate principal amount of Notes surrendered pursuant to any such Uncompleted Vessel Offer exceeds the amount of funds available to repurchase such Notes, the Trustee shall select the Notes to be purchased in the manner described in Section 3.02 hereof.

     Any offer to purchase Notes pursuant to this Section 4.29 shall be made in accordance with the procedures set forth in Section 3.10 hereof.


                                    (53)

SECTION 4.30. ADDITIONAL SUBSIDIARIES.

     Upon the formation of any Subsidiary of the Company, the Company shall pledge to the Trustee the stock or other evidences of ownership of such Subsidiary and, in any event, any intercompany notes held by the Company, as Note Collateral pursuant to the Pledge Agreement substantially in the form of the existing Pledge Agreement, subject to such amendments or modifications as may be appropriate to reflect the nature of the Subsidiary and the jurisdiction in which such Subsidiary is formed or operates; provided, however that (i) Capital Stock of a Subsidiary hereafter owned by the Company need not be pledged if any such pledge would in any way jeopardize the obtaining or maintenance of a Gaming License or would require the Trustee or a Holder or beneficial holder of Notes to be licensed, qualified or found suitable by an applicable Gaming Regulatory Authority and (ii) if such Subsidiary is a partnership, such pledge of Capital Stock need only be pledged to the extent of distributions received from such partnership.

SECTION 4.31. RATING.

     The Company shall be required, within 90 days of the date of this Indenture, to make presentations to Moody's Investors Service and Standard & Poor's Ratings Group, for the purpose of obtaining a rating for the Notes.


                                   ARTICLE 5
                                   SUCCESSORS


SECTION 5.01. MERGER, CONSOLIDATION, OR SALE OF ASSETS.

     The Company, in a single transaction or through a series of related transactions, shall not consolidate with or merge with or into any other Person, or transfer (by lease, assignment, sale or otherwise) all or substantially all of its properties and assets unless (1) either the Company is the continuing Person, or the Person (if other than the Company) formed by or surviving such consolidation or into which the Company is merged or to which all or substantially all of the properties and assets of the Company are transferred (the Company or such other Person hereinafter referred to as the "Surviving Person") is a corporation or limited liability company organized and validly existing under the laws of the United States, any state thereof or the District of Columbia, and shall expressly assume, by a supplemental indenture, all the obligations of the Company under the Notes, the Indenture and the Collateral Documents; (2) immediately after and giving effect to such transaction and the assumption contemplated by clause (1) above and the incurrence or anticipated incurrence of any Indebtedness to be incurred in connection therewith, (A) the Surviving Person shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction, and (B) the Surviving Person could incur $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio; (3) immediately before and immediately after and giving effect to such transaction and the assumption of the obligations as set forth in clause (1) above and the incurrence or anticipated incurrence of any Indebtedness to be incurred in connection therewith, no Default or Event of Default shall have



                                    (54)
occurred and be continuing and (4) such transactions would not require any Holder of Notes to obtain a gaming license or be qualified under the laws of any applicable gaming jurisdiction, provided that such Holder would not have been required to obtain a Gaming License or be qualified under the laws of any applicable gaming jurisdiction in the absence of such transactions.

SECTION 5.02. SUCCESSOR CORPORATION SUBSTITUTED

     Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the Surviving Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the Surviving Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such Surviving Person had been named as the Company herein; provided, however, that (A) the Surviving Person shall (i) assume all of the obligations of the acquired Person under this Indenture, the Notes, and if applicable, the Collateral Documents, (ii) acquire and own and operate, directly or through Wholly Owned Subsidiaries, all or substantially all of the properties and assets then constituting the assets of the Company or any of its Subsidiaries, as the case may be, (iii) have been issued, or have a consolidated Subsidiary which has been issued, Gaming Licenses to operate the acquired casino operations and entities substantially in the manner and scope operated prior to such transaction, which Gaming Licenses are in full force and effect, and (iv) comply fully with Section 5.01 hereof and (B) the predecessor Company shall have delivered to the Trustee an Officers' Certificate and Opinion of Counsel, subject to customary assumptions and exclusions, stating that the proposed transaction complies with this Indenture; provided further, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest (including Contingent Interest, if any) on the Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.01 hereof.

                                   ARTICLE 6
                             DEFAULTS AND REMEDIES


SECTION 6.01. EVENTS OF DEFAULT.

      An "Event of Default" occurs if:

           (a) the Company defaults in the payment when due of interest on the Notes and such default continues for a period of 30 days; provided that payments of Contingent Interest that are permitted to be deferred as provided in the Notes shall not become due for this purpose until such payment is required to be made pursuant to the terms of the Notes;



                                    (55)

           (b) the Company defaults in the payment when due of principal of or premium, if any, on the Notes when the same become due and payable at maturity, upon redemption (or in connection with an offer to purchase) or otherwise;

           (c) the Company fails to comply, within any applicable cure periods, with any of the provisions of Section 4.07, 4.09, 4.10, 4.11, 4.15, 4.16, 4.18, 4.28, 4.29, 4.31 or 5.01 hereof;

           (d) the Company fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture, the Notes or the Collateral Documents for 30 days after written notice to the Company by the Trustee or to the Company and the Trustee from Holders of at least 25% in principal amount of the Notes then outstanding;

           (e) for any reason, other than due to the act of the Trustee, the Disbursement Agent or the Holders and other than the satisfaction in full and discharge of all obligations secured thereby, to the extent permitted by this Indenture or any Collateral Document, any Collateral Document ceases to be in full force and effect or any Lien intended to be perfected thereby ceases to be or is not a valid and perfected Lien having the ranking or priority contemplated thereby, except for Permitted Liens, and such condition continues for a period of 30 days after the Company receives notice of such condition;

           (f) prior to Delivery of the Permanent Vessel, the Charter ceases to be in full force and effect or the Company defaults in the performance of any covenant set forth in the Charter or any of the Collateral Documents (which default is not waived or cured);

           (g) a default occurs under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries or the payment of which is guaranteed by the Company or any of its Subsidiaries, whether such Indebtedness or guarantee now exists, or is created after the Issuance Date, which default (a) is caused by a failure to pay when due principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such indebtedness (a "Payment Cross-Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity or would constitute a default in the payment of such issue of Indebtedness at final maturity of such issue and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which a Payment Cross-Default then exists or with respect to which the maturity thereof has been so accelerated or which has not been paid at maturity, aggregates $1.0 million or more;

           (h) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Subsidiaries or any of their assets and such judgment or judgments remain unpaid,


                                    (56)
      undischarged, unbonded or unstayed for a period of 60 days, provided that the aggregate of all such undischarged judgments exceeds $1.0 million;

           (i) the Company or any of its Subsidiaries breaches in a material respect any representation or warranty set forth in the Charter, the Berthing Agreement or any of the Collateral Documents, or the Company or any of its Subsidiaries repudiates any of its obligations under, or any judgment or decree by a court or government agency of competent jurisdiction declaring the unenforceability of the Charter, the Berthing Agreement or any of the Collateral Documents and such repudiation materially impairs the benefits to the Trustee or the Holders of the Notes thereunder;

           (j) the Company pursuant to or within the meaning of Bankruptcy Law:

               (i) commences a voluntary case,

               (ii) consents to the entry of an order for relief against it in an involuntary case,

               (iii) makes a general assignment for the benefit of its
                     creditors, or

               (iv) generally is not paying its debts as they become due; or

           (k) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (i) is for relief against the Company in an involuntary case; or

               (ii) orders the liquidation of the Company;

      and the order or decree remains unstayed and in effect for 30 consecutive days;

           (l) there is any revocation, termination, suspension or other cessation of effectiveness of any Gaming License which results in the cessation or suspension of gaming operations for a period of more than 90 consecutive days at the Majestic Star Casino;

           (m) there is a cessation of gaming operations for a period of more than 90 consecutive days at the Majestic Star Casino (other than as a result of casualty loss) after the Majestic Star Casino becomes Operating;

           (n) there is a cessation of gaming operations for a period of more than 180 consecutive days as a result of a casualty loss after the Majestic Star Casino becomes Operating, except if the Company is diligently pursuing reconstruction and opening of the Majestic Star Casino and such reconstruction and opening can be accomplished with the funds available to the Company;


                                    (57)

           (o) the Majestic Star Casino Project is not Operating by December 31, 1996 and continues to be not Operating; or

           (p) the Permanent Vessel  has not been Delivered by June 30, 1998.

SECTION 6.02. ACCELERATION.

     If any Event of Default (other than an Event of Default specified in clause (j) or (k) of Section 6.01 hereof with respect to the Company), occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal, premium, if any, interest (including Contingent Interest and Liquidated Damages, if any) and any other monetary obligations on all of the Notes to be due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (j) or (k) of Section 6.01 hereof occurs with respect to the Company, the principal, premium, if any, interest (including all Contingent Interest and Liquidated Damages, if any) and any other monetary obligations on all of the outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

     Notwithstanding the foregoing, the Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of the Notes.

     If an Event of Default occurs on or after May 15, 2000 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.07 hereof (a "Willful Default"), then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default occurs prior to May 15, 2000 by reason of any Willful Default then, upon acceleration of the Notes, an additional premium shall also become and be immediately due and payable in an amount, for each of the years beginning on May 15 of the years set forth below, as set forth below (expressed as a percentage of the principal amount that would otherwise be due but for the provisions of this sentence):


                                 Year    %
                                 ----  -------
                                 1996  112.750
                                 1997  112.750
                                 1998  110.625
                                 1999  108.500
                                 2000  106.375


                                    (58)

     The Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may notify the Company in writing, no later than 60 days following the acceleration of the Notes, that the Trustee or such Holders believe in good faith that a Willful Default has occurred. If the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes fail to notify the Company of a Willful Default within such 60-day period, the Company shall not be required to pay such Willful Default premium.

     If the Company objects to a written notice by the Trustee or such Holders that a Willful Default has occurred, the Company may so notify the Trustee in writing within 15 days of its receipt of such notice. Upon receipt of the Company's notice of objection, the Trustee shall promptly submit the issue of whether a Willful Default has occurred to binding arbitration under the Commercial Rules of the American Arbitration Association. The arbitration shall be a non-administered arbitration in that all administrative functions will be performed by the parties and the arbitrators rather than the American Arbitration Association and no fees will be paid to the American Arbitration Association for such arbitration. To the extent that there are any conflicts between the Commercial Rules of the American Arbitration Association and this
Section 6.02, this Section 6.02 shall govern.

     The arbitration proceeding contemplated in the preceding paragraph shall be conducted by three arbitrators, with one selected by the Company, one selected by the Trustee and one selected by the mutual agreement of the Company and the Trustee. If the Trustee and the Company are unable to agree to the selection of a third arbitrator within seven (7) days of the selection of the other two arbitrators, the arbitrators selected by the Trustee and the Company shall select the third arbitrator. The arbitration shall take place in Detroit, Michigan, and judgment upon any award rendered by the arbitrators may be entered by any court having jurisdiction thereon. The arbitration shall be governed by the laws of the State of New York. The arbitrators shall not be empowered to award damages, but shall only be empowered to determine whether a Willful Default has occurred. No interest on any premium determined to be payable by the Company to the Holders shall accrue prior to the decision of the arbitrators. The procedures set forth in this paragraph and the preceding paragraph shall be the sole and exclusive method of determining whether a Willful Default has occurred hereunder.

SECTION 6.03. OTHER REMEDIES.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Collateral Documents, including, without limitation, any remedy available pursuant to the Cash Collateral and Disbursement Agreement.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

                                    (59)

SECTION 6.04. WAIVER OF PAST DEFAULTS.

     Holders of not less than majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05. CONTROL BY MAJORITY.

     Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it, including the exercise of any remedy under the Collateral Documents. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 6.06. LIMITATION ON SUITS.

     A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

     (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default or the Trustee receives such notice from the Company;

     (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

     (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

     (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

     (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request; provided, however, that such provision does not affect the right of a Holder to sue for enforcement of any overdue payment thereon.


                                    (60)

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07. RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Notes, on or after the respective due dates expressed in the Notes (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08 COLLECTION SUIT BY TRUSTEE.

     If an Event of Default specified in Section 6.01 (a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM.

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.


                                    (61)

SECTION 6.10. PRIORITIES.

     If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

     First:  to the Trustee, its agents and attorneys for amounts due under
Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

     Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

     Third: (i) with respect to any other money, to the Company or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11. UNDERTAKING FOR COSTS.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

SECTION 6.12. MANAGEMENT OF CASINOS.

     Notwithstanding any provision of this Article 6 to the contrary, following an Event of Default that permits the taking of possession of the Majestic Star Casino by the Trustee, the Trustee shall be authorized, to recommend that the Company retain one or more experienced operators of casinos to manage the casino located at the Majestic Star Casino on behalf of the Holders of Notes; provided, however, that any such operator shall have all necessary legal qualifications, including all material Gaming Licenses and/or approvals of the IGC to manage the casino located at the Majestic Star Casino.



                                    (62)

                                   ARTICLE 7
                                    TRUSTEE


SECTION 7.01. DUTIES OF TRUSTEE.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and the Collateral Documents, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

     (b) Except during the continuance of an Event of Default, the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Collateral Documents and the Trustee need perform only those duties that are specifically set forth in this Indenture and the Collateral Documents and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

     (c) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming in all material respects to the requirements of this Indenture and the Collateral Documents. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform in all material respects to the requirements of this Indenture and the Collateral Documents. The permissive right of the Trustee to take actions enumerated in this Indenture shall never be construed as a duty.

     (d) The Trustee may not be relieved from liabilities for its own gross negligent action, its own gross negligent failure to act, or its own willful misconduct, except that:

           (i) this paragraph (d) does not limit the effect of paragraphs (b) and (c) of this Section;

           (ii) the Trustee shall not be liable to the Company, any holder of the Notes or any other Person for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

           (iii) the Trustee shall not be liable to the Company, any holder of the Notes or any other Person with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

     (e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), (c) and (d) of this Section.

     (f) All moneys received by the Trustee shall, until used or applied or invested as herein provided, be held in trust for the purposes of which they were received but need not be




                                    (63)
segregated from other funds except to the extent required by law or as provided in this Indenture. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company or as provided in this Indenture.

     (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture before or following the occurrence of any Event of Default at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

     (h) The Trustee shall not be individually liable for any debt contracted or for damages to persons or to personal property injured or damaged, or for salaries or non-fulfillment of contracts during any period in which it may be in the possession of or managing any real and tangible personal property as anywhere in the Indenture provided.

     (i) At any and all reasonable times the Trustee and its duly authorized agents, attorneys, experts, engineers, accountants and representatives shall have the right fully to inspect any and all of the books, papers and records of the Company pertaining to the Notes, and to make such copies from and in regard thereto as may be desired.

SECTION 7.02. RIGHTS OF TRUSTEE.

     (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with reasonable care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such

                                    (64)

Holders shall have requested such action in accordance with this Indenture and have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

     (g) Except with respect to Section 4.01 hereof, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article Four hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Section 6.01(a) or 6.01(b) or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04. TRUSTEE'S DISCLAIMER.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Collateral Documents or the Notes or as to the adequacy of the security for the Notes; it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture or the Collateral Documents; it shall not be responsible for the use or application of any money received by the Disbursement Agent, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05. NOTICES OF DEFAULTS.

     If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to the Holders of Notes and the Disbursement Agent notices of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest (including Contingent Interest, if any) on any Note, the Trustee may withhold the notices if and so long as the Trustee in good faith determines that withholding the notices is in the interests of the Holders of the Notes.

SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

     On each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event

                                    (65)
described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

     A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

     At the expense of the Company, the Trustee or, if the Trustee is not the Registrar, the Registrar, shall report the names of record holders of the Notes to any Gaming Regulatory Authority when requested to do so by the Company.

     At the express direction of the Company and at the Company's expense, the Trustee will provide any Gaming Regulatory Authority with:

           (i) copies of all notices, reports and other written communications which the Trustee gives to Holders;

           (ii) a list of all of the Holders promptly after the original issuance of the Notes and periodically thereafter if the Company so directs;

           (iii) Notice of any Default or Event of Default under this Indenture, any acceleration of the indebtedness evidenced hereby, the institution of any legal actions or proceedings before any court or governmental authority in respect of a Default or Event of Default hereunder;

           (iv) notice of the removal or resignation of the Trustee within five Business Days of the effectiveness thereof;

           (v) notice of any transfer or assignment of rights under this Indenture known to the Trustee within five Business Days thereof; and

           (vi) a copy of any amendment to the Notes or this Indenture within five Business Days of the effectiveness thereof.

     To the extent requested by the Company and at the Company's expense, the Trustee shall cooperate with any Gaming Regulatory Authority in order to provide such Gaming Regulatory Authority with the information and documentation requested and as otherwise required by applicable law.

SECTION 7.07. COMPENSATION AND INDEMNITY.

     The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder in accordance with a written schedule provided by the Trustee to the Company. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the


                                    (66)

Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     The Company hereby indemnifies the Trustee and its officers, directors, agents and employees against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture or the Collateral Documents, including the costs and expenses of enforcing this Indenture or the Collateral Documents against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

     To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest (including Contingent Interest, if any) on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(j) or (k) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

     The Trustee shall comply with the provision of TIA Section 313(b)(2) to the extent applicable.

SECTION 7.08. REPLACEMENT OF TRUSTEE.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment and taking of office as provided in this Section.

     The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:



                                    (67)

     (a) the Trustee fails to comply with Section 7.10 hereof;

     (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

     (c) a custodian or public officer takes charge of the Trustee or its property; or

     (d) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. For up to one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may by written action appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     If any Gaming Regulatory Authority requires a Trustee to be approved, licensed or qualified and the Trustee fails or declines to do so, such approval, license or qualification shall be obtained upon the request of, and at the expense of, the Company unless the Trustee declines to do so, or, if the Trustee's relationship with the Company may, in the Company's discretion, jeopardize any material gaming license or franchise or right or approval granted thereto, the Trustee shall resign, and, in addition, the Trustee may at its option resign if the Trustee in its sole discretion determines not to be so approved, licensed or qualified.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of the Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee at any time fails to comply with Section 7.10, any Holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any



                                    (68)
further act shall be the successor Trustee; provided such corporation shall be otherwise eligible and qualified under this Article.

SECTION 7.10. ELIGIBILITY; DISQUALIFICATION.

     There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

     The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The Trustee hereby waives any right to set off any claim that it may have against the Company in any capacity (other than as Trustee, Paying Agent or Collateral Agent hereunder or under the Collateral Documents) against any of the assets of the Company held by the Trustee, including in any of the Cash Collateral Accounts; provided, however, that if the Trustee is or becomes a lender of any other indebtedness permitted hereunder to be pari passu with the Notes, then such waiver shall not apply to the extent of such Indebtedness.


                                   ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE


SECTION 8.01. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

     The Company may, at the option of its Board of Managers evidenced by a resolution set forth in an Officers' Certificate delivered to the Trustee, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

SECTION 8.02. LEGAL DEFEASANCE AND DISCHARGE.

     (a) When (i) the Company delivers to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Notes have become due and payable and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity all outstanding Notes, including interest thereon (other than Notes replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by it, then this Indenture shall, subject to Sections 8.02(b) and
8.07 cease



                                    (69)
to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on the Company's demand accompanied by an Officers' Certificate and an Opinion of Counsel and at the Company's cost and expense.

     (b) Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and cured all existing Events of Default, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest (including Contingent Interest, if any) on such Notes when such payments are due, (ii) the Company's obligations with respect to such Notes under Article 2 and Section 4.02 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (iv) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03. COVENANT DEFEASANCE.

     Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.16, 4.17, 4.18, 4.19, 4.20, 4.21, 4.22, 4.24,
4.25, 4.26, 4.27, 4.28, 4.29, 4.30, and 5.01, and the Events of Default
specified under Sections 6.01(c), 6.01(d), 6.01(e), 6.01(h), 6.01(k), 6.01(l),
6.01(m), 6.01(n), 6.01(o) or 6.01(p) hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant listed in this Section 8.03, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.


                                    (70)

SECTION 8.04. CONDITIONS TO LEGAL OR COVENANT DEFEASANCE

     The following shall be the conditions to the application of either Section
8.02 or 8.03 hereof to the outstanding Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

     (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants as evidenced by a certificate delivered to the Trustee, to pay the principal of, premium, if any, and interest (including the maximum amount payable as Contingent Interest and Liquidated Damages, if any) due on the outstanding Notes on the stated maturity date or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

     (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issuance Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (d) no Default or Event of Default shall have occurred and be continuing pursuant to Section 6.01(a), 6.01(b), 6.01(j), or 6.01(k) hereof on the date of such deposit;

     (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company is a party or by which the Company is bound;

     (f) the Company shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit and as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not

                                    (71)
be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable United States law;

     (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

     (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, which Opinion of Counsel may be subject to customary assumptions and exclusions, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

     Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest (including the maximum amount of Contingent Interest payable), but such money need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

     Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06. REPAYMENT TO COMPANY.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter,

                                    (72)
as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07. REINSTATEMENT.

     If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section
8.02 or 8.03 hereof, as the case may be, provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest (including Contingent Interest, if any) on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

SECTION 8.08. NOTE COLLATERAL.

     Upon the Company's exercise under Section 8.01 hereof of the option applicable to either Section 8.02 or 8.03, the Note Collateral, except the funds in the trust fund described in Section 8.04 hereof, shall be released pursuant to Section 10.03 hereof.


                                   ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER


SECTION 9.01. WITHOUT CONSENT OF HOLDERS OF NOTES.

     Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture, the Notes or the Collateral Documents without the consent of any Holder of a Note, and provided that any required governmental approval, including that of the IGC, is obtained:

     (a) to cure any ambiguity, defect or inconsistency;

     (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

     (c) to comply with Article 5 hereof;



                                    (73)

     (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of a Note;

     (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

     (f) to enter into additional or supplemental Collateral Documents including, without limitation, the First Preferred Ship Mortgage on the Permanent Vessel pursuant to Article 10 hereof; or

     (g) to secure the Notes with additional collateral.

     Upon the request of the Company accompanied by a resolution of the Board of Managers of the Company authorizing the execution of any such amended or supplemental Indenture, Notes or Collateral Documents, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture, Notes or Collateral Documents authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such amended or supplemental Indenture, Notes or Collateral Documents that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02. WITH CONSENT OF HOLDERS OF NOTES.

     Except as provided below in this Section 9.02 or elsewhere in this Indenture, the Company and the Trustee may amend or supplement this Indenture, the Notes or the Collateral Documents with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), provided that any required governmental approval is obtained, including that of the IGC, and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest (including Contingent Interest and Liquidated Damages, if any) on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes). Without the consent of at least 66-2/3% in principal amount of the Notes then outstanding (including consents obtained in a tender offer or exchange offer for such Notes), no waiver or amendment to this Indenture may make any change to Section 4.16 hereof.

     Upon the request of the Company accompanied by a resolution of the Board of Managers of the Company authorizing the execution of any such amended or supplemental Indenture, Notes or Collateral Documents, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture, Notes or

                                    (74)

Collateral Documents, unless any such amended or supplemental Indenture, Notes or Collateral Documents affects the Trustee's own rights, duties or immunities under this Indenture, the Notes, the Collateral Documents or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture, Notes or Collateral Documents.

     It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture, Notes or Collateral Documents or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance with any provision of this Indenture, the Notes or the Collateral Documents. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

     (a) reduce the principal amount of Notes whose Holders must consent to amendment, supplement or waiver;

     (b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the optional or mandatory redemption provisions of the Notes (provided, however, that this clause (b) does not apply to any provision with respect to any Repurchase Offer);

     (c) reduce the rate of or change the time for payment of interest including Contingent Interest, if any, on any Note;

     (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

     (e) make any Note payable in money other than that stated in the Notes;

     (f) make any change in the provisions of this Indenture relating to waivers of past monetary Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest (including Contingent Interest and Liquidated Damages, if any) on the Notes;

     (g) release all or substantially all of the Note Collateral from the Lien of this Indenture or the Collateral Documents; or


                                    (75)

     (h) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions.

SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT.

     Every amendment or supplement to this Indenture, the Notes and the Collateral Documents shall be set forth in an amended or supplemental Indenture or Collateral Document that complies with the TIA as then in effect, if applicable.

SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05. NOTATION ON OR EXCHANGE OF NOTES.

     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

     Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS, ETC.

     The Trustee shall sign any amended or supplemental indenture, Note or Collateral Document, if necessary, authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture, Note or Collateral Document until the Board of Managers approves it. In executing any amended or supplemental indenture, Note or Collateral Document, if necessary, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel, which Opinion of Counsel may be subject to customary assumptions and exclusions, stating that the execution of such amended or supplemental indenture, Note or Collateral Document is authorized or permitted by this Indenture.


                                    (76)

                                   ARTICLE 10
                            COLLATERAL AND SECURITY

SECTION 10.01. SECURITY.

     The due and punctual payment of the principal of, premium, if any, and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Notes and performance of all other obligations of the Company to the Holders of Notes or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, shall be secured by a first lien on the Note Collateral as provided herein and in the Collateral Documents which the Company has entered into simultaneously with the execution of this Indenture for the benefit of the Holders of Notes. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of Note Collateral and to the remedies available therefor) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Trustee to enter into the Collateral Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver to the Trustee copies of all documents executed pursuant to this Indenture and the Collateral Documents and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Documents to assure and confirm to the Trustee the security interest in the Note Collateral contemplated hereby, by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Company shall take any and all actions reasonably required to cause the Collateral Documents to create and maintain, as security for the obligations of the Company hereunder, a valid and enforceable perfected first priority Lien in and on all the Note Collateral, in favor of the Trustee for the ratable benefit of the Holders, superior to and prior to the rights of all third Persons and subject to no other Liens than Permitted Liens.

SECTION 10.02. RECORDING AND OPINIONS.

     The Company will cause the applicable Collateral Documents and any financing statements, all amendments or supplements to each of the foregoing and any other similar security documents as necessary, to be registered, recorded and filed and/or re-recorded, re-filed and renewed in such manner and in such place or places, if any, as may be required by law or reasonably requested by the Trustee in order fully to preserve and protect the Lien securing the obligations under the Notes pursuant to the Collateral Documents. The Company will use its best efforts to obtain any required approval of the IGC of any of the Collateral Documents, this Indenture or any Note.

     The Company and any other obligor shall furnish to the Trustee:

     (a) promptly after the execution and delivery of this Indenture, and promptly after the execution and delivery of any other instrument of further assurance or amendment, an



                                    (77)

Opinion of Counsel in the United States either (i) stating that, subject to customary assumptions and exclusions, in the opinion of such counsel, this Indenture and other applicable Collateral Documents and all other instruments of further assurance or amendment have been properly recorded, registered and filed to the extent necessary to make effective the Lien intended to be created by such Collateral Documents and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that, subject to customary assumptions and exclusions, as to such Collateral Documents and such other instruments such recording, registering and filing are the only recordings, registerings and filings necessary to give notice thereof and that no re-recordings, re-registerings or re-filings are necessary to maintain such notice, and further stating that all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the rights of the Holders of Notes and the Trustee hereunder and under the Collateral Documents or (ii) stating that, subject to customary assumptions and exclusions, in the opinion of such counsel, no such action is necessary to make any other Lien created under any of the Collateral Documents effective as intended by such Collateral Documents;

     (b) within 30 days after January 1, in each year beginning with the year 1997, an Opinion of Counsel, dated as of such date, either (i) stating that, subject to customary assumptions and exclusions, in the opinion of such counsel, such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of this Indenture and all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of this Indenture and the Collateral Documents until the next Opinion of Counsel is required to be rendered pursuant to this paragraph and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the rights of the Holders and the Trustee hereunder and under the Collateral Documents or (ii) stating that, subject to customary assumptions and exclusions, in the opinion of such counsel, no such action is necessary to maintain such Lien, until the next Opinion of Counsel is required to be rendered pursuant to this paragraph;

     (c) upon Delivery of the Permanent Vessel, an Opinion of Counsel, dated as of such date, stating that, subject to customary assumptions and exclusions, in the opinion of such counsel, the Permanent Vessel has been duly documented in the name of the Company under the laws of the United States and the First Preferred Ship Mortgage has been duly recorded in the Office of Officer in Charge, Marine Inspection, U.S. Coast Guard, at the home port of the Permanent Vessel (the only office in which such recording is necessary), has been duly endorsed on the Vessel's documents and constitutes a first "preferred mortgage" under the Ship Mortgage Act of 1920, as amended, having the effect and with the priority provided in said Act and that no periodic re-recording or periodic refiling of the First Preferred Ship Mortgage is necessary under existing law to continue the lien on the First Preferred Ship Mortgage.

     (d) the Company shall furnish to the Trustee the certificates or opinions, as the case may be, required by TIA Section 314(d). Such certificates or opinions will be subject to the terms of TIA Section 314(e).


                                    (78)

SECTION 10.03. RELEASE OF NOTE COLLATERAL.

     (a) Subject to subsections (b), (c) and (d) of this Section 10.03, Note Collateral may be released from the Lien and security interest created by this Indenture and the Collateral Documents at any time or from time to time upon the request of the Company pursuant to an Officers' Certificate certifying that all terms for release and conditions precedent hereunder and under any applicable Collateral Document have been met and specifying (i) the identity of the Note Collateral to be released and (ii) the provision of this Indenture which authorizes such release.

     The Trustee shall release (at the sole cost and expense of the Company)
(a) Note Collateral that is the subject of an Asset Sale or which is sold, transferred or disposed of; provided, such transaction is or will be in accordance with the provisions of this Indenture or the applicable Collateral Document, including, without limitation, the requirement that the Net Proceeds from such Asset Sale are or will be applied in accordance with Section 4.10 hereof; (b) Note Collateral that is condemned, seized or taken by the power of eminent domain or otherwise confiscated pursuant to an Event of Loss; provided that the Net Loss Proceeds from such Event of Loss are or will be applied in accordance with Section 4.11 hereof; (c) Note Collateral which may be released with the consent of Holders pursuant to Article 9 hereof; (d) all Note Collateral (except as provided in Article 8 hereof and, in particular, the funds in the trust fund described in Section 8.04 and any funds in any accounts established under Section 10.12 hereof) upon discharge or defeasance of this Indenture in accordance with Article 8 hereof; (e) all Note Collateral upon the payment in full of all obligations of the Company with respect to the Notes;
(f) any cash or Cash Equivalents held as security for the Notes may be released pursuant to the terms of this Indenture, the Cash Collateral and Disbursement Agreement or any other relevant Collateral Document; and (g) collateral under the Security Agreement may be released in accordance with the terms of the Security Agreement. Upon receipt of such Officers' Certificate the Trustee shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Note Collateral permitted to be released pursuant to this Indenture or the Collateral Documents.

     (b) No Note Collateral shall be released from the Lien and security interest created by the Collateral Documents pursuant to the provisions of the Collateral Documents unless there shall have been delivered to the Trustee the certificate required by this Section 10.03 (or the applicable certificate called for by the Cash Collateral and Disbursement Agreement).

     (c) The Trustee may release Note Collateral from the Lien and security interest created by this Indenture and the Collateral Documents upon the sale or disposition of Note Collateral pursuant to the Trustee's powers, rights and duties with respect to remedies provided under any of the Collateral Documents.

     (d) The release of any Note Collateral from the terms of this Indenture and the Collateral Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Note Collateral is released pursuant to the terms hereof. To the extent applicable, the Company shall cause TIA Section


                                    (79)

313(b), relating to reports, and TIA Section 314(d), relating to the release of property or securities from the Lien and security interest of the Collateral Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and securities interest of the Collateral Documents to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.

SECTION 10.04. PROTECTION OF THE TRUST ESTATE.

     Upon prior written notice to the Company, the Trustee shall have the power
(i) to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Note Collateral under any of the Collateral Documents; and (ii) to enforce the obligations of the Company, under this Indenture or the Collateral Documents, to institute and maintain such suits and proceedings as may be expedient to prevent any impairment of the Note Collateral under the Collateral Documents and in the profits, rents, revenues and other income arising therefrom; including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair any Note Collateral or be prejudicial to the interests of the Holders of Notes or the Trustee, to the extent permitted thereunder.

SECTION 10.05. CERTIFICATES OF THE COMPANY.

     The Company shall furnish to the Trustee, prior to each proposed release of Note Collateral pursuant to the Collateral Documents (i) all documents required by TIA Section 314(d) and (ii) and Opinion of Counsel in the United States, which may be rendered by internal counsel to the Company, to the effect that, subject to customary assumptions and exclusions, such accompanying documents constitute all documents required by TIA Section 314(d). The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

SECTION 10.06. CERTIFICATES OF THE TRUSTEE.

     In the event that the Company wishes to release Note Collateral in accordance with the Collateral Documents and has delivered the certificates and documents required by the Collateral Documents and Sections 10.03 and 10.05 hereof, the Trustee shall determine whether it has received all documentation required by TIA Section 314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 10.05, shall deliver a certificate to the Trustee setting forth such determination.


                                    (80)

SECTION 10.07. AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE UNDER THE
               COLLATERAL DOCUMENTS.

     Subject to the provisions of Section 7.01 and 7.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders of Notes on behalf of the Holders of Notes take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Collateral Documents and (b) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Note Collateral by any acts that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Note Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interest of the Holders of Notes or of the Trustee).

SECTION 10.08. AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE
               COLLATERAL DOCUMENTS.

     Upon an Event of Default and so long as such Event of Default continues, the Trustee may exercise in respect of the Note Collateral, in addition to the other rights and remedies provided for herein, in the Collateral Documents or otherwise available to it, all of the rights and remedies of a secured party under the Uniform Commercial Code or other applicable law, and the Trustee may also upon obtaining possession of the Note Collateral as set forth herein, without notice to the Company, except as specified below, sell the Note Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee may deem commercially reasonable. The Company acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such a sale were a public sale. The Company agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

     Any cash that is Note Collateral held by the Trustee and all cash proceeds received by the Trustee in respect of any sale of, collection from, or other realization upon all or any part of the Note Collateral shall be applied (unless otherwise provided for in the Collateral Documents and after payment of any and all amounts payable to the Trustee pursuant to the Indenture), as the Trustee shall determine or as the Holders of the Notes shall direct pursuant to
Section 6.05 hereof, (i) against the Obligations for the ratable benefit of the Holders of the Notes, (ii) to maintain, repair or otherwise protect the Note Collateral or (iii) to take such other action to protect the other rights of the Holders of the Notes. Any surplus of such cash or

                                    (81)
cash proceeds held by the Trustee and remaining after payment in full of all the Obligations of the Company under this Indenture, the Notes or the Collateral Documents shall be paid over to the Company or to whomsoever may be lawfully entitled to receive such surplus or as a court of competent jurisdiction may direct.

SECTION 10.09. TERMINATION OF SECURITY INTEREST.

     Upon the payment in full of all Obligations of the Company under this Indenture, the Notes and the Collateral Documents, or upon Legal Defeasance, the Trustee shall, at the request of the Company, deliver a certificate to the Collateral Agent stating that such Obligations have been paid in full, and instruct the Collateral Agent to release the Liens pursuant to this Indenture and the Collateral Documents.

SECTION 10.10. COOPERATION OF TRUSTEE.

     In the event the Company pledges or grants a security interest in additional Note Collateral, the Trustee shall cooperate with the Company in reasonably and promptly agreeing to the form of, and executing as required, any instruments or documents necessary to make effective the security interest in the Note Collateral to be so substituted or pledged. To the extent practicable, the terms of any security agreement or other instrument or document necessitated by any such substitution or pledge shall be comparable to the provisions of the existing Collateral Documents. Subject to, and in accordance with the requirements of this Article 10 and the terms of the Collateral Documents, in the event that the Company engages in any transaction pursuant to Section 10.03, the Trustee shall cooperate with the Company in order to facilitate such transaction in accordance with any reasonable time schedule proposed by the Company, including by delivering and releasing the Note Collateral in a prompt and reasonable manner.

SECTION 10.11. COLLATERAL AGENT.

     The Trustee may, from time to time, appoint one or more Collateral Agents hereunder. Each of such Collateral Agents may be delegated any one or more of the duties or rights of the Trustee hereunder or under the Collateral Documents or which are specified in any Collateral Documents, including without limitation, the right to hold any Note Collateral in the name of, registered to, or in the physical possession of, such Collateral Agent, for the rateable benefit of the Holders of the Notes. Each such Collateral Agent shall have such rights and duties as may be specified in an agreement between the Trustee and such Collateral Agent. The Trustee and any Collateral Agent shall be authorized hereunder to give any acknowledgment reasonably requested by any party to confirm the rights and obligations of the parties.

SECTION 10.12. CASH COLLATERAL ACCOUNTS.

     (a) As security for the payment of the Obligations under the Indenture, the Notes and the Collateral Documents, the Company hereby pledges to the Trustee and grants to the Trustee for the ratable benefit of the Holders of the Notes a duly perfected first priority security interest in the Construction Account, the Working Capital Account, the Completion Reserve

                                    (82)

Account, the Interest Reserve Account, the Asset Sale Account and the Event of Loss Account (collectively, the "Cash Collateral Accounts"), together with all amounts in, and investments of amounts in, each and every such account. The Company also agrees not to further pledge or grant other security interests in the foregoing Note Collateral to any Person, except as otherwise provided in this Indenture. The Company shall establish the Cash Collateral Accounts in the name of the Trustee pursuant to the terms of the Cash Collateral and Disbursement Agreement. The Cash Collateral Accounts shall be maintained with an Eligible Institution, which initially shall be the Disbursement Agent, and all funds therein may only be invested in accordance with Section 10.12(e) below.

     (b) Cash in any Cash Collateral Account may be withdrawn pursuant to the terms of the Cash Collateral and Disbursement Agreement. The Company further covenants to maintain each Cash Collateral Account in existence so long as any Obligations under the Notes are outstanding.

     (c) The Company agrees to do or cause to be done all things, and to make all filings, and to enter into any agreements or instruments reasonably requested by the Eligible Institution at which any Cash Collateral Account is located, to evidence and perfect the first priority security interest in favor of the Trustee for the ratable benefit of the Noteholders granted therein, the rights and interest hereunder of the Trustee, for the ratable benefit of the Holders of the Notes, in such Cash Collateral Account and to otherwise effect the intention and purposes of the parties hereunder with respect to such Cash Collateral Account.

     (d) In its discretion, the Company may request the Disbursement Agent to, and, provided that no Event of Default or Default shall exist, the Disbursement Agent shall, (i) invest any Cash Collateral in the Cash Collateral Accounts in Cash Equivalents and (ii) invest interest paid on the Cash Equivalents referred to in clause (i) above, and reinvest other proceeds of any such Cash Equivalents that may mature or be sold in the name of the Trustee as the Company may select (the Cash Equivalents referred to in clauses (i) and (ii) above being, collectively, the "Collateral Investments"), provided, that the Trustee shall retain an exclusive, valid and perfected security interest in the proceeds of the funds so invested. Interest and proceeds that are not invested or reinvested in Collateral Investments as provided in the immediately preceding sentence shall be deposited and held in the Cash Collateral Accounts to which such initial investments were allocated. The Trustee shall have no liability for investments made in accordance with the Company's written instructions.

     (e) The Company shall establish each Cash Collateral Account in the name of the Trustee and the Trustee shall have sole dominion and control thereof and in all amounts in, and investments of amounts in, such accounts, to the full extent necessary to ensure the validity, effectiveness, perfection, priority and enforceability of the foregoing pledge and security interest in favor of the Trustee.

SECTION 10.13. ADDITIONAL COLLATERAL.

     At such time that the Company commences construction of a new vessel to function as the Permanent Vessel, the Company hereby agrees to execute and deliver (i) pending construction of such Permanent Vessel, a Construction Assignment with respect to each

                                    (83)
material construction contract in the form attached hereto as Annex A-1 and the Construction Security Agreement in the form attached hereto as Annex A-2, each with such changes or modifications as are deemed appropriate by the Company and the Trustee at the time of execution, including any such changes or modifications relating to the law of the state of the site of construction of the Permanent Vessel and (ii) upon Delivery of such Permanent Vessel, the First Preferred Ship Mortgage in the form attached hereto as Annex A-3, with such changes or modifications as are deemed appropriate by the Company and the Trustee at the time of execution.

SECTION 10.14. GAMING LAWS.

     (a) Each of the provisions of this Indenture is subject to, and shall be enforced in compliance with, the provisions of any applicable laws, including without limitation, the rules and regulations of the IGC (together with the Indiana Riverboat Gambling Act, the "Gaming Laws").

     (b) The Trustee acknowledges, understands and agrees that the Gaming Laws may impose certain licensing or transaction approval requirements prior to the exercise of the rights and remedies granted to it under this Indenture with respect to the Note Collateral subject to the Gaming Laws.

     (c) If any consent under the Gaming Laws is required in connection with the taking of any of the actions which may be taken by the Trustee in the exercise of its rights hereunder, then the Company agrees to use its reasonable best efforts to secure such consent and to cooperate with the Trustee in obtaining any such consent. Upon the occurrence and during the continuation of any Event of Default, the Company shall promptly execute and/or cause the execution of all applications, certificates, instruments, and other documents and papers that the Trustee may be required to file in order to obtain any necessary approvals under the Gaming Laws, and if the Company fails or refuses to execute such documents, the Trustee or the clerk of the court with jurisdiction may execute such documents on behalf of the Company.

     (d) Notwithstanding any other provision of this Indenture to the contrary, nothing in this Indenture shall (i) effect any transfer of any ownership interest (within the meaning of 68 Indiana Administrative Code 5) in the Company or (ii) effect any transfer, sale, purchase, lease or hypothecation of, or any borrowing or loaning of money against, or any establishment of any voting trust agreement or other similar agreement with respect to (all within the meaning of Indiana Code 4-33-4-21), any certificate of suitability or any owner's license heretofore or hereafter issued to any person, including the Company, under any of the Gaming Laws, including Indiana Code 4-33.



                                    (84)

                                   ARTICLE 11
                                 MISCELLANEOUS


SECTION 11.01. TRUST INDENTURE ACT CONTROLS

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(C), the imposed duties shall control.

SECTION 11.02. NOTICES.

     Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

     If to the Company:

                  The Majestic Star Casino, LLC
                  c/o Barden Development, Inc.
                  400 Renaissance Center - Suite 2400
                  Detroit, Michigan  48243
                  Attention:  Vice President

     Telecopy:

                  (313) 259-0154

     With a copy to:

                  Dykema Gossett PLLC
                  400 Renaissance Center
                  Detroit, Michigan  48243-1668
                  Attention:  Frank K. Zinn, Esq.

     Telecopy:

                  (313) 568-6915


                                    (85)

     If to the Trustee:

                  IBJ Schroder Bank & Trust Company
                  One State Street
                  New York, New York  10004
                  Attention:  Corporate Trust Administration

     Telecopy:

                  (212) 858-2952

     With a copy to:

                  Miller, Canfield, Paddock and Stone, P.L.C.
                  150 West Jefferson
                  Detroit, Michigan  48226
                  Attention:  Charles L. Burleigh, Jr., Esq.

     Telecopy:

                  (313) 496-8450

     The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.


                                    (86)

SECTION 11.03. COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

     Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA
Section  312(c).

SECTION 11.04. CERTIFICATE AND OPTIONS AS TO CONDITIONS PRECEDENT.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

     (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

     (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, subject to customary assumptions and exclusions, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 11.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA
Section  314(e) and shall include:

     (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 11.06. RULES BY TRUSTEE AND AGENTS.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.


                                    (87)

SECTION 11.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND
               MEMBERS.

     No officer or office holder, employee, agent, representative, or member of the Company as such, shall have any liability for any obligations of the Company under the Notes, this Indenture or the Collateral Documents, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 11.08. GOVERNING LAW.

     THE INTERNAL LAW (EXCLUSIVE OF CHOICE OF LAWS PRINCIPLES) OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES, EXCEPT TO THE EXTENT THAT THE LAWS OF OTHER JURISDICTIONS ARE MANDATORILY APPLICABLE WITH RESPECT TO THE SECURITY INTERESTS CONTEMPLATED BY ARTICLE 10 HEREOF.

SECTION 11.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10. SUCCESSORS.

     All agreements of the Company in this Indenture and the Notes, as applicable, shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.11. SEVERABILITY.

     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.12. COUNTERPART ORIGINALS

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.13. TABLE OF CONTENTS, HEADINGS, ETC.

     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                                    (88)

                                   SIGNATURES


                                        THE MAJESTIC STAR CASINO, LLC


                                        By: Barden Development, Inc.
Dated as of May 22, 1996

                                        By: Kenneth L. Kramer
                                           ----------------------------
                                        Name: Kenneth L. Kramer
                                        Title:  Vice President



                                        IBJ SCHRODER BANK & TRUST COMPANY,
                                        as Trustee



Dated as of May 22, 1996                By:  Nancy R. Besse
                                           ----------------------------
                                        Name: Nancy R. Besse
                                        Title: Vice President








                                    (89)

                                   ANNEX A-1

                      ASSIGNMENT OF CONSTRUCTION CONTRACTS


                 THIS ASSIGNMENT OF CONSTRUCTION CONTRACTS ("Assignment") is made and entered into as of this ____ day of ________, 199_, by THE MAJESTIC STAR CASINO, LLC, an Indiana limited liability company("Assignor"), in favor of IBJ SCHRODER BANK & TRUST COMPANY as trustee ("Assignee" or "Trustee") for the benefit of the holders from time to time of those certain Senior Secured Notes due 2003 of The Majestic Star Casino, LLC (the "Holders"). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Indenture (as hereinafter defined).

                 FOR VALUE RECEIVED, Assignor does hereby assign, transfer, and set over to Assignee, for the equal and ratable benefit of the Holders, all of its right, title and interest in and to the contracts and agreements listed on Exhibit A attached hereto along with all amendments, modifications, general conditions, change orders and addenda thereto (the "Contracts")by and between the Assignor and the contractors parties thereto (the "Contractors") entered into in connection with the construction and development (the "Construction") of the vessel more particularly described on Exhibit B attached hereto (the "Vessel") and certain personal property located on the Vessel.

                 A.  THIS ASSIGNMENT IS MADE FOR THE PURPOSE OF SECURING:

                 1. the payment of (i) the maximum principal sum of $105,000,000, in the aggregate plus all accrued interest thereon to be paid pursuant to the provisions of that certain Indenture, dated as of May __, 1996 (the "Indenture"), by and between Assignor and Assignee for the benefit of the Holders and the promissory notes of Assignor issued pursuant to said Indenture (said Indenture and the promissory notes being hereinafter collectively referred to as the "Loan Agreement"), (ii) any and all other sums due or to become due under the Loan Agreement, the Collateral Documents, or any other Financing Document (hereinafter defined), (iii) any further or subsequent advances made under the Loan Agreement, the Collateral Documents or any other Financing Document, and (iv) any amendments, extensions, renewals, replacements, modifications, restatements or supplements of the Loan Agreement or any other Financing Document (the items set forth in clauses (i) through (iv) hereof being hereinafter collectively referred to as the "Indebtedness"); and

                 2. the performance of all of the terms, covenants, conditions, agreements, obligations and liabilities of Assignor (collectively the "Obligations") under (i) the Loan Agreement (ii) the Collateral Documents, (iii) any supplemental agreements, undertakings, instruments, documents or other writings executed by Assignor as a condition to advances under the Loan Agreement or otherwise in connection with the Loan Agreement, (iv) all chattel mortgages, pledges, powers of attorney, consents, assignments, notices, leases and financing statements heretofore, now or hereafter executed by or on behalf of Assignor or any other Person (hereinafter defined) in connection with the Loan Agreement or the transactions contemplated thereby, and (v) any extensions, renewals, replacements or modifications of any of the foregoing (all of the foregoing documents being hereinafter collectively referred to as the "Financing Documents").

                 B. Concurrently herewith Assignor has granted to Assignee a security interest in the Contracts pursuant to the Construction Security Agreement.

                 C.  ASSIGNOR AGREES:

                 (1) To faithfully abide by, perform and discharge each and every material obligation, covenant and agreement of the Contracts to be performed by Assignor thereunder, at no cost or expense to Assignee, and (a) to enforce or secure the performance of each and every material obligation, covenant, condition and agreement contained in the Contracts and to be performed by Contractors to the extent reasonably necessary to effect the purposes of the Contracts; and (b) not to modify, extend or in any way alter the terms of the Contracts in any way which would materially and adversely affect the security of Assignee's interest therein or accept a surrender thereof, or to waive, excuse, condone or in any manner release or discharge Contractors of or from the material obligations, covenants, conditions and agreements to be performed by Contractors in the manner and at the place and time specified therein. Assignor hereby expressly releases, relinquishes and surrenders unto Assignee all its right, power and authority to amend or modify the Contracts in any way which would materially and adversely affect the security of Assignee's interest therein and all its right, power and authority to cancel or terminate the Contracts without the prior written consent of Assignee.

                 (2) That at no cost or expense to Assignee, Assignor shall appear in and defend any action or proceeding arising under, growing out of or in any manner connected with the Contracts or the obligations, duties or liabilities of Assignor thereunder, and shall pay all reasonable costs and expenses of Assignee, including reasonable attorneys' fees and expenses, except to the extent that such fees and expenses arise as a result of a wrongful act of Assignee, in any action or proceeding concerning the Contracts in which Assignee may appear.

                 (3) That if Assignor fails to make any payment or to do any act as herein provided or fails to do so promptly upon demand by Assignee, then Assignee shall have the right, but not the obligation, (i) to make such payment or do such act in such manner and to such extent as Assignee may deem necessary to protect the security hereof, including, without limiting the generality of the foregoing, the right to appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Assignee, and (ii) to perform and discharge each and every obligation, covenant and agreement of Assignor contained in the Contracts. In exercising any such rights or powers, Assignee may employ counsel and Assignor shall pay such reasonable costs and expenses as Assignee shall incur, including, without limitation, reasonable attorneys' fees. Notwithstanding the foregoing, Assignor shall not be released from any obligation hereunder.

                 (4) To pay immediately upon demand all sums expended by Assignee under the authority hereof, together with interest thereon at a rate equal to the sum of the fixed rate of interest set forth in the Loan Agreement and 1.00% (the "Interest Rate").

                 D.  THE PARTIES HERETO MUTUALLY AGREE THAT:

                 (1) As long as no Event of Default has occurred and is continuing under the Loan Agreement (as Event of Default is defined therein), Assignor shall have the right to exercise all of its rights (other than its rights to amend, modify, cancel, terminate or in any way alter the terms of the Contracts except as aforesaid) under the Contracts.

                 (2) Assignor agrees that Assignee does not assume any of Assignor's obligations or duties concerning the Contracts until and unless Assignee shall exercise its rights hereunder. Assignor, and Contractors by execution of the Consent to this Assignment, further agree that no increase in the cost of the Contracts shall be effective without Assignee's prior written consent.

                 (3) Assignee shall not exercise its rights under this Assignment until the occurrence of an Event of Default. Upon the occurrence of such an Event of Default, and for so long as such Event of Default continues, Assignee may, at its option, upon written notice to Contractors, exercise all of its rights granted under this Assignment. Upon giving such notice to Contractors, Assignee shall thereby assume all obligations of Assignor under the Contracts, including, without limitation, the right to receive and collect all moneys and other payments receivable by, or payable to, Assignor under the Contracts, the right to give and receive copies of all notices and other instruments or communications, and the right to cure or take action with respect to a default under the Contracts. Assignor hereby irrevocably constitutes and appoints Assignee, upon the occurrence and during the continuation of an Event of Default, as its attorney-in-fact to demand, receive and enforce Assignor's rights with respect to the Contracts, to give appropriate receipts, releases and satisfactions for and on behalf of Assignor, and to do any and all acts in the name of Assignor or in the name of Assignee with the same force and effect as Assignor could do if this Assignment had not been made. The exercise of any of the foregoing rights or remedies by Assignee under this Assignment shall not cure or waive any Event of Default under the Financing Documents, or waive, modify or affect any notice of Event of Default under any of the foregoing, or invalidate any act done pursuant to any such notice. Assignee may exercise its rights under this Paragraph 3 as often as any such Event of Default may occur. The exercise of such rights shall not constitute a waiver of any of the remedies of Assignee under the Financing Documents, or any other document or agreement existing at law or in equity, by statute or otherwise.

                 (4) Assignor shall and does hereby agree to indemnify, defend and hold Assignee harmless from any and all liability, loss or damage, which it may incur under the Contracts or under or by reason of this Assignment and from any and all claims and demands whatsoever which may be asserted against it by reason of any alleged obligation or undertaking on its part to perform or discharge any of the terms, covenants or agreements contained in the Contracts or under or by reason of this Assignment; provided, however, that such indemnification shall exclude any such liability, loss, damage, claim or demand arising out of any gross negligence or willful act or omission of Assignee, its agents or employees. Should Assignee incur any such liability, loss or damage under the Contracts or under or by reason of this Assignment, or in the defense of any such claim or demand, the amount thereof, including costs, expenses and reasonable attorneys' fees, together with interest thereon at the Interest Rate, shall be secured hereby, and Assignor shall reimburse Assignee therefor immediately upon demand.

                 (5) Until the Indebtedness secured hereby shall have been paid in full and all of the Obligations secured hereunder shall have been satisfied, Assignor covenants and agrees to transfer and assign to Assignee any and all subsequent agreements which are entered into pursuant to, in replacement of or to serve substantially the same purpose as the Contracts upon the same or substantially the same terms and conditions as herein contained, and to make, execute and deliver to Assignee, upon demand, any and all instruments that may be necessary therefor.

                 (6) Upon the payment in full of all of the Indebtedness and the satisfaction of all Obligations secured hereunder, this Assignment shall become and be void and of no effect, but the affidavit of any officer of Assignee showing any part of said Indebtedness remaining unpaid or any Obligation not satisfied shall be and constitute rebuttable evidence of the validity, effectiveness and continuing force of this Assignment, and any person may and is hereby authorized to rely thereon. Upon such termination, all the estate, right, title, interest, claim and demand of Assignee under the Contracts shall revert to Assignor, and Assignee shall deliver to Assignor an instrument cancelling the Assignment and reassigning the Contracts to Assignor.

                 (7) Assignor warrants that the Contracts have not been amended or modified except as set forth herein, that no default by Assignor exists thereunder and that no event has occurred or exists which, with notice or lapse of time or both, would constitute a default by Assignor thereunder, and that, to the best knowledge of Assignor, no default by any of the Contractors exists thereunder and that no event has occurred or exists which, with notice or lapse of time or both, would constitute a default by Contractors thereunder.

                 (8) All notices and other communications provided for hereunder shall be delivered in the manner set forth in the Indenture.

                 (9) Assignor hereby represents and warrants to Assignee that no previous assignment of its interest in the Contracts have been made, and, except for transfers to Assignee, Assignor agrees not to assign, sell, pledge, transfer, or otherwise encumber its interest in the Contracts so long as this Assignment is in effect.

                 (10) This Assignment shall be binding upon and inure to the benefit of the heirs, legal representatives, assigns or successors in interest of the Assignor and Assignee.

                 (11) This Assignment and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of ___________ without regard to principles of conflicts of laws, except that the law of the State of New York (without regard to principles of conflicts of laws) shall govern the resolution of issues arising under the Loan Agreement to the extent that such resolution is necessary to the interpretation of this Assignment. Whenever possible, each provision of this Assignment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Assignment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Assignment.

                 (12) Unless expressly provided to the contrary herein, Assignee agrees that in exercising any of its rights hereunder, it shall act reasonably and without unreasonable delay.

                 (13) Except as otherwise provided by the Indenture, the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes) shall be required to amend, modify, supplement, or waive any provision of this Assignment. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                 IN WITNESS WHEREOF, Assignor has caused this Agreement to be duly executed and delivered as of the date first above written.


                        "ASSIGNOR"

                        THE MAJESTIC STAR CASINO, LLC,


                        By: Barden Development, Inc.



                        By:_______________________
                                 Name:
                                 Title:
Witness:


___________________

                                   EXHIBIT A

                                   Contracts

                                   EXHIBIT B

                             Description of Vessel

                 CONSENT TO ASSIGNMENT OF CONSTRUCTION CONTRACT


                 In consideration of the holders (the "Holders") from time to time of those certain Senior Secured Notes due 2003 of The Majestic Star Casino, LLC, an Indiana limited liability company (in such capacity, the "Assignor"), extending financing to Assignor pursuant to the Indenture dated as of May __, 1996 between the Assignor and IBJ Schroder Bank & Trust Company (the "Trustee" or "Assignee") in the maximum principal sum of $105,000,000, for the purpose, among other things, of financing the construction of certain personal property located on the Vessel (the "Vessel") described in and to be constructed under that certain [Standard Form of Agreement Between Owner and Contractor] (the "Contract") dated _____________, between Assignor and __________________, a ___________ [corporation] ("Contractor"), Contractor hereby consents to the assignment by Assignor to the Assignee, for the benefit of the Holders, of all of Assignor's right, title and interest in, to and under the Contract and agrees with Assignee as follows:

                 1. Contractor will, at the same time it gives any written notice of default under the Contract to Assignor, send a copy of such written notice to Assignee, by the manner and means provided for the giving of notices under the Contract addressed to IBJ SCHRODER BANK & TRUST COMPANY, in its capacity as Assignee for the benefit of the Holders, at One State Street, New York, NY 10004, Attn.: Corporate Trust Administration, with a copy to Miller, Canfield, Paddock & Stone, 150 W. Jefferson, Suite 2500, Detroit, MI 48226,
Attn.: Charles L. Burleigh, Jr., Esq. Assignee shall have forty-five (45) days from the receipt of such notice of default to remedy or cure said default; provided, however, that nothing herein shall require Assignee to cure said default but Assignee shall, in its sole discretion, have the option to do so.

                 2. In the event of a default by Assignor under the Contract, Contractor, at Assignee's request, shall continue its performance under the Contract on Assignee's behalf in accordance with the terms thereof, and in such event, Contractor shall be paid in accordance with the Contract for all work, labor and materials rendered.

                 3. Contractor will complete all construction contemplated by the Contract, including, without limitation, construction of the building shell, in accordance with the provisions of the Contract. Contractor covenants and agrees to discharge or cause to be discharged all liens or claims of lien filed or otherwise asserted against the Vessel by any of its suppliers, vendors or subcontractors, provided Contractor has been paid in accordance with the terms of the Contract.

                 4. The Contract is in full force and effect and is binding on Contractor. No default by Contractor exists under the

Contract, no event has occurred which, with notice or lapse of time or both, would constitute a default by Contractor thereunder, and all conditions to the effectiveness or continuing effectiveness thereof required to be satisfied as of the date hereof have been satisfied.

                 This Consent to Assignment of Construction Contract is made as of this _____ day of ________, 199_.


                                    "CONTRACTOR"

                                    ___________________,
                                    a ______________ [corporation]


                                    By:  _______________________
                                            Name:
                                            Title:

                                   Annex A-2




                               SECURITY AGREEMENT
                          DATED AS OF _______ __, 199_

                                    between


                         THE MAJESTIC STAR CASINO, LLC


                                      AND

                       IBJ SCHRODER BANK & TRUST COMPANY,
                                   as Trustee

                               TABLE OF CONTENTS


SECTION 1.   Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

SECTION 2.   Grant of Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

SECTION 3.   Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

SECTION 4.   Intentionally Omitted  . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

SECTION 5.   Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . .   4

SECTION 6.   Perfection and Maintenance of Security Interest and Lien . . . . . . . . . .   5

SECTION 7.   Financing Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

SECTION 8.   Filing Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

SECTION 9.   Schedule of Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

SECTION 10.  [Equipment and Inventory . . . . . . . . . . . . . . . . . . . . . . . . . .   7

SECTION 11.  Partial Release of Collateral  . . . . . . . . . . . . . . . . . . . . . . .   8

SECTION 12.  Release of the Collateral  . . . . . . . . . . . . . . . . . . . . . . . . .   8

SECTION 13.  General Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

SECTION 14.  Trustee Appointed Attorney-in-Fact . . . . . . . . . . . . . . . . . . . . .   9

SECTION 15.  Trustee May Perform  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

SECTION 16.  Trustee's Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

SECTION 17.  Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

SECTION 18.  Exercise of Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

SECTION 19.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

SECTION 20.  Injunctive Relief  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

SECTION 21.  Interpretation and Inconsistencies; Merger . . . . . . . . . . . . . . . . .  12

SECTION 22.  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

SECTION 23.  Amendments, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

SECTION 24.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

SECTION 25.  Continuing Security Interest; Termination  . . . . . . . . . . . . . . . . .  13

SECTION 26.  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

SECTION 27.  GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

SECTION 28.  CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY  TRIAL . . . . . . . . . .  14
                 (A)  NON-EXCLUSIVE JURISDICTION  . . . . . . . . . . . . . . . . . . . .  14
                 (B)  OTHER JURISDICTIONS   . . . . . . . . . . . . . . . . . . . . . . .  14
                 (D)  WAIVER OF JURY TRIAL  . . . . . . . . . . . . . . . . . . . . . . .  15
                 (E)  WAIVER OF BOND        . . . . . . . . . . . . . . . . . . . . . . .  15
                 (F)  ADVICE OF COUNSEL     . . . . . . . . . . . . . . . . . . . . . . .  16

SECTION 29.  Gaming Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

SECTION 30.  Interaction with Indenture . . . . . . . . . . . . . . . . . . . . . . . . .  17

SECTION 31.  Trust Indenture Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

SECTION 32.  Appointment of Collateral Agent  . . . . . . . . . . . . . . . . . . . . . .  17

                               SECURITY AGREEMENT



          This SECURITY AGREEMENT ("Agreement"), dated as of ______ __, 199_, is made by The Majestic Star Casino, LLC, an Indiana limited liability company ("Grantor"), in favor of IBJ SCHRODER BANK & TRUST COMPANY, as trustee (the "Trustee"), for the benefit of the "Holders" (as defined below) who are, or may hereafter become, parties to the "Indenture" referred to below.

                             PRELIMINARY STATEMENT

          Grantor has entered into a certain Indenture dated as of May 22, 1996 between Grantor and the Trustee (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which Grantor and the Trustee have agreed to certain terms for the benefit of Grantor and the Holders. It is a condition to the Indenture that Grantor shall grant the security interest contemplated by this Agreement.

          NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Indenture are used herein as therein defined, and the following terms shall have the following meanings (such meanings being equally applicable to both the singular and the plural forms of the terms defined):

          "Agreement" shall mean this Security Agreement, as the same may from time to time be amended, restated, modified or supplemented, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative.

          "Builders" shall mean ___________________, a _____________
[corporation], and ________________, a [corporation].

          "Collateral" shall mean all property and rights in property now owned or hereafter at any time acquired by Grantor in or upon which a Lien is granted in favor of the Trustee by Grantor or a Subsidiary of Grantor under this Agreement, including, without limitation, the property described in Section 2.

          "Construction Contracts" shall mean Contracts as defined in the Construction Contract Assignment.

          "Holders" shall mean the holders of the Secured Obligations from time to time and shall include their respective successors, transferees and assigns.

          "Secured Obligations" shall mean the Obligations under the Indenture.

          "Shipyard" shall mean the Builders' construction facilities in __________, ____________.

          "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of ________; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Trustee's and the Holders' security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of ______________, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

          "Vessel" shall mean the vessel being built by the Grantor pursuant to the Construction Contracts.

          SECTION 2. Grant of Security. To secure the prompt and complete payment, observance and performance of the Secured Obligations, Grantor hereby assigns and pledges to Trustee, for the equal and ratable benefit of the Holders, and grants to Trustee for the equal and ratable benefit of the Holders an exclusive first priority security interest in all of Grantor's right, title and interest in and to the following, whether now owned or existing or hereafter arising or acquired and wheresoever located:

          (a) the Vessel, together with any and all present and future materials, components, engines, boilers, machinery, masts, boats, anchors, cables, chains, rigging, tackle, apparel, furniture, capstans, outfit, tools, pumps, gear, furnishings, appliances, fittings, spare and replacement parts and any and all manuals, materials, supplies and components in any way related to the construction of such vessel and any and all appurtenances thereto, appertaining or belonging to the vessel to be constructed, whether now or hereafter acquired, and whether onboard or not onboard, together with any and all present and future additions, improvements and replacements therefor, made in or to said vessel, or any part or parts thereof;

          (b) all materials (other than piping, cables, fittings and other materials taken out of Builders' stock), all items of machinery and all items of equipment (other than equipment taken out of Builders' stock), which are purchased or acquired for use in the construction of the Vessel, which will, when so used, form part of the Vessel and which have been delivered to the Shipyard;

          (c) all parts and components of the Vessel which are fabricated by the Builders for use in the construction of the Vessel, which will, when so used, form a part of the Vessel and the fabrication of which is commenced at the Shipyard;

          (d) if the Vessel has a keel, the keel; and if the Vessel does not have a keel, the bottom plates, and all Materials, machinery, equipment, components, and fabrications forming a part of the Vessel when permanently installed in place;

          (e)  The Construction Contracts; and

          (f) all accessories, attachments, accessions, substitutions, replacements and additions to the foregoing, whether added now or later, and all proceeds derived or to be derived therefrom including without limitation, any equipment purchased with proceeds, and all insurance proceeds if any, and proceeds and refunds of insurance proceeds, if any, and any sums that may be due from third parties who may cause damage to any of the foregoing, or from any insurer, whether due to judgment, settlement or other process, and any and all present and future accounts, chattel paper, instruments, notes and moneys that may be derived from the sale, lease or other disposition of any of the foregoing, and any rights of the Grantor to collect or enforce payment thereof, as well as to enforce any guaranties of the foregoing and security therefore, and all present and future general intangibles of the Grantor, in any way related or pertaining to the acquisition, fabrication, construction, assemblage, fitting, ownership, operation or use of the foregoing, and all rights of the Grantor with regard thereto.

          SECTION 3. Authorization. Grantor hereby authorizes Trustee to retain and each Holder, and each Affiliate of Trustee and of each Holder, to pay or deliver to Trustee, for the benefit of the Holders, without any necessity on any Holder's part to resort to other security or sources of reimbursement for the Secured Obligations, at any time following the occurrence and during the continuance of any Event of Default, and without further notice to Grantor (such notice being expressly waived), any sums or property held by such Person, for application against any portion of the Secured Obligations, irrespective of whether any demand has been made or whether such portion of the Secured Obligations is mature. Trustee will promptly notify Grantor of Trustee's receipt of such funds or other property for application against the Secured Obligations, but failure to do so will not affect the validity or enforceability thereof. Trustee may give notice of the above grant of security interest and assignment of the aforesaid sums, and authorization, to, and make any suitable arrangements with, any such Holder for effectuation thereof, and Grantor hereby irrevocably appoints Trustee as its attorney to collect, following the occurrence and during the continuance of an Event of Default, any and all such sums to the extent any such payment is not made to Trustee by such Holder or Affiliate thereof.

          SECTION 4.   Intentionally Omitted.

          SECTION 5. Representations and Warranties. Grantor represents and warrants, as of the date of this Agreement and as of each date hereafter (except for changes permitted or contemplated by this Agreement) until termination of this Agreement pursuant to Section 25:

          (a) The correct name of Grantor is set forth in the first paragraph of this Agreement. The chief place of business and chief executive office of Grantor are located at One Buffington Harbor, Gary, Indiana 46406-3000.

          (b) This Agreement creates in favor of Trustee a legal, valid and enforceable security interest in the Collateral. When financing statements have been filed in the appropriate offices against Grantor in the locations listed on Schedule 1, Trustee will have a fully perfected lien on, and security interest in, the Collateral in which a security interest may be perfected by such filing, subject only to Permitted Liens under the Indenture.

          (c) Grantor is the legal and beneficial owner of the Collateral free and clear of all Liens except for Permitted Liens as defined in the Indenture. Grantor currently conducts business under the name The Majestic Star Casino, LLC and, in certain areas and for certain operations, the trade names listed on
Schedule 2. The Grantor uses no trade names or fictitious names, except as set forth on Schedule 2.


          (d) No authorization, approval or other action by, notice to or filing with any Governmental Authority (as defined in the Security Agreement) that has not already been taken or made and which is in full force and effect, or contemplated by this Agreement is required (i) for the grant by Grantor of the security interest in the Collateral granted hereby; or (ii) the execution, delivery or performance of this Agreement by Grantor.

          SECTION 6. Perfection and Maintenance of Security Interest and Lien. Grantor agrees that until all of the Secured Obligations have been fully satisfied and the Indenture has been terminated, Trustee's security interests in and Liens on and against the Collateral and all proceeds and products thereof, shall continue in full force and effect. Grantor shall perform any and all steps required by Trustee to perfect, maintain and protect Trustee's security interests in and Liens on and against the Collateral granted or purported to be granted hereby or to enable Trustee to exercise its rights and remedies hereunder with respect to any Collateral, including, without limitation, (i) executing and filing financing or continuation statements, or amendments thereof, in form and substance reasonably satisfactory to Trustee, (ii) delivering to Trustee all certificates, notes and other instruments (including, without limitation, all letters of credit on which Grantor is named as a beneficiary) representing or evidencing Collateral, which certificates, notes and other instruments have been duly endorsed and are accompanied by duly executed instruments of transfer or assignment, including, but not limited to, note powers, all in form and substance satisfactory to Trustee, (iii) delivering to Trustee warehouse receipts covering that portion of the Collateral, if any, located in warehouses and for which warehouse receipts are issued, (iv) after the occurrence and during the continuance of an Event of Default, transferring inventory and equipment to warehouses designated by Trustee or taking such other steps as are deemed reasonably necessary by Trustee to maintain Trustee's control of the inventory and equipment, and (v) marking conspicuously each document, contract, chattel paper and all records pertaining to the Collateral with a legend, in form and substance satisfactory to Trustee, indicating that such document, contract, chattel paper, or Collateral is subject to the security interest granted hereby.

          SECTION 7. Financing Statements. To the extent permitted by applicable law, Grantor hereby authorizes Trustee to file one or more financing or continuation statements and amendments thereto, disclosing the security interest granted to Trustee under this Agreement without Grantor's signature appearing thereon and Trustee agrees to notify Grantor when such a filing has been made. Grantor agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. If any inventory or equipment is in the possession or control of any warehouseman or Grantor's agents or processors, Grantor shall, upon Trustee's request, notify such warehouseman, agent or processor of Trustee's security interest in such inventory and equipment and, upon Trustee's request, instruct them to hold all such inventory or equipment for Trustee's account and subject to Trustee's instructions.

          SECTION 8. Filing Costs. Grantor shall pay the costs of, or incidental to, all recordings or filings of all financing statements, including, without limitation, any filing expenses incurred by Trustee pursuant to Section 7.

          SECTION 9. Schedule of Collateral. Grantor shall furnish to Trustee from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Trustee may reasonably request, all in reasonable detail.

          SECTION 10. Equipment and Inventory. Grantor covenants and agrees with Trustee that from the date of this Agreement and until termination of this Agreement pursuant to Section 25, Grantor shall:

          (a) Keep any Collateral constituting equipment or inventory (other than equipment or inventory sold in the ordinary course of business) at the Shipyard, except for equipment and inventory (i) temporarily in transit between such locations or (ii) temporarily stored at locations set forth on Schedule 2-A, and use its best efforts to deliver written notice to Trustee at least thirty (30) days prior to establishing any other location at which a third party with which it reasonably expects to maintain inventory and/or equipment in which location or with which third party all action required by this Agreement shall have been taken with respect to all such equipment and inventory;

          (b) Cause all property used or useful in the conduct of its business which is included in the Collateral hereunder to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of Grantor may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 10(b) shall prevent Grantor from discontinuing the operation or maintenance of any of such property if such discontinuance is, in the judgment of Grantor, desirable in the conduct of its business and not disadvantageous in any material respect to the Trustee or the Holders;

          (c) Comply with the terms of the Indenture with respect to any Collateral constituting equipment and inventory, including, without limitation, the maintenance of insurance provisions set forth in Section 4.22 of the Indenture.

          SECTION 11. Partial Release of Collateral. So long as no Event of Default has occurred and is continuing under the Indenture, Collateral may be released from the security interest created by this Agreement at any time or from time to time upon the request of the Grantor pursuant to an Officers' Certificate (as defined in the Indenture) certifying that all terms for release and conditions precedent hereunder and in the Indenture have been met and specifying: (a) the identity of the Collateral to be released and (b) the provision of the Indenture or this Agreement which authorizes such release.
The Trustee shall release (at the sole cost and expense of the Grantor) (w) equipment which may have become obsolete or unfit for use or no longer useful, necessary or profitable in the conduct of the business of the Grantor, upon substituting other equipment not necessarily of the same character but of at least equal value to the Grantor as the property disposed of, which shall become

Collateral hereunder, subject to the security interest of this Agreement and
(x) Collateral that is condemned, seized or taken by the power of eminent domain; (y) Collateral which is destroyed or damaged in an Event of Loss (as defined in the Indenture) provided that the net proceeds thereof are applied as required by the Indenture or (z) as otherwise permitted by the Indenture.

          SECTION 12. Release of the Collateral. The Trustee shall release all of the Collateral hereunder upon Delivery of the Permanent Vessel and the execution of the First Preferred Ship Mortgage on the Permanent Vessel by Grantor and the Trustee.

          SECTION 13. General Covenants. Grantor covenants and agrees with Trustee that from and after the date of this Agreement and until termination of this Agreement pursuant to Section 25, Grantor shall:

          (a) Keep and maintain at Grantor's own cost and expense satisfactory and complete records of Grantor's Collateral in a manner consistent with Grantor's current business practice, including, without limitation, a record of all payments received and all credits granted with respect to such Collateral. Grantor shall, for Trustee's further security, at Trustee's request deliver and turn over to Trustee or Trustee's designated representatives at any time following the occurrence and during the continuation of an Event of Default, any such books and records (including, without limitation, any and all computer tapes, programs and source and object codes relating to such Collateral in which Grantor has an interest or any part or parts thereof); and

          (b) Grantor will not create, permit or suffer to exist, and will defend the Collateral against, and take such other action as is necessary to remove, any Lien on such Collateral other than Permitted Liens, and will defend the right, title and interest of Trustee in and to Grantor's rights to such Collateral, including, without limitation, the proceeds and products thereof, against the claims and demands of all Persons whatsoever.

          SECTION 14. Trustee Appointed Attorney-in-Fact. Grantor hereby irrevocably appoints Trustee as Grantor's attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor or otherwise, from time to time in Trustee's discretion, to take any action and to execute any instrument which Trustee may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, (a) following the occurrence and during the continuance of an Event of Default, to:

                 (i) obtain and adjust insurance required to be paid to the Trustee or any Holders pursuant to the Indenture;

                 (ii) ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                 (iii) receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause
         (i) or (ii) above; and

                 (iv) file any claims or take any action or institute any proceedings which Trustee may deem necessary or desirable for the collection of any of the Collateral, or otherwise to enforce the rights of Trustee with respect to any of the Collateral;

and (b) at any time, to:

                 (i) obtain access to records maintained for Grantor by computer services companies and other service companies or bureaus; and

                 (ii) do all other things reasonably necessary to carry out this Agreement.

                 SECTION 15. Trustee May Perform. If Grantor fails to perform any agreement contained herein or in the Indenture, Trustee may, upon three days prior notice to the Grantor, perform, or cause performance of, such agreement, and the expenses of Trustee incurred in connection therewith shall be payable by Grantor under Section 22.

                 SECTION 16. Trustee's Duties. The powers conferred on Trustee hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for monies actually received by it hereunder, Trustee shall not have any duty as to any Collateral. Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Trustee accords its own property, it being understood that Trustee shall be under no obligation to take any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral, but may do so at its option, and all reasonable expenses incurred in connection therewith shall be for the sole account of Grantor and shall be added to the Secured Obligations.

                 SECTION 17. Remedies. (a) If any Event of Default shall have occurred and be continuing:

         (i) Trustee shall have, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and further, Trustee may, without notice, demand or legal process of any kind (except as may be required by law), all of which Grantor waives, at any time or times, (x) enter Grantor's owned or leased premises and take physical possession of the Collateral and maintain such possession on Grantor's owned or leased premises, at no cost to Trustee or any of the Holders, or remove the Collateral, or any part thereof, to such other place(s) as Trustee may desire, (y) require Grantor to, and Grantor hereby agrees that it will at its expense and upon request of Trustee forthwith, assemble all or any part of the Collateral as directed by Trustee and make it available to Trustee at a place to be designated by Trustee which is reasonably convenient to Trustee and (z) without notice except as specified below, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof at public or private sale, at any exchange, broker's board or at any of the offices of Trustee or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Trustee may deem commercially reasonable. Grantor agrees that, to the extent notice of sale shall be required by law, at least thirty (30) days' notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned;

                 (ii) Trustee shall apply all cash proceeds received by Trustee in respect of any sale of, collection from, or other realization upon all or any part of the Collateral (after payment of any amounts payable to Trustee pursuant to Section 22), for the benefit of the Holders, against all or any part of the Secured Obligations in such order as may be required by the Indenture. Any surplus of such cash or cash proceeds held by Trustee and remaining after payment in full of all the Secured Obligations shall be paid over to Grantor or to whomsoever may be lawfully entitled to receive such surplus;

                 (iii) to the fullest extent permitted by applicable law, the Grantor specifically and unconditionally agrees that, upon the occurrence of any Event of Default the Trustee shall have the right, acting on its own behalf and on behalf of the Holders, to enter upon the Shipyard, to take possession of the Collateral, and to continue and complete construction of the Vessel. If the Trustee takes possession of the Vessel, it may take, but shall have no obligation to take, any and all actions necessary in its judgment to continue and complete construction of the Vessel, including but not limited to making changes in the plans and specifications, as well as the right to enter into, modify or terminate any contractual arrangement, subject to, the Trustee's right at any time to discontinue any work without liability. If the Trustee elects to complete the Vessel, it will not assume any liability to the Grantor or to any other person for completing the Vessel or for the manner or quality of the construction of the Vessel, and the Grantor expressly waives any such liability. The Grantor irrevocably appoints the Trustee as its attorney-in-fact with full power of substitution, to employ third parties to complete the Vessel, at the Trustee's option, either in the Grantor's name or in the Trustee's name. In any event, all sums expended by the Trustee or such third parties in completing construction of the Vessel will be considered to be disbursed to the Grantor and will be secured in the manner provided in the Indenture. For these purposes, the Grantor assigns to the Trustee, for the benefit of the Holders, all of its rights, title and interest in and to the
Construction Contracts; however neither the Trustee nor the Lenders will   have
any obligation under the Construction Contracts unless the Lenders expressly thereafter agree to assume such obligations in writing. The Trustee, for the benefit of the Holders, will have the right to exercise any rights of the Grantor under the Construction Contracts upon the occurrence of an Event of Default.

                 (b) The rights and remedies provided under this Agreement are cumulative and may be exercised singly or concurrently and are not exclusive of any rights and remedies provided by law or equity.

                 SECTION 18.  Exercise of Remedies.   In connection with the
exercise of its remedies pursuant to Section 17, Trustee may, (i) exchange, enforce, waive or release any portion of the Collateral and any other security for the Secured Obligations; (ii) apply such Collateral or security and direct the order or manner of sale thereof as Trustee may, from time to time, determine; and (iii) settle, compromise, collect or otherwise liquidate any such Collateral or security in any manner following the occurrence of an Event of Default, without affecting or impairing Trustee's right to take any other further action with respect to any Collateral or security or any part thereof.

                 SECTION 19. Intentionally Omitted.

                 SECTION 20. Injunctive Relief. Grantor recognizes that in the event Grantor fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Holders; therefore, Grantor agrees that the Holders, if Trustee so determines and requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

                 SECTION 21.  Interpretation and Inconsistencies; Merger.

                 (a) The rights and duties created by this Agreement shall, in all cases, be interpreted consistently with, and shall be in addition to (and not in lieu of), the rights and duties created by the Indenture and the other Collateral Documents.

                 (b) Except as provided in subsection (a) above, this Agreement represents the final agreement of the Grantor and the Trustee with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between the Grantor and the Trustee or any other Holder.

                 SECTION 22. Expenses. Grantor will upon demand pay to Trustee and/or the Holders the amount of any and all reasonable fees and expenses, including the reasonable fees and expenses of their counsel and agents, as provided in Section 7.07 of the Indenture.

                 SECTION 23. Amendments, Etc. Except as otherwise provided by the Indenture, the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes) shall be required to amend, modify, supplement, or waive any provision of this Agreement. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                 SECTION 24. Notices. All notices and other communications provided for hereunder shall be delivered in the manner set forth in Section
11.02 of the Indenture.

                 SECTION 25. Continuing Security Interest; Termination. (a) Except as provided in Section 25(b), this Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the later of the payment or satisfaction in full of the Secured Obligations (other than contingent indemnity obligations) and the termination of the Indenture, (ii) be binding upon Grantor, its successors and assigns and (iii) except to the extent that the rights of any transferor, or assignor are limited by the terms of the Indenture, inure, together with the rights and remedies of Trustee hereunder, to the benefit of Trustee and any of the Holders. Nothing set forth herein or in any other Collateral Document is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Agreement or any other Collateral Document or any Collateral. Grantor's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession thereof or therefor.

                 (b) Upon the payment in full in cash of the Secured Obligations (other than contingent indemnity obligations) and the termination of the Indenture, this Agreement and the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantor. Upon any such termination of security interest, Grantor shall be entitled to the return, upon its request and at its expense, of such of the Collateral held by Trustee as shall not have been sold or otherwise applied pursuant to the terms hereof and Trustee will, at Grantor's expense, execute and deliver to Grantor such other documents as Grantor shall reasonably request to evidence such termination. In connection with any sales of assets permitted under the Indenture, the Trustee will release and terminate the liens and security interests granted under this Agreement with respect to such assets.

                 SECTION 26. Severability. It is the parties' intention that this Agreement be interpreted in such a way that it is valid and effective under applicable law. However, if one or more of the provisions of this Agreement shall for any reason be found to be invalid or unenforceable, the remaining provisions of this Agreement shall be unimpaired.

                 SECTION 27. GOVERNING LAW. ANY DISPUTE BETWEEN THE GRANTOR AND THE TRUSTEE OR ANY HOLDER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ____________.

                 SECTION 28. CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.

                 (A) NON-EXCLUSIVE JURISDICTION. THE GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE GRANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM, BUT THE GRANTOR ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK, NEW YORK.

                 (B) OTHER JURISDICTIONS. GRANTOR AGREES THAT THE TRUSTEE OR ANY HOLDER SHALL HAVE THE RIGHT TO PROCEED AGAINST GRANTOR OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE SUCH PERSON TO (1) OBTAIN PERSONAL JURISDICTION OVER THE GRANTOR OR (2) REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE SECURED OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PERSON. GRANTOR AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY SUCH PERSON TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE SECURED OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PERSON. GRANTOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH SUCH PERSON HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION.

                 (C) SERVICE OF PROCESS; INCONVENIENT FORUM. THE GRANTOR WAIVES PERSONAL SERVICE OF PROCESS UPON IT AND AS ADDITIONAL SECURITY FOR THE SECURED OBLIGATIONS, IRREVOCABLY APPOINTS CT CORPORATION SYSTEM, WHOSE ADDRESS IS ONE NORTH CAPITOL AVENUE, INDIANAPOLIS, INDIANA 46204, AS GRANTOR'S AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS ISSUED BY ANY COURT. THE GRANTOR IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH IN NEW YORK, NEW YORK.

                 (D) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                 (E) WAIVER OF BOND. GRANTOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF ANY PARTY HERETO IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE SECURED OBLIGATIONS OR TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PARTY, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER, PRELIMINARY OR PERMANENT INJUNCTION, THIS AGREEMENT.

                 (F) ADVICE OF COUNSEL. EACH OF THE PARTIES REPRESENTS TO EACH OTHER PARTY HERETO THAT IT HAS DISCUSSED THIS AGREEMENT AND, SPECIFICALLY, THE PROVISIONS OF THIS SECTION 28, WITH ITS COUNSEL.

                 SECTION 29. Gaming Laws. (a) Each of the provisions of this Agreement is subject to, and shall be enforced in compliance with, the provisions of any applicable laws, including, without limitation, the rules and regulations of the Indiana Gaming Commission (together with the Indiana Riverboat Gambling Act, the "Gaming Laws").

                 (b) The Trustee acknowledges, understands and agrees that the Gaming Laws may impose certain licensing or transaction approval requirements prior to the exercise of the rights and remedies granted to it under the Agreement with respect to the Collateral subject to the Gaming Laws.

                 (c) If any consent under the Gaming Laws is required in connection with the taking of any of the actions which may be taken by the Trustee in the exercise of its rights hereunder, then Grantor agrees to use its reasonable best efforts to secure such consent and to cooperate with the Trustee in obtaining any such consent. Upon the occurrence and during the continuation of any Event of Default, Grantor shall promptly execute and/or cause the execution of all applications, certificates, instruments, and other documents and papers that the Trustee may be required to file in order to obtain any necessary approvals under the Gaming Laws, and if Grantor fails or refuses to execute such documents, the Trustee or the clerk of the court with jurisdiction may execute such documents on behalf of Grantor.

                 (d) Notwithstanding any other provision of this Agreement to the contrary, nothing in this Agreement shall (i) effect any transfer of any ownership interest (within the meaning of 68 Indiana Administrative Code 5) in Grantor or (ii) effect any transfer, sale, purchase, lease or hypothecation of, or any borrowing or loaning of money against, or any establishment of any voting trust agreement or other similar agreement with respect to (all within the meaning of Indiana Code 4-33-4-21), any certificate of suitability or any owner's license heretofore or hereafter issued to any person, including Grantor, under any of the Gaming Laws, including Indiana Code 4-33.

                 SECTION 30. Interaction with Indenture. All terms, covenants, conditions, provisions and requirements of the Indenture are incorporated by reference in this Security Agreement. In the event of any conflict or inconsistency between the provisions of this Security Agreement and those of the Indenture, including, without limitation, any conflicts or inconsistencies in any definitions herein or therein, the provisions or definitions of the Indenture shall govern.

                 SECTION 31. Trust Indenture Act. If any provision of this Agreement conflicts with any provision of the Trust Indenture Act, the provisions of the Trust Indenture Act shall control.

                 SECTION 32. Appointment of Collateral Agent. The Trustee may, solely at its discretion, appoint a collateral agent to enforce the rights and remedies available to the Trustee under this Agreement.

                 SECTION 33. Interaction with Assignment. Concurrently herewith the Grantor is also executing and delivering to the Trustee, for the benefit of the Holders, an Assignment of

Construction Contract (the "Assignment") pursuant to which the Grantor is assigning to the Trustee, for the benefit of the Holders, an assignment of the Grantor's rights under the Construction Contracts. The provisions of the Assignment are supplemental to this Agreement and nothing contained therein shall derogate from any rights or remedies of the Trustee or any of the Holders hereunder nor shall anything contained in the Assignment be deemed to prevent or extend the time of attachment or perfection of any security interest in such Collateral created hereby.

                 SECTION 34. Excluded Property. Notwithstanding anything contained in this Agreement, the security interest granted pursuant to this Agreement shall not include any personal property or equipment which has been financed or refinanced by Indebtedness permitted to be incurred pursuant to clause (f) of Section 4.09 of the Indenture to the extent that a Permitted Lien has been incurred with respect to such financing.

                 IN WITNESS WHEREOF, Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                         THE MAJESTIC STAR CASINO, LLC
                           as the GRANTOR
                         By: Barden Development, Inc.



                         By:_______________________________
                            Name:
                            Title:



                         IBJ SCHRODER BANK & TRUST COMPANY,
                           as TRUSTEE


                         By:_______________________________
                            Name:
                            Title:

                                   SCHEDULE 1
                                       TO
                               SECURITY AGREEMENT

                     Financing Statement Filing Locations:


                 None, except:

                                   SCHEDULE 2
                                       TO
                               SECURITY AGREEMENT


                                                                  Trade Names:
Majestic Star
Majestic Star Casino
M-Star Slot Club

                                  SCHEDULE 2A
                                       TO
                               SECURITY AGREEMENT

                             Third Party Locations:



                   Corporate Name of                                            Description of             Maximum
                       Third Party                       Address                 Relationship              Amount
                   -----------------                     -------                --------------             -------



                                   Annex A-3

                       ------------------------------

                         FIRST PREFERRED SHIP MORTGAGE
                                ON THE WHOLE OF
                               THE MAJESTIC STAR

                           (Official Number _______)


                                  $105,000,000

                       ------------------------------

                        THE MAJESTIC STAR CASINO, LLC
                        c/o Barden Development, Inc.
                           400 Renaissance Center
                                 Suite 2400
                              Detroit, MI 48243
                             Owner and Mortgagor

                                 In Favor of

                                IBJ SCHRODER
                            BANK & TRUST COMPANY
                              One State Street
                             New York, NY 10004


                      in its capacity as trustee under
                     that certain Indenture dated as of
                         May 22, 1996 by and between
                      The Majestic Star Casino, LLC and
                      IBJ Schroder Bank & Trust Company

                                   Mortgagee

                       ------------------------------

                            Dated ________,  199___

                       ------------------------------

                   Discharge Amount:   $105,000,000 Together
                         With Interest and Performance
                             of Mortgage Covenants

                               TABLE OF CONTENTS

                                                                                                                          Page
                                                                                                                          ----

PARTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
WHEREAS CLAUSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
GRANTING CLAUSE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
VESSEL MORTGAGED  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

                                                            ARTICLE I
                                              DEFINITIONS AND RULES OF CONSTRUCTION

SECTION 1.01.    Definition of Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
SECTION 1.02.    Rules of Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

                                                            ARTICLE II
                                                   GENERAL MORTGAGE PROVISIONS

SECTION 2.01.    General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

                                                           ARTICLE III
                                    REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE MORTGAGOR

SECTION 3.01.    Status of Mortgagor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
SECTION 3.02.    Outstanding Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
SECTION 3.03.    Compliance With Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
SECTION 3.04.    Operation of Vessel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
SECTION 3.05.    Payment of Taxes, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
SECTION 3.06.    Notice of Mortgage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
SECTION 3.07.    Release From Arrest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
SECTION 3.08.    Maintenance of Vessel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
SECTION 3.09.    Access to Vessel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
SECTION 3.10.    Documentation of Vessel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
SECTION 3.11.    Sale, Charter or Mortgage of Vessel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
SECTION 3.12.    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
SECTION 3.13.    Requisition of Title to Vessel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
SECTION 3.14.    Requisition of Vessel but not Title  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
SECTION 3.15.    Execution of Additional Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

                                                            ARTICLE IV
                                                  EVENTS OF DEFAULT AND REMEDIES

SECTION 4.01. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
         A.  Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
         B.  Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
SECTION 4.02.    Sale of Vessel by Mortgagee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
SECTION 4.03.    Mortgagee to Sign for Mortgagor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
SECTION 4.04.    Mortgagee to Collect Hire, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
SECTION 4.05.    Mortgagee's Right to Possession  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
SECTION 4.06.    Appearance by Mortgagee on Behalf of Mortgagor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16


                                                                                                                          Page
                                                                                                                          ----
SECTION 4.07.  Right of Mortgagee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
SECTION 4.08.  Cure of Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
SECTION 4.09.  Restoration of Position  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
SECTION 4.10.  Proceeds of Sale . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
SECTION 4.11.  Repairs to Vessel and Sale of Equipment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

                                                            ARTICLE V
                                                ASSIGNMENT OF WARRANTIES OF TITLE

SECTION 5.01.  Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

                                                            ARTICLE VVI
                                                     MISCELLANEOUS PROVISIONS

SECTION 6.01.  Addresses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
SECTION 6.02.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
SECTION 6.03.  Interest of Mortgagor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
SECTION 6.04.  Survivorship of Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
SECTION 6.05.  Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
SECTION 6.06.  Discharge of Lien  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
SECTION 6.07.  Incorporation into Mortgage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
SECTION 6.08.  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
SECTION 6.09.  Conflict . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
SECTION 6.10.  Gaming Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

SIGNATURE PAGE

ACKNOWLEDGMENT

                         FIRST PREFERRED SHIP MORTGAGE


                 THIS FIRST PREFERRED SHIP MORTGAGE executed on _______, 199__, is granted by:

                 THE MAJESTIC STAR CASINO, LLC
c/o Barden Development, Inc.
                 400 Renaissance Center
                 Suite 2400
                 Detroit, MI 48243
                 Attn: Vice President and Chief Financial Officer

a limited liability company organized and existing under and by virtue of the laws of the State of Indiana (the "Mortgagor") in favor of:

                 IBJ SCHRODER BANK & TRUST COMPANY
                 One State Street
                 New York, NY 10004
                 Attn:  Corporate Trust Administration

as trustee under that certain Indenture (the "Indenture") dated as of May 22, 1996 by and between Mortgagor and IBJ Schroder Bank & Trust Company, as trustee (the "Mortgagee").

                 WHEREAS:

                 A. The Mortgagor is the sole owner of the whole of the vessel identified and described in the Granting Clause of this Preferred Ship Mortgage (this "Mortgage").

                 B. Pursuant to the terms and conditions of the Indenture, Mortgagor has duly authorized the creation of an issue of up to $105,000,000 aggregate principal amount of its Senior Secured Notes due ____, 2003 (the "Notes") of substantially the tenor and amount set forth in the Indenture, and in order to secure the due and punctual payment of the principal of and interest on the Notes and the performance of the Obligations under the Indenture (the "Secured Obligations") of the Mortgagor, the Mortgagor has agreed to execute and deliver this Mortgage as follows:

                                GRANTING CLAUSE

                 NOW, THEREFORE, THIS MORTGAGE WITNESSETH:

                 THAT, in consideration of the premises and of the additional covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and for the purpose of securing as a first priority lien in favor of the Mortgagee (1) the due and punctual payment of the indebtedness evidenced by the Notes, (2) the payment and performance of all other amounts and obligations due or to become due under or in connection with the Indenture and all other Secured Obligations, and (3) the performance of the covenants and agreement of the Mortgagor contained herein (hereinafter, sometimes referred to collectively as the "Obligations"), THE MORTGAGOR HAS granted, conveyed, mortgaged, pledged, hypothecated, set over and confirmed AND THE MORTGAGOR DOES BY THESE PRESENTS grant, convey, mortgage, pledge, hypothecate, set over and confirm UNTO AND IN FAVOR OF THE MORTGAGEE, for the equal and ratable benefit of the Holders, the whole of the following named and described vessel (referred to hereinafter as the "Vessel") to wit:

                                           OFFICIAL                  HOME
                 NAME                       NUMBER                   PORT
                 ----                      --------                  ----

            ______________                 __________               ________

TOGETHER WITH all of its boilers, engines, machinery, masts, spars, boats, cables, motors, tools, anchors, chains, booms, cranes, rigs, pumps, pipe, tanks, tackle, apparel, furniture, fixtures, rigging, supplies, fittings and gaming machinery, equipment and accessories relating to the gaming operations, including but not limited to communication systems, visual and electronic surveillance systems and transportation systems, tools, utensils, food and beverage, liquor, uniforms, linens, housekeeping and maintenance supplies, fuel, all gaming equipment and devices, computer equipment, calculators, adding machines, video game and slot machines, and any other electronic equipment of every nature used in connection with the operation of the Vessel, all machinery, equipment, engines, appliances and fixtures for generating or distributing air, water, heat, electricity, light, fuel or refrigeration, or for ventilating or sanitary purposes, or for the exclusion of vermin or insects, or for the removal of dust, refuse or garbage, all wall-beds, wall-safes, built-in furniture and installations, shelving, lockers, partitions, doorstops, vaults, motors, elevators, dumb-waiters, awnings, window shades, venetian blinds, light fixtures, fire hoses and brackets and boxes for the same, fire sprinklers, alarm, surveillance and security systems, computers, drapes, drapery rods and brackets, mirrors, mantels, screens, linoleum, carpets and carpeting, plumbing, bathtubs, sinks, basins, pipes, faucets, water closets, laundry equipment, washers, dryers, ice-boxes and heating units, all kitchen and restaurant equipment, including but not limited to silverware, dishes, menus, cooking utensils, stoves, refrigerators, ovens, ranges, dishwashers, disposals, water heaters, incinerators, furniture, fixtures and furnishings, all cocktail lounge supplies, including but not limited to bars, glassware, bottles and tables used in connection with the Vessel, all recreational equipment (computerized and otherwise), beauty and barber equipment, and maintenance supplies used in connection with the Vessel, all specifically designed installations and furnishings, and all furniture, furnishings and personal property of every nature whatsoever now or hereafter owned by Mortgagor or in which Mortgagor has any rights or interest and located in or on, or attached to, or used or intended to be used or which are now or may hereafter be appropriated for use on or in connection with the operation of the Vessel, or in connection with any construction being conducted or which may be conducted thereon, and all extensions, additions, accessions, improvements, betterments, renewals, substitutions, and replacements to any of the foregoing, all of which (to the fullest extent permitted by law) shall be conclusively deemed appurtenances to the Vessel, and all other appurtenances to the Vessel appertaining or belonging, whether now owned or hereafter acquired, whether on board or not, and all additions, improvements and replacements hereafter made in or to the Vessel. Mortgagor and Mortgagee acknowledge that significant structures, improvements, additions, equipment and other appurtenances will be added to the Vessel after the execution of this Mortgage, and the Mortgagor specifically affirms and agrees that all such appurtenances to the Vessel shall be subject to this Mortgage.

                 Notwithstanding the foregoing, the security interest granted pursuant to this Mortgage shall not include any personal property or equipment not part of the Vessel which has been financed or refinanced by Indebtedness permitted to be incurred pursuant to clause (f) of Section 4.09 of the Indenture to the extent that a Permitted Lien has been incurred with respect to such financing.

                 TO HAVE AND HOLD the same unto Mortgagee, its successors and assigns, forever upon the terms herein set forth to secure the performance and observance of and compliance with the covenants, terms and conditions in the Secured Obligations.

                 PROVIDED, only, and the condition of these presents is such, that if the Secured Obligations shall be paid and performed in full, then these presents and the rights hereunder shall cease, terminate and be void; otherwise to be and remain in full force and effect.

                 AND NOW, THE PARTIES HEREBY FURTHER AGREE, COVENANT AND DECLARE that the Vessel is to be held subject to the following covenants, conditions, provisions, terms and uses:

                                   ARTICLE I

                     DEFINITIONS AND RULES OF CONSTRUCTION

                 For all purposes of this Mortgage, unless the context otherwise requires:

                 SECTION 1.01.    Definition of Terms.

                 (a)  Act shall mean Chapter 313 of Title 46 United States Code.

                 (b) Office of the Documentation Officer shall mean the Office of the Documentation Officer of the United States Coast Guard, at
__________________.

                 (c) Capitalized terms used herein and not otherwise defined herein but defined in the Indenture shall have the definitions provided in the Indenture, substituting "Mortgagor" for "Company" and "Mortgagee" for "Trustee," as the case may be.

                 SECTION 1.02. Rules of Construction. Unless the context otherwise requires:

                 (a)  A term has the meaning assigned to it;

                 (b)  "Or" is not exclusive;

                 (c) Words in the singular include the plural, and in the plural include the singular;

                 (d) All references herein to particular articles or sections, unless otherwise provided, are references to articles or sections of this Mortgage.

                 (e) The headings herein are solely for convenience of reference and shall not constitute a part of this Mortgage nor shall they affect its meaning, construction or effect.

                 (f) References to the Notes, the Indenture and any Collateral Documents and other instruments shall be deemed to refer to such Notes, the Indenture, Collateral Documents and any other related instruments as the same may from time to time be amended, supplemented or modified by the parties hereto in accordance with the terms thereof.

                                   ARTICLE II

                          GENERAL MORTGAGE PROVISIONS

                 SECTION 2.01. General. For purposes of this Mortgage and in order to comply with Title 46, Section 31321(b)(3), the parties to this Mortgage hereby declare that the indebtedness which is now or may in the future be owed under the Secured Obligations hereby secured is an amount up to the sum of $105,000,000, together with interest and performance of the covenants of the Secured Obligations. The discharge amount is the same as the total amount, together with interest and performance of the covenants of the Secured Obligations.

                                  ARTICLE III

           REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE MORTGAGOR

                 The Mortgagor represents, warrants, covenants and agrees with Mortgagee as follows:

                 SECTION 3.01. Status of Mortgagor. The Mortgagor is a limited liability company in good standing organized and existing under and by virtue of the laws of the State of Indiana and is and will remain a citizen of the United States of America within the meaning of Title 46, Section 802, of the United States Code, entitled to own and document the Vessel under the laws of the United States of America.

                 SECTION 3.02. Outstanding Liens. The Mortgagor lawfully owns and is lawfully possessed of the Vessel free and clear of all liens, mortgages, taxes and encumbrances except liens accrued in the ordinary course of business which are not yet past due; Permitted Liens (as defined in the Indenture); and those liens created by the Indenture and the Collateral Documents and the Mortgagor will and does hereby warrant and defend the title and possession thereto and to every part thereof for the benefit of Mortgagee against the claims and demands of all persons whomsoever.

                 SECTION 3.03. Compliance With Law. The Mortgagor will comply with and satisfy all applicable formalities and provisions of the laws and regulations of the United States of America including causing the filing of the Mortgage with the United States Coast Guard, Office of Documentation at the home port of the Vessel, in order to perfect, establish and maintain this Mortgage, and any supplement or amendment thereto as a first preferred mortgage upon the Vessel and upon all additions, improvements and replacements made in or to the same. The Mortgagor shall promptly pay and discharge all United States

Coast Guard fees and expenses in connection with the recordation of this Mortgage and any supplement or amendment thereto.

                 SECTION 3.04. Operation of Vessel. The Mortgagor will not cause or permit the Vessel to be operated in any manner contrary to law and the Mortgagor will not engage in any unlawful trade or violate any law or expose the Vessel to penalty or forfeiture, and will not do, or suffer or permit to be done, anything which can or may injuriously affect the registration or flag of the Vessel under the laws and regulations of the United States of America. Mortgagor will never operate the Vessel outside the navigation limits of the insurance carried pursuant to Section 3.12 of this Mortgage.

                 SECTION 3.05. Payment of Taxes, etc. The Mortgagor will, subject to Section 4.07 of the Indenture, pay or cause to be paid before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon the Vessel and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the Vessel; provided, however, that the Mortgagor shall not be required to pay or to discharge or to cause to be paid or discharged, any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and, if required by GAAP, for which adequate provision has been made.

                 SECTION 3.06. Notice of Mortgage. The Mortgagor will place, and at all times will retain a properly certified copy of this Mortgage and a Notice of this Mortgage with the Certificate of Documentation of the Vessel on board the Vessel.

                 SECTION 3.07. Release From Arrest. If the Vessel is attached, arrested, levied upon or taken into custody by virtue of any legal proceeding in any court, the Mortgagor will immediately notify Mortgagee thereof by telephone facsimile, confirmed by letter, and within seven (7) business days will cause the Vessel to be released by posting security in the form of a Letter of Undertaking or a Release Bond, and will promptly notify Mortgagee thereof in the manner aforesaid.

                 SECTION 3.08. Maintenance of Vessel. The Mortgagor will at its own expense at all times maintain, preserve and keep the Vessel in good repair and condition and will from time to time make all needful and proper repairs, renewals, replacements, betterments and improvements, including without limitation those replacements required by Section 4.11 of Article IV. The Vessel shall, and the Mortgagor covenants that it will, at all times comply with all applicable laws, treaties and covenants and rules and regulations issued thereunder. Except as permitted by the Indenture, the Mortgagor will not make, or permit to be made, any substantial change in the structure, type, name or rig of the Vessel without first receiving written approval thereof from Mortgagee.

                 SECTION 3.09. Access to Vessel. The Mortgagor at all reasonable times will afford Mortgagee or its authorized representatives full and complete access to the Vessel for the purpose of inspecting the same and its papers and records, upon reasonable notice of Mortgagee's desire to do so.

                 SECTION 3.10. Documentation of Vessel. The Mortgagor will keep the Vessel duly documented as a vessel of the United States of America, under the flag of the United States of America, entitled to engage in the operations conducted by the Mortgagor.

                 SECTION 3.11. Sale, Charter or Mortgage of Vessel. The Mortgagor will not mortgage, transfer, demise charter or change the flag or port of documentation of the Vessel without the written consent of Mortgagee first had and obtained, which consent shall be at the sole discretion of Mortgagee; and any such written consent to any one mortgage, transfer, or demise charter shall not be construed to be a waiver of this provision in respect of any subsequent proposed mortgage, transfer, or demise charter. Any such mortgage, transfer, or demise charter of the Vessel shall be subject to the provisions of this Mortgage and the lien it creates, unless released therefrom by the Mortgagee.

                 SECTION 3.12.  Insurance.

                 (a) The Mortgagor shall, without cost to the Mortgagee, maintain insurance on the Vessel (and all additions, improvements and replacements made in and to the Vessel, or any part thereof) as set forth in
Section 4.22 of the Indenture, which insurance shall include coverage for such risks as are generally covered by marine hull and machinery insurance, marine protection and indemnity insurance and public or general liability insurance. Such marine hull and machinery insurance shall cover against all loss or damage caused by or resulting from fire, lightning, windstorm, tornado, hail and such other further additional hazards of whatever kind or nature as now or hereafter may be covered by standard extended coverage "all risk" endorsements (including, without limitation, and specifically, piracy, barratry and water damage) of whatsoever kind. Mortgagor shall have the right to procure insurance coverage for such risks with such types or forms of insurance coverage as are recommended by an independent insurance broker appointed by the Mortgagor and reasonably satisfactory to the Mortgagee as to type and form of insurance and identity of broker. In any event, for purposes of insurance against total loss, the Vessel, its equipment, appurtenances, etc. shall be insured for a declared value in an amount not less than the replacement value thereof as valued by an independent appraiser appointed by the Mortgagor and reasonably acceptable to Mortgagee as to amounts and identity of appraiser, and for purposes of insurance against liability, such coverage shall be in the highest amount from time to time commercially reasonable for similar vessels engaged in the business of passenger cruising and gaming in northern Indiana. Protection and indemnity insurance (as well as any required insurance against liability for pollution) in respect of the Vessel shall be in the highest amount from time to time obtainable for vessels of the same type, size, age and flag as the Vessel, but in any event, shall be in an amount for each occurrence of not less than the declared value of the Vessel under its hull and machinery insurance.

                 (b) The Mortgagor, at its own expense, shall furnish to the Mortgagee simultaneously with the execution and delivery hereof, and thereafter at intervals of every 12 calendar months, a detailed report, in form and substance satisfactory to the Mortgagee (which shall set forth, without limitation, with respect to each type of insurance coverage, each policy or certificate of entry, its form, its number, its amount, each direct or indirect or participating insurer or underwriter, the type of risk covered and the expiration date), signed by a firm of independent insurance brokers appointed by the Mortgagor and reasonably acceptable to the Mortgagee as to type and form of insurance and identity of broker, with respect to the insurance carried and maintained in respect of the Vessel, together with the written opinion of such brokers, in form and substance reasonably satisfactory to the Mortgagee, as to the compliance of such insurance with the provisions of this Section 3.12.

                 (c) At all times when any construction is in progress the Mortgagor shall, without cost to the Mortgagee, maintain insurance for (i) worker's compensation insurance covering all persons employed by Mortgagor in connection with the construction, in an amount at least equal to the minimum amount of such insurance required by law, and (ii) builder's risk insurance, completed value form, covering all physical loss, in an amount reasonably satisfactory to Mortgagee.

                 (d) All insurance provided hereunder (except workman's compensation) shall name Mortgagee as a named insured under a standard "non-contributory mortgagee" endorsement or its equivalent, which shall be acceptable to Mortgagee, shall provide for loss payable to Mortgagee as its interest may appear and shall be provided by insurance companies acceptable to Mortgagee in its reasonable discretion. Mortgagor shall use best efforts to assure that every policy of insurance referred to in this Paragraph 3.12(d) shall contain an agreement by the insurer that it will not cancel such policy except after thirty (30) days prior written notice to Mortgagee and that any loss payable thereunder shall be payable notwithstanding any act or negligence, breach of warranty or otherwise. Mortgagor shall assign and deliver to Mortgagee all such policies of insurance, or duplicate originals thereof or cover notes, binders or certificates of insurance, certified to Mortgagee by the insurer as being true copies, as collateral and further security for payment of the Indebtedness and performance of the Secured Obligations. If any insurance required to be provided hereunder shall expire, be withdrawn, become void by breach of any condition thereof by Mortgagor, or become void or questionable by reason of the failure or impairment of the capital of any insurer, or if for any other reason whatsoever any such insurance shall become unsatisfactory to Mortgagee, Mortgagor immediately shall obtain new or additional insurance which shall be satisfactory to Mortgagee in its sole discretion. Mortgagor shall not take out any separate or additional insurance which is contributing in the event of loss unless it is properly endorsed and otherwise satisfactory to Mortgagee in all respects.

                 (e) Mortgagor shall (i) pay as they become due all premiums for the insurance required hereunder, and (ii) not later than thirty (30) days prior to the expiration of each such policy, deliver a renewal policy or a duplicate original thereof and a certificate of insurance certified to Mortgagee by the insurer as being a true copy evidencing the insurance required to be provided hereunder, marked "premium paid," or accompanied by such other evidence of payment as shall be satisfactory to Mortgagee in its sole discretion.

                 (f) If Mortgagor shall be in default of its obligation to so insure or deliver any such prepaid policy or policies of insurance to Mortgagee in accordance with the provisions hereof, Mortgagee, at its option and without notice, may effect such insurance from year to year, and pay the premium or premiums therefor, and, in such event, the amount of all such premium or premiums (i) shall be deemed to be Indebtedness secured hereby and (ii) shall be immediately due and payable, on demand, together with interest thereon at the rate of interest which is equal to sum of the fixed interest rate payable on the Notes and 1.00% (the "Interest Rate"), from the date of any such payment by Mortgagee to the date of repayment to Mortgagee.

                 (g) Mortgagor promptly shall comply with, and shall cause the Vessel to comply with, (i) all of the provisions of each such insurance policy and (ii) all of the requirements of the insurers thereunder applicable to Mortgagor or to the Vessel or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair of the Vessel, even if such compliance would necessitate structural changes or improvements or would result in interference with the use or enjoyment of the Vessel or any portion thereof. If Mortgagor shall use the Vessel or any portion thereof in any manner which would permit the insurer to cancel any insurance required to be provided hereunder, Mortgagor immediately shall obtain a substitute policy which shall be satisfactory to Mortgagee and which shall be effective on or prior to the date on which any such other insurance policy shall be canceled.

                 (h) If the Vessel or any portion thereof shall be damaged, destroyed or injured by fire or any other casualty (whether insured or uninsured) in an amount in excess of $500,000, Mortgagor shall give immediate notice thereof to Mortgagee.

                 (i) In the case of any Event of Loss relating to the Vessel, any Net Loss Proceeds with respect to the Vessel shall be applied as provided for in the Indenture and the Cash Collateral Disbursement Agreement.

                 (j) In the event that any claim or Lien is asserted against the Vessel for loss, damage or expense which is covered by insurance required hereunder, and it is necessary for the Mortgagor to obtain a bond or supply other security to prevent arrest of the Vessel or to release the Vessel from arrest on account of such claim or Lien, the Mortgagee, on request of the Mortgagor or its agent, may assign to any person, firm or corporation executing a surety or guarantee bond or other agreement to save or release the Vessel from such arrest, all right, title and interest of the Mortgagee in and to said insurance covering said loss, damage or expense, as collateral security to indemnify against liability under said bond or other agreement.

                 SECTION 3.13. Requisition of Title to Vessel. In the event that the title or ownership of the Vessel shall be requisitioned, purchased or taken by the United States of America or any government of any state of the United States or any other country or any department, agency or representative thereof, pursuant to any present or future law, proclamation, decree, order or otherwise, the lien of this Mortgage shall be deemed to attach to the claim for compensation, and the compensation, purchase price, reimbursement or award for such requisition, purchase or other taking of such title or ownership is hereby declared payable to Mortgagee, who shall be entitled to receive the same and shall apply it as provided in the Indenture or to the extent not provided for in the Indenture, in accordance with the provisions of Section 4.10 hereof. In the event of any such requisition, purchase or taking, the Mortgagor shall promptly execute and deliver to Mortgagee such documents, if any, as in the opinion of counsel for Mortgagee may be necessary or useful to facilitate or expedite the collection by Mortgagee of such compensation, purchase price, reimbursement or award.

                 SECTION 3.14. Requisition of Vessel but not Title. In the event that the United States of America or any government of any other country or any department, agency or representative thereof shall not take the title or ownership of the Vessel but shall requisition, charter, or in any manner take over the use of the Vessel pursuant to any present or future law, proclamation, decree, order or otherwise, and in the event Mortgagor is in default of the terms of this Mortgage, all charter hire and compensation resulting therefrom shall be payable to Mortgagee, and if, as a result of such requisitioning, chartering or taking of the use of the Vessel such government, department, agency or representative thereof shall pay or become liable to pay any sum by reason of the loss of or injury to or depreciation of the Vessel any such sum is hereby made payable to Mortgagee, who shall be entitled to receive the same and shall apply any such sums referred to in this Section as provided in the Indenture or to the extent not provided for in the Indenture, in accordance with the provisions of Section 4.10 hereof. In the event of any such requisitioning, chartering or taking of the use of the Vessel, the Mortgagor shall promptly execute and deliver to Mortgagee such documents, if any, and shall promptly do and perform such acts, if any, as in the opinion of counsel for Mortgagee may be necessary or useful to facilitate or expedite the collection by Mortgagee of such claims arising out of the requisitioning, chartering or taking of the use of the Vessel.

                 SECTION 3.15. Execution of Additional Documents. Mortgagor agrees to execute all additional documents, instruments, UCC Financing Statements and other agreements necessary and appropriate, to keep this mortgage in effect, to better reflect the true intent of this Mortgage, and to consummate fully all of the transactions contemplated by the Notes, and the Indenture, hereby.


                                   ARTICLE IV

                         EVENTS OF DEFAULT AND REMEDIES

                 SECTION 4.01.

                 A. Events of Default. The term "Event of Default," wherever used in this Mortgage, shall mean any one or more of the following events:

                          (1)  The occurrence of an Event of Default as defined
in Section 6.01 of the Indenture; or

                          (2)  Default in the due and punctual observance and
performance of any provisions of Sections 3.04, 3.07, 3.10 and 3.12 of Article III herein; or

                          (3)  Default in the due observance or performance of
any of the other covenants and conditions herein required to be kept and performed and continuance of such default for thirty (30) days after receipt of a notice of any such Event of Default; provided, however, that the Mortgagor shall not be deemed to be in default for failure to keep the Vessel in good repair and safe condition pursuant to Section 3.08 of Article III if the Mortgagor shall be diligently taking steps to comply with the requirements of said Section and prosecutes any such work so that such work is completed within a reasonable time; or

                          (4)  The Mortgagor shall (i) abandon the Vessel
without due cause; or (ii) cease to be a citizen of the United States of America within the meaning of Title 46, Section 802 of the United States Code.

                 The Mortgagee shall not be deemed to have knowledge of an Event of Default unless actually known by the Mortgagee.

                 B. Remedies. Then and in each and every such case Mortgagee shall have the right to:

                          (1)  Exercise all the rights and remedies in
foreclosure and otherwise given to Mortgagee by the laws and regulations of the United States of America or of the country wherein the Vessel shall then be found or of any country wherein the Vessel may thereafter be found or of any other applicable jurisdiction;

                          (2)  Bring suit at law, in equity or in admiralty, as
it may be advised, to recover judgment for any and all amounts due under the Notes, the Indenture, the other Collateral Documents and this Mortgage;

                          (3)  Take the Vessel without legal process wherever
the same may be; and the Mortgagor or other person in possession, forthwith upon demand of Mortgagee shall surrender to Mortgagee possession of the Vessel and Mortgagee may, without being responsible for loss or damage, hold, lay up, lease, charter, operate or otherwise use the Vessel for such time and upon such terms as it may deem to be for its best advantage, accounting only for the net profits, if any, arising from such use of the Vessel and charging upon all receipts from the use of the Vessel or from the sale thereof by court proceedings or pursuant to Subsection (4) of Section 4.01 next following, all costs, expenses, charges, damages or losses by reason of such use; and if at any time Mortgagee shall avail itself of the right herein given it to take the Vessel, Mortgagee shall have the right to dock the Vessel for a reasonable time at any dock, pier, or other premises of the Mortgagor or leased by the Mortgagor without charge, or to dock it at any other place at the cost and expense of the Mortgagor;

                          (4)  Without being responsible for loss or damage,
sell the Vessel at any place and at such time as Mortgagee may specify and in such manner as Mortgagee may deem advisable free from any claim by the Mortgagor in admiralty, in equity, at law or by statute, after first giving notice of the time and place of sale with a general description of the property in the following manner:

                                  (a)  By publishing such notice for three (3)
times a week for two consecutive weeks, with the last date of publication not more than twenty (20) nor less than five (5) days immediately preceding the sale, in a daily newspaper of general circulation published in __________________;

                                  (b)  If the place of sale should not be
___________, then also by publication of a similar notice in a daily newspaper, if any, published at the place of sale; and

                                  (c)  By mailing a similar notice to the
Mortgagor on the day of first publication.

                 Mortgagee may adjourn any such sale from time to time by announcement at the time and place appointed for such sale or for such adjourned sale, and without further notice or publication Mortgagee may make any such sale at the time and place to which the same shall be so adjourned. Any such sale may be conducted without bringing the Vessel to be sold to the place designated for such sale and in such manner as Mortgagee may deem to be for its best advantage.

                          (5)  Mortgagor hereby consents to the appointment of
a consent keeper or substitute custodian by Mortgagee with the costs thereof to be a cost of the sale to be paid from the proceeds of the sale or by Mortgagor.

                 SECTION 4.02. Sale of Vessel by Mortgagee. Any sale of the Vessel made in pursuance of this Mortgage, whether under the power of sale hereby granted or any judicial proceedings, shall operate to divest all right, title and interest of any nature whatsoever of the Mortgagor therein and thereto, and shall bar the Mortgagor, its successors and assigns, and all persons claiming by, through or under them. At any such sale, Mortgagee or any other holder of the Notes (the "holder/purchaser") may bid for and purchase the Vessel and upon compliance with the terms of sale may hold, retain and dispose of such property without further accountability therefor. In case of any such sale the holder/purchaser shall be entitled, for the purpose of making settlement or payment for the property purchased, to use and apply the Notes or any portion thereof in order that there may be credited against the amount remaining due and unpaid thereon the sums payable to the holder/purchaser out of the net proceeds of such sale after allowing for the costs and expense of sale and other charges; and thereupon the holder/purchaser shall be credited, on account of such purchase price, with the net proceeds that shall have been so credited upon the Notes. No purchaser shall be bound to inquire whether notice has been given, or whether any default has occurred, or as to the propriety of the sale or as to the application of the proceeds thereof.

                 SECTION 4.03. Mortgagee to Sign for Mortgagor. Upon the occurrence and continuance of an Event of Default, Mortgagee is hereby appointed attorney-in-fact of the Mortgagor to execute and deliver to any purchaser aforesaid and is hereby vested with full power and authority to make, in the name and in behalf of the Mortgagor, a good conveyance of the title to the Vessel so sold. In the event of any sale of the Vessel, under any power herein contained, the Mortgagor will, if and when required by Mortgagee, execute such form of conveyance of such Vessel as Mortgagee may direct or approve.

                 SECTION 4.04. Mortgagee to Collect Hire, etc. Upon the occurrence and continuance of an Event of Default, Mortgagee is hereby appointed attorney-in-fact of the Mortgagor upon the happening of any Event of Default, in the name of the Mortgagor to demand, collect, receive, compromise and sue for, so far as may be permitted by law, all earnings, tolls, rents, issues, revenues, income and profits of the Vessel and all amounts due from underwriters under any insurance thereon as payment of losses or as return premiums or otherwise, and all other sums, due or to become due at the time of the happening of any Event of Default in respect of the Vessel, or in respect of any insurance thereof from any person whomsoever, and to make, give and execute in the name of the Mortgagor acquittances, receipts, releases, or other discharges for the same, whether under seal or otherwise, and to endorse and accept in the name of the Mortgagor all checks, notes, drafts, warrants, agreements and all other instruments in writing with respect to the foregoing. All amounts so received shall first be applied to operating expenses and then to unpaid Secured Obligations.

                 SECTION 4.05. Mortgagee's Right to Possession. Whenever any right to enter and take possession of the Vessel accrues to Mortgagee, it may require the Mortgagor to deliver, and the Mortgagor shall on demand, at its own cost and expense, deliver the Vessel to Mortgagee as demanded. If any legal proceedings shall be taken to enforce any right under this Mortgage, Mortgagee shall, to the extent permitted by law, be entitled as a matter of right to the appointment of a receiver of the Vessel and the earnings, tolls, rents, issues, revenues, income and profits due or to become due and arising from the operation thereof.

                 SECTION 4.06. Appearance by Mortgagee on Behalf of Mortgagor. The Mortgagor authorizes and empowers Mortgagee or its appointees or any of them to appear in the name of the Mortgagor, its successors and assigns, in any court where a suit is pending against the Vessel because of or on account of any alleged lien against the Vessel from which the Vessel has not been released and to take such proceedings as to them or any of them may seem proper towards the defense of such suit and the discharge of such lien, in the event that the Mortgagor shall not be taking proceedings reasonably satisfactory to Mortgagee, and in such case all expenditures made or incurred by Mortgagee or its appointees for the purpose of such defense or discharge shall be a debt due from the Mortgagor, its successors and assigns, to Mortgagee, and shall be secured by the lien of this Mortgage in like manner and extent as if the amount and description thereof were written herein.

                 SECTION 4.07. Right of Mortgagee. Each and every power and remedy herein given to Mortgagee shall be cumulative and shall be in addition to every other power and remedy herein given or now or hereafter existing at law, in equity, in admiralty or by statute, and each and every power and remedy whether herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Mortgagee, and the exercise or the beginning of the exercise of any power to remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy. No delay or omission by Mortgagee in the exercise of any right or power or in the pursuance of any remedy accruing upon any default as above defined shall impair any such right, power or remedy or be construed to be a waiver of any such Event of Default or to be any acquiescence therein; nor shall the acceptance by Mortgagee of any security or of any payment of or on account of the Notes after any Event of Default or of any payment on account of any past default be construed to be a waiver of any right to take advantage of any future Event of Default or of any past Event of Default not completely cured thereby.

                 SECTION 4.08. Cure of Defaults. If at any time after an Event of Default and prior to the actual sale of the Vessel by Mortgagee or prior to any foreclosure proceedings, the Mortgagor completely cures all Events of Default and pays all expenses, advances and damages to Mortgagee consequent on such Events of

Default, then Mortgagee shall retain the option to restore the Mortgagor to its former position, but such action, if any, shall not affect any subsequent Event of Default or impair any rights consequent thereon.

                 SECTION 4.09. Restoration of Position. In case Mortgagee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to Mortgagee, then and in every such case the Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder with respect to the property subject or intended to be subject to this Mortgage, and all rights, remedies and powers of Mortgagee shall continue as if no such proceedings had been taken.

                 SECTION 4.10. Proceeds of Sale. The proceeds of any sale of the Vessel and the net earnings from the hire or from any operation or use of the Vessel by Mortgagee under any of the powers herein specified and any and all other money received by Mortgagee pursuant to or under the terms of this Mortgage or in any proceedings hereunder, the application of which has not elsewhere been specifically provided, shall be applied as follows:

                          FIRST:  To the payment of all reasonable expenses and
charges, including the expenses of any sale, and expenses of any retaking, attorneys' fees, court costs, keepers' fees, necessary repairs and any other expenses or advances made or incurred by Mortgagee in the protection of its rights or the pursuance of its remedies hereunder, and to provide adequate indemnity against liens claiming priority over or equality with the lien of this Mortgage;

                          SECOND:  To the payment in full of any amounts then
due and unpaid under the Notes and the Secured Obligations.

                          THIRD:  To the payment of any surplus thereafter
remaining to the Mortgagor or to whomsoever may be entitled thereto.

                 SECTION 4.11. Repairs to Vessel and Sale of Equipment. Until one or more of the Events of Default hereinabove described shall happen, the Mortgagor (a) shall be suffered and permitted to retain actual possession and use of the Vessel; (b) may at any time alter, repair, change or re-equip the Vessel, subject, however, to the provisions of Section 3.08 of Article III and
Section 4.11 of the Indenture; and (c) subject to Section 10.07 of the Indenture shall have the right, from time to time in its discretion and without obtaining a release thereof by Mortgagee, to dispose of, free from the lien hereof, equipment or other appurtenances, of the Vessel that may become worn out or obsolete or otherwise are no longer useful, necessary, profitable or advantageous in the operation of the Vessel, provided that either prior to or promptly following such removal any such property shall be replaced with serviceable equipment or other appurtenances of substantially equal utility and of a value at least equal to that of the replaced property when first acquired and free of any security interest of any other person (except Permitted Liens as defined in the Indenture), which shall forthwith become subject to the lien of this Mortgage as a preferred mortgage thereon.


                                   ARTICLE V

                       ASSIGNMENT OF WARRANTIES OF TITLE

                 SECTION 5.01. Assignment. [Mortgagor, in further consideration of the premises and of the additional covenants herein contained, does hereby assign, transfer and set over and confirm unto Mortgagee, and its successors and assigns IN TRUST FOREVER, all representations, warranties and covenants as to title and freedom from liens made, granted and agreed to by ________________ in that certain Bill of Sale, dated __________ pertaining to the Vessel, to the extent permitted by any applicable law, including the laws of the state of _______________.][to be added if appropriate].


                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

                 SECTION 6.01. Addresses. Any notice to be given under this Mortgage shall, except as otherwise expressly provided herein, be made in accordance with Section 11.02 of the Indenture.

                 SECTION 6.02. Counterparts. This Mortgage may be executed in any number of counterparts and all such counterparts executed and delivered each as an original shall constitute but one and the same instrument.

                 SECTION 6.03. Interest of Mortgagor. The interest of the Mortgagor in the Vessel and the interest mortgaged by this Mortgage is that of one hundred percent (100%) absolute and sole ownership.

                 SECTION 6.04. Survivorship of Covenants. All the covenants, promises, stipulations and agreements of the Mortgagor in the Secured Obligations contained shall bind the Mortgagor and its successors and assigns and shall inure to the benefit of Mortgagee and its successors and assigns.

                 SECTION 6.05. Amendments. Except as otherwise provided by the Indenture, the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes) shall be required to amend, modify, supplement, or waive any provision of this Mortgage. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                 SECTION 6.06. Discharge of Lien. When the Notes have been paid in full and the Secured Obligations of the Mortgagor to the Mortgagee have been satisfied in full, Mortgagee shall, at the Mortgagor's expense, execute and deliver to the Mortgagor such documents as the Mortgagor shall reasonably request to evidence the surrender and discharge of the lien hereof upon the Vessel.

                 SECTION 6.07. Incorporation into Mortgage. The Whereas Clauses and the Granting Clause of this Mortgage are incorporated in and are made a part of this Mortgage.

                 SECTION 6.08. Governing Law. This Mortgage shall be governed by and construed according to the provisions of the Act, and where silent, by the General Maritime Law of the United States.

                 SECTION 6.09. Conflict. In the event that the provisions of this Mortgage shall conflict with or be inconsistent with the provisions of the Indenture, the terms and provisions of the Indenture shall control and govern the obligations, rights and responsibilities of the parties hereto. If any provision of this Mortgage conflicts with any provision of the Trust Indenture Act, the provisions of the Trust Indenture Act shall control.

                 SECTION 6.10. No Waiver. No provision of this Mortgage, the Indenture or any Collateral Document shall be deemed to constitute a waiver by the Mortgagee of the preferred status of this Mortgage given by federal law and any provision of this Mortgage, the Indenture or any Collateral Document which would otherwise constitute such a waiver shall to such extent be of no force or effect.

                 SECTION 6.11. Gaming Laws. (a) Each of the provisions of this Mortgage is subject to, and shall be enforced in compliance with, the provisions of any applicable laws, including, without limitation, the rules and regulations of the Indiana Gaming commission (together with the Indiana Riverboat Gambling Act, the "Gaming Laws").

                 (b) The Mortgagee acknowledges, understands and agrees that the Gaming Laws may impose certain licensing or transaction approval requirements prior to the exercise of the rights and remedies granted to it under the Mortgage with respect to the Vessel subject to the Gaming Laws.

                 (c) If any consent under the Gaming Laws is required in connection with the taking of any of the actions which may be taken by the Mortgagee in the exercise of its rights hereunder, then Mortgagor agrees to use its reasonable best efforts to secure such consent and to cooperate with the Trustee in obtaining any such consent. Upon the occurrence and during the continuation of any Event of Default, Mortgagor shall promptly execute and/or cause the execution of all applications, certificates, instruments, and other documents and papers that the Mortgage may be required to file in order to obtain any necessary approvals under the Gaming Laws, and if Mortgagor fails or refuses to execute such documents, the Trustee or the clerk of the court with jurisdiction may execute such documents on behalf of Mortgagor.

                 (d) Notwithstanding any other provision of this Mortgage to the contrary, nothing in this Mortgage shall (i) effect any transfer of any ownership interest (within the meaning of 68 Indiana Administrative Code 5) in Mortgagor or (ii) effect any transfer, sale, purchase, lease or hypothecation of, or any borrowing or loaning of money against, or any establishment of any voting trust agreement or other similar agreement with respect to (all within the meaning of Indiana Code 4-33-4-21), any certificate of suitability or any owner's license heretofore or hereafter issued to any person, including Mortgagor, under any of the Gaming Laws, including Indiana Code 4-33.

                 IN WITNESS WHEREOF, the Mortgagor has executed this Mortgage in multiple original counterparts on the day and year first above written.


WITNESSES:                           THE MAJESTIC STAR CASINO, LLC

                                     By: Barden Development, Inc.


_________________________            By: _____________________________

                                     Title:  _________________________



ATTEST:


_________________________

Title:___________________

                                 ACKNOWLEDGMENT



STATE OF ________ )
                   :  ss.:
COUNTY OF ______)




                 BE IT KNOWN, that on _________, 199__, personally appeared before me, ________________who, being duly sworn, deposed and said:

                 That he/she is the ___________ of the Manager of The Majestic Star Casino, LLC, the limited liability company described in and which executed the foregoing Preferred Ship Mortgage; that by order of the Board of Directors of said Manager he/she signed his/her name thereto and acknowledged to me that he executed said Preferred Ship Mortgage as such officer of said corporation on behalf to The Majestic Star Casino, LLC; and that the same is the free and voluntary act and deed of said corporation, and of himself/herself as such officer thereof, for the uses and purposes therein expressed.



                                                  ______________________________




Sworn to and Subscribed
before me this ______ day
of ________, 199____


_______________________
    NOTARY PUBLIC

                               NOTICE OF MORTGAGE

                                  ____________

                            (OFFICIAL NO. ________)

                 This Vessel, owned by The Majestic Star Casino, LLC (the "Owner"), is subject to a First Preferred Ship Mortgage in the principal amount of $105,000,000, dated ________,199__, as the same may be amended or supplemented, in favor of IBJ Schroder Bank & Trust Company, as trustee. The Owner hereby gives notice that it has not granted to itself, any charterer, the Master of this Vessel or any other person, and none thereof has any right, power or authority to create, incur or permit to exist upon this Vessel any liens or encumbrances whatsoever other than liens for crew's wages or salvage. Any such right, power or authority is also prohibited under the terms of said Mortgage.

================================================================================

                                EXHIBIT A-I-1
                                 (Face of Note)

                     12-3/4% SENIOR SECURED NOTES due 2003
                            WITH CONTINGENT INTEREST
                                      No.

CUSIP No.                                               $_____________________

                         THE MAJESTIC STAR CASINO, LLC


promises to pay to
or registered assigns,
the principal sum of
Dollars on May 15, 2003.
Interest Payment Dates:  May 15 and November 15
Record Dates: May 1 and  November 1
                                                Dated:  May 22, 1996

                                                THE MAJESTIC STAR CASINO, LLC

                                                By:  Barden Development, Inc.


                                                By: _________________________
                                                    Name:
                                                    Title:


                                                By: _________________________
                                                    Name:
                                                    Title:

This is one of the
Notes referred to in the
within-mentioned Indenture:

IBJ SCHRODER BANK & TRUST COMPANY,
as Trustee

By: ___________________________________
     Authorized Signatory


================================================================================
                                    A-I-1

     [Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]1


     THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION PROVIDED BY RULE 144A UNDER THE SECURITIES ACT.
THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)
(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (1) ABOVE.

___________________________

1
 This paragraph is to be included only if the Note is in global form.



                                    A-I-2

                                 (Back of Note)

                     12-3/4% Senior Secured Notes due 2003
                            With Contingent Interest

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. INTEREST. The Majestic Star Casino, LLC, or any successor thereto as provided in the Indenture (the "Company"), promises to pay interest at the rate of 12-3/4% per annum of the principal amount of this Note (the "Fixed Interest") from the Issuance Date to the date of payment of such principal amount of this Note and shall pay the Liquidated Damages payable pursuant to
Section 5 of the Registration Rights Agreement. Installments of Fixed Interest and Liquidated Damages shall become due and payable semi-annually in arrears on each May 15 and November 15, commencing November 15, 1996, to the holder of record at the close of business on the preceding May 1 or November 1. Additionally, installments of accrued and unpaid Fixed Interest shall become due and payable with respect to any principal amount of this Note that matures (whether at stated maturity, upon acceleration, upon maturity of repurchase obligation or otherwise) upon such maturity of such principal amount of this Note. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of Fixed Interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Fixed Interest on this Note shall be computed on the basis of a 360-day year, consisting of twelve 30-day months. Each installment of Fixed Interest shall be calculated to accrue from and including the most recent date to which Fixed Interest has been paid or provided for (or from and including the Issuance Date if no installment of Fixed Interest has been paid) to, but not including, the date of payment.

     In addition, this Note shall bear Contingent Interest, calculated as described below, from the Commencement Date to the date of payment of this Note. Installments of accrued or deferred Contingent Interest on this Note accrued through the Accrual Period last ended shall become due and payable semi-annually on each May 15 and November 15 after the Commencement Date to the holder of record at the close of business on the preceding May 1 or November 1, provided that no Contingent Interest shall be payable with respect to any period prior to the Commencement Date and that such installment of Contingent Interest is not permitted to be deferred on such date. Additionally, all installments of accrued or deferred Contingent Interest shall become due and payable (and may not be further deferred) with respect to any principal amount of this Note that matures (whether at stated maturity, upon acceleration, maturity of repurchase obligation or otherwise) upon such maturity of such principal amount of this Note.

     The Company, at its option, may defer payment of all or a portion of any installment of Contingent Interest then otherwise due if, and only to the extent that, (a) the payment of such portion of Contingent Interest shall cause the Company's Adjusted Fixed Charge Coverage

                                    A-I-3

Ratio for the four consecutive fiscal quarters last completed prior to such interest payment date to be less than 2.0 to 1 on a pro forma basis after giving effect to the assumed payment of such Contingent Interest and (b) the principal amount of this Note corresponding to such Contingent Interest has not then matured and become due and payable (at stated maturity, upon acceleration, upon maturity of repurchase obligation or otherwise). Contingent Interest that is deferred shall become due and payable, in whole or in part, on the earlier of (i) the next succeeding interest payment date on which all or a portion of such Contingent Interest is not permitted to be deferred, and (ii) upon the maturity of the corresponding principal amount of this Note (whether at stated maturity, upon acceleration, upon maturity of repurchase obligation or otherwise). No interest shall accrue on any Contingent Interest deferred and which has not yet become due and payable. To the extent permitted by law, interest shall accrue on overdue Contingent Interest at the same rate as the Fixed Interest plus 1% per annum.

     Each installment of Contingent Interest shall be calculated to accrue (an "Accrual Period") from, but not including, the most recent date to which Contingent Interest has been paid or provided for or through which Contingent Interest had been calculated and deferred (or from and including the Commencement Date if no installment of Contingent Interest has been paid, provided for or deferred) to, and including, either (a) the last day of the next Semiannual Period if the corresponding principal amount of this Note has not become due and payable or (b) the date of payment if the corresponding principal amount of this Note has become due and payable (whether at stated maturity, upon acceleration, upon maturity of repurchase obligation or otherwise). With respect to each Accrual Period, Contingent Interest shall accrue daily on the principal amount of this Note outstanding during such period as follows: (i) for any portion of an Accrual Period which consists of all or part of a Semiannual Period that ends during such Accrual Period, 1/180 of the Base Contingent Interest with respect to such principal amount for such Semiannual Period until fully accrued and (ii) for any other portion of an Accrual Period, 1/180 of the Base Contingent Interest with respect to such principal amount for the Semiannual Period that began and last ended after the Commencement Date.

     Any reference in this Note to "accrued and unpaid interest" includes the amount of unpaid Contingent Interest and Liquidated Damages, if any, due and payable.

     "Adjusted Fixed Charge Coverage Ratio" means with respect to any Person at any time the Fixed Charge Coverage Ratio of such Person on such date adjusted as follows: (a) for purposes of the calculation of the Fixed Charge Coverage Ratio, Fixed Charges shall be adjusted to include (rather than exclude) Contingent Interest, whether paid or accrued, and (b) the amount of Contingent Interest on a pro forma basis shall equal the Contingent Interest accrued and reflected in the financial statements for the last two Semiannual Periods with respect to which Contingent Interest was accruable or payable or, if two such Semiannual Periods have not occurred, then the amount accrued and reflected in the financial statements with respect to the previous Semiannual Period multiplied by 2.0.

     "Base Contingent Interest" means with respect to any principal amount of Notes as of any date after the Commencement Date, an amount equal to the product of (a) 5.0% of the Company's Consolidated Cash Flow for the Semiannual Period last completed and (b) a

                                    A-I-4
fraction, the numerator of which is the amount of such principal and the denominator of which is $105.0 million; provided however that additional Contingent Interest will cease accruing on any outstanding principal amount of the Notes if the aggregate amount of such Base Contingent Interest in respect of any two consecutive Semiannual Periods (and excluding any deferred Contingent Interest from prior periods) exceeds the Maximum Contingent Interest.

     "Commencement Date" means the first day that the Majestic Star Casino becomes Operating.

     "Consolidated Cash Flow" shall have the meaning set forth in the Indenture.

     "Contingent Interest" means, as of any payment date, Base Contingent Interest on this Note accrued through the Accrual Period last ended (including any Accrual Period that ends on such payment date) and any Base Contingent Interest previously accrued and the payment of which has been permitted to be deferred.

     "Maximum Contingent Interest" means with respect to any amount of principal of Notes, an amount equal to the product of (a) 5.0% of $60.0 million and (b) a fraction, the numerator of which is the amount of such principal and the denominator of which is $105.0 million.

     "Semiannual Period" means each period that begins on October 1 and ends on the next succeeding March 31, or each period that begins on April 1 and ends on the next succeeding September 30.

     2. METHOD OF PAYMENT. The Company shall pay interest (including Contingent Interest, if any) on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on May 1 or November 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date (the "Record Date"), except as provided in Section
2.12 of the Indenture with respect to defaulted interest or as provided with respect to Notes called for redemption after such record date and on or before such Interest Payment Date. The Holder hereof must surrender this Note to a Paying Agent to collect principal payments. The Notes shall be payable as to principal, premium, if any, interest (including Contingent Interest, if any) and Liquidated Damages at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest (including Contingent Interest, if any) and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
     3. PAYING AGENT AND REGISTRAR. Initially, IBJ Schroder Bank & Trust Company (including any successor appointed under the Indenture, the "Trustee"), the

                                    A-I-5

Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder.

     4. INDENTURE AND COLLATERAL DOCUMENTS. The Company issued the Notes under an Indenture dated as of May 22, 1996 (as it may be amended from time to time, the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Section Section 77aaa-77bbbb) as in effect on the Issuance Date. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are obligations of the Company limited to $105 million in aggregate principal amount. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes. The Notes are secured by certain collateral, pursuant to the Collateral Documents referred to in the Indenture, which may be released pursuant to the terms thereof.

     5. OPTIONAL REDEMPTION. Except as set forth below, the Company shall not have the option to redeem the Notes prior to May 15, 2000. From and after May 15, 2000, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest (including Contingent Interest and Liquidated Damages, if any) thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below:


YEAR                                  PERCENTAGE
- ----                                  ----------

2000                                     106.375
2001                                     104.250
2002                                     102.125
2003                                      100.00


     The Company shall have the option on and after May 15, 1997 and prior to May 15, 1998, to redeem up to $12.0 million principal amount of the Notes solely out of any amounts remaining in the Interest Reserve Account, upon not less than 30 nor more than 60 days' notice, at the redemption price of 112.75% of the principal amount thereof plus accrued and unpaid interest (including Contingent Interest and Liquidated Damages, if any) thereon to the applicable redemption date.

     Notwithstanding any other provisions of Article 3 of the Indenture, if any Gaming Regulatory Authority requires that a Holder or beneficial owner of the Notes be licensed, qualified or found suitable under any applicable gaming laws in order to maintain any gaming license or franchise of the Company under any applicable gaming laws, and the Holder or beneficial owner fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so by such Gaming Regulatory Authority (or such lesser period that may be required by such Gaming Regulatory Authority) or if such Holder or beneficial owner is not so licensed, qualified or found suitable, the Company has the right, at its option, (i) to require such Holder or beneficial owner to dispose of such Holder's or beneficial owner's Notes within 30 days of receipt of such notice of such finding by the applicable Gaming

                                    A-I-6

Regulatory Authority (or such earlier dates as may be required by the applicable Gaming Regulatory Authority) or (ii) to call for redemption of the Notes of such Holder or beneficial owner at a redemption price equal to the lesser of the principal amount thereof or the price at which such Holder or beneficial owner acquired the Notes, together with, in either case, accrued and unpaid interest (including Contingent Interest, if any), to the earlier of the date of redemption or the date of the finding of suitability by such Gaming Regulatory Authority, which may be less than 30 days following the notice of redemption if so ordered by such Gaming Regulatory Authority. The Company shall not be required to pay or reimburse any Holder or beneficial owner of Notes who is required to apply for any such license, qualification or finding of suitability for the costs of the licensure or investigation for such qualification or finding of suitability. Such expenses shall be the obligation of such Holder or beneficial owner.

     6. MANDATORY REDEMPTION. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

     7. REPURCHASE AT OPTION OF HOLDER. Under certain circumstances, as provided in the Indenture, the Company may be required to purchase all or a portion of the Notes. Holders of Notes that are subject to an offer to purchase will receive an offer to purchase from the Company prior to any related purchase date, and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

     8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest (including Contingent Interest or Liquidated Damages, if any) ceases to accrue on Notes or portions thereof called for redemption.

     9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. The Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     10. PERSONS DEEMED OWNERS. Prior to due presentment to the Trustee for registration of the transfer of this Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name this Note is registered as its absolute owner for the purpose of receiving payment of principal of and interest on this Note and for all other purposes whatsoever, whether or not this Note is overdue, and neither the Trustee, any

                                    A-I-7

Agent, nor the Company shall be affected by notice to the contrary. The registered Holder of a Note shall be treated as its owner for all purposes.

     11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes or the Collateral Documents may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture, the Notes or the Collateral Documents may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to comply with Article 5 of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to enter into additional or supplemental Collateral Documents including, without limitation, the First Preferred Ship Mortgage on the Permanent Vessel pursuant to Article 10 of the Indenture or to secure the Notes with additional collateral.

     12. DEFAULTS AND REMEDIES. Events of Default include (as more fully described, and subject to, the terms and conditions of the Indenture as it may be amended from time to time): (i) default in payment of interest (including Continent Interest or Liquidated Damages, if any) when due and payable on any Note for 30 days; (ii) default in payment of principal of or premium, if any, on any Note when due; (iii) failure by the Company to comply with Section 4.07, 4.09, 4.10, 4.11, 4.15, 4.16, 4.18, 4.28, 4.29, 4.31 or 5.01 of the Indenture;
(iv) failure by the Company for 30 days after written notice to it to comply with any of its other agreements in the Indenture, the Notes or the Collateral Documents; (v) for any reason, other than due to the act of the Trustee, the Disbursement Agent or the Holders and other than the satisfaction in full and discharge of all obligations secured thereby, to the extent permitted by the Indenture, any Collateral Document ceases to be in full force and effect or any Lien intended to be perfected thereby ceases to be or is not a valid and perfected Lien having the ranking or priority contemplated thereby, except for Permitted Liens, and such condition continues for a period of 30 consecutive days after the Company receives notice of such condition; (vi) prior to Delivery of the Permanent Vessel, the Charter ceases to be in full force and effect or any default occurs under the Charter or any Collateral Document that continues beyond any applicable cure period; (vii) payment defaults under and the acceleration prior to express maturity of certain other indebtedness which aggregates $1.0 million or more; (viii) certain final judgments that remain unpaid, undischarged and unstayed if the aggregate of all such undischarged judgments exceeds $1.0 million; (ix) breach of any representation or warranty in, or the repudiation by the Company of its obligations with respect to the Charter, the Berthing Agreement or any of the Collateral Documents; (x) certain events of bankruptcy or insolvency; (xi) revocation, termination, suspension or other cessation of effectiveness of any Gaming License which results in the cessation or suspension of gaming operations for a period of more than 90 consecutive days at the Majestic Star Casino; (xii) cessation of gaming operations for a period of more than 90 consecutive days at the Majestic Star Casino (other than as a result of a casualty loss) after the Majestic Star Casino becomes Operating; (xiii) cessation of gaming operations for a period of more than 180 consecutive days as a result of

                                    A-I-8
a casualty loss except if the Company is diligently pursuing reconstruction and opening of the Majestic Star Casino and such reconstruction and operating can be accomplished with the funds available to the Company; (xiv) the Majestic Star Casino is not Operating by December 31, 1996 and continues to be not Operating; and (xv) the Permanent Vessel has not been Delivered by June 30, 1998. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal, premium, if any, interest (including all Contingent Interest accrued or deferred and Liquidated Damages) and any other monetary obligations on all of the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest (including Contingent Interest, if any)) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest (including Contingent Interest, if any) on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, within five Business Days upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee. In the event that the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign.

     14. NO RECOURSE AGAINST OTHERS. No officer or office holder, employee, agent, representative or member of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or the Collateral Documents, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

     15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or any authenticating agent.

     16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).


                                    A-I-9

     17. ADDITIONAL RIGHTS OF HOLDERS. In addition to the rights provided to Holders of Notes under the Indenture, Holders shall have all the rights set forth in the Collateral Documents.

     18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or any of the Collateral Documents. Requests may be made to:

                                     The Majestic Star Casino, LLC
                                     One Buffington Drive
                                     Gary, Indiana  46406
                                     Attention:  Executive Vice President



                                   A-I-10

                                Assignment Form


To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


________________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)


and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.





Date: _________________


                                        Your Signature:______________________
                                        (Sign exactly as your name appears on
                                        the face of this Note)


Signature Guarantee.

                       OPTION OF HOLDER TO ELECT PURCHASE


     If you want to elect to have this Note purchased by the Company pursuant to Section 4.10, 4.11, 4.16, 4.28 or 4.29 of the Indenture, check the box below:

             / / Section  4.10   / / Section 4.11   / / Section 4.16


             / / Section 4.28    / / Section 4.29

     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10, Section 4.11, Section 4.16, Section 4.28 or
Section 4.29 of the Indenture, state the principal amount you elect to have purchased: $___________________.


Date:__________________                 Your Signature:______________________
                                        (Sign exactly as your name appears
                                        on the Note)



                                        Tax Identification No.: _____________



Signature Guarantee.

================================================================================


                               EXHIBIT A-II-1
                               (Face of Note)

               12-3/4% SENIOR EXCHANGE SECURED NOTES due 2003
                          WITH CONTINGENT INTEREST
                                     No.

CUSIP No.                                               $_____________________

                         THE MAJESTIC STAR CASINO, LLC

promises to pay to
or registered assigns,
the principal sum of
Dollars on May 15, 2003.
Interest Payment Dates:  May 15 and November 15
Record Dates: May 1 and  November 1
                                                Dated:  May 22, 1996

                                                THE MAJESTIC STAR CASINO, LLC

                                                By:  Barden Development, Inc.


                                                By:__________________________
                                                   Name:
                                                   Title:



                                                By:__________________________
                                                   Name:
                                                   Title:
This is one of the
Notes referred to in the
within-mentioned Indenture:

IBJ SCHRODER BANK & TRUST COMPANY,
as Trustee

By: _______________________________
     Authorized Signatory




================================================================================

     [Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York;) ("DTC"), to the issuer or its agent for registration or transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.]1



- ------------------
1
 This paragraph is to be included only if the Note is in global form.

                                   A-II-2

                                 (Back of Note)

                 12-3/4% Senior Exchange Secured Notes due 2003
                            With Contingent Interest

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless other indicated.

     1. INTEREST. The Majestic Star Casino, LLC, or any successor thereto as provided in the Indenture (the "Company"), promises to pay interest at the rate of 12-3/4% per annum of the principal amount of this Note (the "Fixed Interest") from the Issuance Date to the date of payment of such principal amount of this Note. Installments of Fixed Interest shall become due and payable semi-annually in arrears on each May 15 and November 15, commencing November 15, 1996, to the holder of record at the close of business on the preceding May 1 or November 1. Additionally, installments of accrued and unpaid Fixed Interest shall become due and payable with respect to any principal amount of this Note that matures (whether at stated maturity, upon acceleration, upon maturity of repurchase obligation or otherwise) upon such maturity of such principal amount of this Note. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under Bankruptcy
Law) on overdue installments of Fixed Interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Fixed Interest on this Note shall be computed on the basis of a 360-day year, consisting of twelve 30-day months. Each installment of Fixed Interest shall be calculated to accrue from and including the most recent date to which Fixed Interest has been paid or provided for (or from and including the Issuance Date if no installment of Fixed Interest has been paid) to, but not including, the date of payment.

     In addition, this Note shall bear Contingent Interest, calculated as described below, from the Commencement Date to the date of payment of this Note. Installments of accrued or deferred Contingent Interest on this Note accrued through the Accrual Period last ended shall become due and payable semi-annually on each May 15 and November 15 after the Commencement Date to the holder of record at the close of business on the preceding May 1 or November 1, provided that no Contingent Interest shall be payable with respect to any period prior to the Commencement Date and that such installment of Contingent Interest is not permitted to be deferred on such date. Additionally, all installments of accrued or deferred Contingent Interest shall become due and payable (and may not be further deferred) with respect to any principal amount of this Note that matures (whether at stated maturity, upon acceleration, maturity of repurchase obligation or otherwise) upon such maturity of such principal amount of this Note.

     The Company, at its option, may defer payment of all or a portion of any installment of Contingent Interest then otherwise due if, and only to the extent that, (a) the payment of such portion of Contingent Interest shall cause the Company's Adjusted Fixed Charge Coverage Ratio for the four consecutive fiscal quarters last completed prior to such interest payment date to be less than 2.0 to 1 on a pro forma basis after giving effect to the assumed payment

                                   A-II-3
of such Contingent Interest and (b) the principal amount of this Note corresponding to such Contingent Interest has not then matured and become due and payable (at stated maturity, upon acceleration, upon maturity of repurchase obligation or otherwise). Contingent Interest that is deferred shall become due and payable, in whole or in part, on the earlier of (i) the next succeeding interest payment date on which all or a portion of such Contingent Interest is not permitted to be deferred, and (ii) upon the maturity of the corresponding principal amount of this Note (whether at stated maturity, upon acceleration, upon maturity of repurchase obligation or otherwise). No interest shall accrue on any Contingent Interest deferred and which has not yet become due and payable. To the extent permitted by law, interest shall accrue on overdue Contingent Interest at the same rate as the Fixed Interest plus 1% per annum.

     Each installment of Contingent Interest shall be calculated to accrue (an "Accrual Period") from, but not including, the most recent date to which Contingent Interest has been paid or provided for or through which Contingent Interest had been calculated and deferred (or from and including the Commencement Date if no installment of Contingent Interest has been paid, provided for or deferred) to , and including, either (a) the last day of the next Semiannual Period if the corresponding principal amount of this Note has not become due and payable or (b) the date of payment if the corresponding principal amount of this Note has become due and payable (whether at stated maturity, upon acceleration, upon maturity of repurchase obligation or otherwise). With respect to each Accrual Period, Contingent Interest shall accrue daily on the principal amount of this Note outstanding during such period as follows: (i) for any portion of an Accrual Period which consists of all or part of a Semiannual Period that ends during such Accrual Period, 1/180 of the Base Contingent Interest with respect to such principal amount for such Semiannual Period until fully accrued and (ii) for any other portion of an Accrual Period, 1/180 of the Base Contingent Interest with respect to such principal amount for the Semiannual Period that began and last ended after the Commencement Date.

     Any reference in this Note to "accrued and unpaid interest" includes the amount of unpaid Contingent Interest and Liquidated Damages, if any, due and payable.

     "Adjusted Fixed Charge Coverage Ratio" means with respect to any Person at any time the Fixed Charge Coverage Ratio of such Person on such date adjusted as follows: (a) for purposes of the calculation of the Fixed Charge Coverage Ratio, Fixed Charges shall be adjusted to include (rather than exclude) Contingent Interest, whether paid or accrued, and (b) the amount of Contingent Interest on a pro forma basis shall equal the Contingent Interest accrued and reflected in the financial statements for the last two Semiannual Periods with respect to which Contingent Interest was accruable or payable or, if two such Semiannual Periods have not occurred, then the amount accrued and reflected in the financial statements with respect to the previous Semiannual Period multiplied by 2.0.

     "Base Contingent Interest" means with respect to any principal amount of Notes as of any date after the Commencement Date, an amount equal to the product of (a) 5.0% of the Company's Consolidated Cash Flow for the Semiannual Period last completed and (b) a fraction, the numerator of which is the amount of such principal and the denominator of which is $105.0 million; provided however that additional Contingent Interest will cease accruing on

                                   A-II-4
any outstanding principal amount of the Notes if the aggregate amount of such Base Contingent Interest in respect of any two consecutive Semiannual Periods (and excluding any deferred contingent Interest from prior periods) exceeds the Maximum Contingent Interest.

     "Commencement Date" means the first day that the Majestic Star Casino becomes Operating.

     "Consolidated Cash Flow" shall have the meaning set forth in the Indenture.

     "Contingent Interest" means, as of any payment date, Base Contingent Interest on this Note accrued through the Accrual Period last ended (including any Accrual Period that ends on such payment date) and any Base Contingent Interest previously accrued and the payment of which has been permitted to be deferred.

     "Maximum Contingent Interest" means with respect to any amount of principal of Notes, an amount equal to the product of (a) 5.0% of $60.0 million and (b) a fraction, the numerator of which is the amount of such principal and the denominator of which is $105.0 million.

     "Semiannual Period" means each period that begins on October 1 and ends on the next succeeding March 31, or each period that begins on April 1 and ends on the next succeeding September 30.

     2. METHOD OF PAYMENT. The Company shall pay interest (including Contingent Interest, if any) on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on May 1 or November 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date (the "Record Date"), except as provided in Section
2.12 of the Indenture with respect to defaulted interest or as provided with respect to Notes called for redemption after such record date and on or before such Interest Payment Date. The Holder hereof must surrender this Note to a Paying Agent to collect principal payments. The Notes shall be payable as to principal, premium, if any, interest (including Contingent Interest, if any) and Liquidated Damages at the office or agency of the Company maintained for purpose within or without the City and State of New York, or, at the option of the Company, payment of interest (including Contingent Interest, if any) and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as the time of payment is legal tender for payment of public and private debts.

     3. PAYING AGENT AND REGISTRAR. Initially, IBJ Schroder Bank & Trust Company (including any successor appointed under the Indenture, the "Trustee"), the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder.


                                   A-II-5

     4. INDENTURE AND COLLATERAL DOCUMENTS. The Company issued the Notes under an Indenture dated as of May 22, 1996 (as it may be amended from time to time, the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Section
Section 77aaa-77bbbb) as in effect on the Issuance Date. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are obligations of the Company limited to $105 million in aggregate principal amount. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes. The Notes are secured by certain collateral, pursuant to the Collateral Documents referred to in the Indenture, which may be released pursuant to the terms thereof.

     5. OPTIONAL REDEMPTION. Except as set forth below, the Company shall not have the option to redeem the Notes prior to May 15, 2000. From and after May 15, 2000, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest (including Contingent Interest and Liquidated Damages, if any) thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below:


YEAR                                  PERCENTAGE
- ----                                  ----------

2000                                     106.375
2001                                     104.250
2002                                     102.125
2003                                     100.00


     The Company shall have the option on and after May 15, 1997 and prior to May 15, 1998, to redeem up to $12.0 million principal amount of the Notes solely out of any amounts remaining in the Interest Reserve Account, upon not less than 30 nor more than 60 days' notice, at the redemption price of 112.75% of the principal amount thereof plus accrued and unpaid interest (including Contingent Interest and Liquidated Damages, if any) thereon to the applicable redemption date.

     Notwithstanding any other provisions of Article 3 of the Indenture, if any Gaming Regulatory Authority requires that a Holder or beneficial owner of the Notes be licensed, qualified or found suitable under any applicable gaming laws in order to maintain any gaming license or franchise of the Company under any applicable gaming laws, and the Holder or beneficial owner fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so by such Gaming Regulatory Authority (or such lesser period that may be required by such Gaming Regulatory Authority) or if such Holder or beneficial owner is not so licensed, qualified or found suitable, the Company has the right, as its option, (i) to require such Holder or beneficial owner to dispose of such Holder's or beneficial owner's Notes within 30 days of receipt of such notice of such finding by the applicable Gaming Regulatory Authority (or such earlier dates as may be required by the applicable Gaming Regulatory Authority) or (ii) to call for redemption of the Notes of such Holder or beneficial owner at a redemption price equal to the lesser of the principal amount thereof or the price at

                                   A-II-6
which such Holder or beneficial owner acquired the Notes, together with, in either case, accrued and unpaid interest (including Contingent Interest, if any), to the earlier of the date of redemption or the date of the finding of unsuitability by such Gaming Regulatory Authority, which may be less than 30 days following the notice of redemption if so ordered by such Gaming Regulatory Authority. The Company shall not be required to pay or reimburse any Holder or beneficial owner of Notes who is required to apply for any such license, qualification or finding of suitability for the costs of the licensure or investigation for such qualification or finding of suitability. Such expenses shall be the obligation of such Holder or beneficial owner.

     6. MANDATORY REDEMPTION. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

     7. REPURCHASE AT OPTION OF HOLDER. Under certain circumstances, as provided in the Indenture, the Company may be required to purchase all or a portion of the Notes. Holders of Notes that are subject to an offer to purchase will receive an offer to purchase from the Company prior to any related purchase date, and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

     8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest (including Contingent Interest or Liquidated Damages, if any) ceases to accrue on Notes or portions thereof called for redemption.

     9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. The Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     10. PERSONS DEEMED OWNERS. Prior to due presentment to the Trustee for registration of the transfer of this Note, the Trustee, any agent and the Company may deem and treat the Person in whose names this Note is registered as its absolute owner for the purpose of receiving payment of principal of and interest (including Contingent Interest, if any) on this Note and for all other purposes whatsoever, whether or not this Note is overdue, and neither the Trustee, any Agent, nor the Company shall be affected by notice to the contrary. The registered Holder of a Note shall be treated as its owner for all purposes.


                                   A-II-7

     11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes or the Collateral Documents may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture, the Notes or the Collateral Documents may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to comply with Article 5 of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to enter into additional or supplemental Collateral Documents including, without limitation, the First Preferred Ship Mortgage on the Permanent Vessel pursuant to Article 10 of the Indenture or to secure the Notes with additional collateral.

     12. DEFAULTS AND REMEDIES. Events of Default include (as more fully described, and subject to, the terms and conditions of the Indenture as it may be amended from time to time): (i) default in payment of interest (including Contingent Interest, if any) when due and payable on any Note for 30 days;
(ii) default in payment of principal of or premium, if any, on any Note when due; (iii) failure by the Company to comply with Section 4.07, 4.09, 4.10, 4.11, 4.15, 4.16, 4.18, 4.28, 4.29, 4.31 or 5.01 of the Indenture; (iv) failure by the Company for 30 days after written notice to it to comply with any of its other agreements in the Indenture, the Notes or the Collateral Documents; (v) for any reason, other than due to the act of the Trustee, the Disbursement Agent or the Holders and other than the satisfaction in full and discharge of all obligations secured thereby, to the extent permitted by the Indenture, any Collateral Document ceases to be in full force and effect or any Lien intended to be perfected thereby ceases to be or is not a valid and perfected Lien having the ranking or priority contemplated thereby, except for Permitted Liens, and such condition continues for a period of 30 consecutive days after the Company receives of such condition; (vi) prior to Delivery of the Permanent Vessel, the Charter ceases to be in full force and effect or any default occurs under the Charter or any Collateral Document that continues beyond any applicable cure period; (vii) payment defaults under and the acceleration prior to express maturity of certain other indebtedness which aggregates $1.0 million or more; (viii) certain final judgments that remain unpaid, undischarged and unstayed if the aggregate of all such undischarged judgments exceeds $1.0 million; (ix) breach of any representation or warranty in, or the repudiation by the Company of its obligations with respect to, the Charter, the Berthing Agreement or any of the Collateral Documents; (x) certain events of bankruptcy or insolvency; (xi) revocation, termination, suspension or other cessation of effectiveness of any Gaming License which results in the cessation or suspension of gaming operations for a period of more than 90 consecutive days at the Majestic Star Casino; (xii) cessation of gaming operations for a period of more than 90 consecutive days at the Majestic Star Casino (other than as a result of a casualty loss) after the Majestic Star Casino becomes Operating;
(xiii) cessation of gaming operations for a period of more than 180 consecutive days as a result of a casualty loss except if the Company is diligently pursuing reconstruction and opening of the Majestic Star Casino and such reconstruction and opening can be accomplished with the funds available to the Company; (xiv) the Majestic Star Casino is not Operating by December



                                   A-II-8

31, 1996 and continues to be not Operating; and (xv) the Permanent Vessel has not been Delivered by June 30, 1998. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal, premium, if any, interest (including all Contingent Interest accrued or deferred) and any other monetary obligations on all of the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest (including Contingent Interest, if any)) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default in the payment of interest (including Contingent Interest, if any) on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, within five Business Days upon becoming aware of any Default or Event or Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee. In the event that the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign.

     14. NO RECOURSE AGAINST OTHERS. No officer or office holder, employee, agent, representative or member of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or the Collateral Documents, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

     15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating Agent.

     16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     17. ADDITIONAL RIGHTS OF HOLDERS. In addition to the rights provided to Holders of Notes under the Indenture, Holders shall have all the rights set forth in the Collateral Documents.

                                   A-II-9

     18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or any of the Collateral Documents. Requests may be made to:


                         The Majestic Star Casino, LLC
                              One Buffington Drive
                              Gary, Indiana  46406
                      Attention: Executive Vice President



                                   A-II-10

                                ASSIGNMENT FORM

     To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


________________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


________________________________________________________________________________
             (Print or type assignee's name, address and zip code)


and irrevocably appoint________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.



Date: _____________________



Your Signature:____________________________________________________________
               (Sign exactly as your name appears on the face of this Note)



Signature Guarantee.


                                   A-II-11

                       Option of Holder to Elect Purchase

     If you want to elect to have this Note purchased by the Company pursuant to Section 4.10, 4.11, 4.16, 4.28 or 4.29 of the Indenture, check the box below:


                / / Section 4.10    / /Section 4.11    / /Section 4.16

                / / Section 4.28              / /Section 4.29



     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10, Section 4.11, Section 4.16 , Section 4.28 or
Section 4.29 of the Indenture, state the principal amount you elect to have purchased: $______________________________.



Date:______________              Your Signature: ____________________________
                                                 (Sign exactly as your name
                                                  appears on the Note)



                                  Tax Identification No.: ___________________





Signature Guarantee.


                                   A-II-12

===============================================================================
                                   EXHIBIT B

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF NOTES

Re: 12-3/4% Senior Secured Notes due 2003 of The Majestic Star Casino, LLC.


     This Certificate relates to $_____ principal amount of Notes held in *_______ book-entry or *___________ definitive form by ___________ (the
"Transferor").

The Transferor*:

     [ ] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations is an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

     [ ] has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

     [ ] In connection with such request and in respect of each such Note, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above captioned Notes and as provided in Section 2.06 of such Indenture, the transfer of this Note does not require registration under the Securities Act (as defined below) because:*

     [ ] Such Note is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.06(a)(ii)(A)or Section 2.06(d)(i)(A) of the Indenture).

     [ ] Such Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) in reliance on Rule 144A (in satisfaction of Section 2.06(a)(ii)(B), Section 2.06(b)(A) or Section 2.06(d)(i)(B) of the Indenture) or pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act (in satisfaction of Section 2.06(a)(ii)(B) or Section 2.06(d)(i)(B) of the Indenture.)


______________________________
*Check applicable box.



                                     B-1

===============================================================================